Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-285405
PROSPECTUS SUPPLEMENT
(to Prospectus dated February 28, 2025)

Up to 1,000,000 Shares
Common Stock

This prospectus supplement describes our Dividend Reinvestment and Direct Stock Purchase Plan, or the Plan, and the shares of our common stock, par value $0.01 per share, to be offered for purchase under the direct stock purchase feature of the Plan. The direct stock purchase feature of the Plan is designed to provide new investors and existing holders of our common stock with a convenient and economical method to purchase shares of our common stock. Equiniti Trust Company, LLC acts as the administrator for the Plan (the “Plan Administrator”).
Key aspects of the direct stock purchase feature of the Plan include:
•Any holder of our common stock may elect to participate in the direct stock purchase feature of the Plan.
•Interested new investors who are not currently holders of our common stock may make their initial purchase through the direct stock purchase feature of the Plan.
•Optional cash investments of up to $25,000 per month for the purchase of additional shares of our common stock.
•We may, in the future, offer a discount from the market price of our common stock ranging from 0% to 5% (exclusive of any applicable sales or brokerage fees we pay on your behalf), at our sole discretion.
•Optional one-time debit or monthly automatic deductions from your bank account.
•You may build your investment over time, starting with an initial investment of as little as $250, or $100 if you authorize automatic monthly cash investments.
•You may access your account online to review and manage your investment.
As of the date of this prospectus supplement, of the 1,000,000 shares of our common stock reserved for issuance under the direct stock purchase feature of the Plan, 931,211 shares of our common stock remain available for sale.
We are a principal investment firm primarily focused on providing customized long-term debt and equity capital solutions to lower middle market (“LMM”) companies (our “LMM investment strategy”) and debt capital to private (“Private Loan”) companies owned by or in the process of being acquired by a private equity fund (our “Private Loan investment strategy”). Our LMM investment strategy involves investments in companies that generally have annual revenues between $10 million and $150 million and our LMM portfolio investments generally range in size from $5 million to $125 million. Our Private Loan investment strategy involves investments in companies that are consistent with the size of the companies in our LMM and Middle Market (as defined below) investment strategies, and our Private Loan investments generally range in size from $10 million to $100 million.
We also maintain a legacy portfolio of investments in larger middle market (“Middle Market”) companies (our “Middle Market investment portfolio”) and a limited portfolio of other portfolio (“Other Portfolio”) investments. Our Middle Market investments are generally debt investments in companies owned by private equity funds that were originally issued through a syndication financing process. We have generally stopped making new Middle Market investments and expect the size of our Middle Market investment portfolio to continue to decline in future periods as our existing Middle Market investments are repaid or sold. Our Middle Market debt investments generally range in size from $3 million to $25 million, are generally secured by a first priority lien on the assets of the portfolio company and typically have an expected duration of between three and seven years from the original investment date.
The securities in which we invest generally would be rated below investment grade if they were rated by rating agencies. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.
We are an internally managed, closed-end, non-diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended. Our principal investment objective is to maximize our investment portfolio’s total return by generating current income from our debt investments and current income and capital appreciation from our equity and equity-related investments, including warrants, convertible securities and other rights to acquire equity securities in a portfolio company.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “MAIN.” On March 3, 2025, the last reported sale price of our common stock on the NYSE was $60.52 per share, and the net asset value per share of our common stock on December 31, 2024 (the last date prior to the date of this prospectus supplement on which we determined our net asset value per share) was $31.65.
Investing in our common stock involves a high degree of risk, and should be considered highly speculative. You should carefully review the risks and uncertainties, including the risk of leverage and dilution, described in the section titled “Supplementary Risk Factors” beginning on page S-7 of this prospectus supplement, the section titled “Risk Factors” in our most recently filed Annual Report on Form 10-K, and under similar headings in the other documents that are filed on or after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in our common stock.
This prospectus supplement and the accompanying prospectus contain important information about us that a prospective investor should know before investing in our common stock. We may also authorize one or more free writing prospectuses to be provided to you in connection with this offering. You should carefully read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and the documents incorporated by reference, before investing in our common stock. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. This information is available free of charge by contacting us at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056 or by telephone at (713) 350-6000 or on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus. The SEC also maintains a website at www.sec.gov that contains such information.

Neither the Securities and Exchange Commission nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is March 4, 2025

Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about us and the securities which we may offer from time to time, some of which may not apply to this offering. For information about our common stock, see “Description of Common Stock” in the accompanying prospectus.
To the extent the information contained in this prospectus supplement differs from or adds to the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, you should rely only on the information contained in this prospectus supplement. The information contained in this prospectus supplement supersedes any inconsistent information included in the accompanying prospectus. In various places in this prospectus supplement and the accompanying prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement and the accompanying prospectus can be found is listed in the table of contents above. All such cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise stated. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering.
The distribution of this prospectus supplement and the accompanying prospectus and this offering of securities may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves of and observe any such restrictions.
You should rely only on the information included or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering of common stock. We have not authorized any other person to provide you with different information or to make representations as to matters not stated in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering of common stock. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us that relates to this offering of common stock do not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our common stock by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included in this prospectus supplement, the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or sale of any of our securities.

Forward-Looking Statements
Information included or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus relating to this offering of common stock may contain forward-looking statements, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” or “continue” or the negative thereof or other variations thereon or comparable terminology. The matters described in the sections titled “Supplementary Risk Factors” in this prospectus supplement, “Risk Factors” in the accompanying prospectus and “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC, or in any free writing prospectus relating to this offering and certain other factors noted throughout or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus relating to this offering constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. We undertake no obligation to revise or update any forward-looking statements but advise you to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.
You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. In addition to the information included or incorporated by reference in this prospectus supplement, please read carefully the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in other documents we may file with the SEC, as well as the section titled “Cautionary Statement Concerning Forward-Looking Statements” in the accompanying prospectus, before making an investment in our common stock.

SUMMARY OF THE DIRECT STOCK PURCHASE FEATURE OF THE PLAN
The following summary highlights selected information about the direct stock purchase feature of the Plan, but may not contain all of the information that may be important to you. You should carefully read the detailed description of the direct stock purchase feature of the Plan contained in this prospectus supplement before you decide to participate in the direct stock purchase feature of the Plan.
Participation
Current Stockholders. If you currently own shares in the Company, you can participate in the direct stock purchase feature of the Plan by completing an authorization form and submitting it to Equiniti Trust Company, LLC, the Plan Administrator. The initial investment for existing record holders is $100. Please see Question 6 under the section entitled “Terms and Conditions of the Direct Stock Purchase Feature of the Plan” for more detailed information.
New Investors. If you do not own any shares in the Company, you can participate in the direct stock purchase feature of the Plan by enrolling in the Plan and making an initial purchase of the Company’s shares through the direct stock purchase feature of the Plan with a minimum initial investment of at least $250 (or $100 if you sign up for automatic monthly investments), but not more than $25,000. Once you are a stockholder, the minimum purchase amount is reduced to $100. Please see Question 6 under the section entitled “Terms and Conditions of the Direct Stock Purchase Feature of the Plan” for more detailed information.
Advantages and Disadvantages
The primary advantages of the direct stock purchase feature of the Plan are as follows:
•Direct Purchase of Initial Shares: New investors may enroll in the direct stock purchase feature of the Plan by making an initial investment in shares of at least $250 (or $100 if you sign up for automatic monthly investments), but not more than $25,000.
•Direct Purchase of Additional Shares through Optional Cash Investments: Participants may purchase additional shares of our common stock by making optional cash investments of at least $100 per investment, with a maximum allowable investment of $25,000 per month. You can make optional cash investments by check or by authorizing a one-time debit or automatic monthly deductions from your bank checking or savings account. For automatic monthly deductions, bank accounts are debited on the 10th day of each month (or, if that day is not a business day, then on the prior business day), and funds will be invested beginning on the next applicable Cash Purchase Investment Date (as defined under Question 10 under the section entitled “Terms and Conditions of the Direct Stock Purchase Feature of the Plan” below).
•Discount: If we issue new shares of our common stock to participants in the Plan, we may sell them, at our discretion, at a discount from 0% to 5% from the market price of our common stock (exclusive of any applicable fees we may pay on your behalf). If the Plan Administrator acquires our shares in the open market or in privately negotiated transactions for participants in the Plan, we may discount such shares by paying from 0% to 5% of the purchase price for such shares (exclusive of any applicable brokerage or other fees we may pay on your behalf). Any such discounts will be made at our sole discretion.
•Reduced Fees: The direct stock purchase feature of the Plan provides participants with the opportunity to acquire additional shares of our common stock directly from us without having to pay the trading fees or service charges associated with an independent purchase.
•Sale or Transfer of Shares: Participants may request the sale of a portion or all of their Plan shares. Participants may direct the Plan Administrator to transfer to another participant all or a portion of their Plan shares provided that all transfer requirements have been met. The proceeds of the sale, less an administrative fee of $15.00 and commission of $0.10 per share, will be sent to you by check (generally within four days following the sale). A Form 1099 B will be mailed to you in February of each year related to your sales of shares in the prior year for income tax purposes. Participants may also direct the Plan Administrator to transfer to a brokerage account or to another participant or any other person or entity, at no cost to the participant, all or a portion of their Plan shares provided that all transfer requirements have been met.

•Simplified Recordkeeping: The Plan Administrator will mail Plan statements after each dividend. In addition, a notice will be mailed to you after each purchase, which will include the number of shares purchased and the purchase price. You may also view your transaction history online by logging into your account. Details available online include stock price, transaction type and date.
The risks associated with participating in the direct stock purchase feature of the Plan are described under the heading “Supplementary Risk Factors” beginning on page S-7 of this prospectus supplement.
Source of Shares
The Plan Administrator will purchase shares directly from us as newly issued common stock, in the open market or in privately negotiated transactions with third parties. Please see Questions 10 and 12 under the section entitled “Terms and Conditions of the Direct Stock Purchase Feature of the Plan” for more detailed information.
Purchase Price
The purchase price for shares under the direct stock purchase feature of the Plan depends on whether the Plan Administrator obtains your shares by purchasing them directly from us, in the open market or in privately negotiated transactions with third parties:
•If the shares of our common stock are purchased directly from us, the purchase price will be the closing sales price per share reported on the NYSE on the NYSE trading day immediately preceding the Cash Purchase Investment Date, subject to any discount rate (ranging from 0% to 5%, exclusive of any applicable fees we may pay on your behalf) as we shall determine in our sole discretion. You will not be charged any fees or commissions with respect to such purchases. Any discount rate will apply uniformly to all optional cash investments by participants on any given Cash Purchase Investment Date.
•If the shares of our common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for all the shares purchased in connection with such purchases, subject to any discount rate (ranging from 0% to 5%, exclusive of any applicable brokerage or other fees we may pay on your behalf) as we shall determine in our sole discretion. Any discount rate will apply uniformly to all optional cash investments by participants on any given Cash Purchase Investment Date. We will pay on your behalf any and all brokerage commissions incurred with respect to such purchases.
Tracking Your Investments
As a participant in the direct stock purchase feature of the Plan, you will receive periodic statements showing the details of each transaction and the share balance in your Plan account. Please see Question 22 under the section entitled “Terms and Conditions of the Direct Stock Purchase Feature of the Plan” for more detailed information.
Plan Administrator
We have appointed Equiniti Trust Company, LLC as the administrator of the Plan. Please see Question 2 under the section entitled “Terms and Conditions of the Direct Stock Purchase Feature of the Plan” for more detailed information.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that an investor in this offering will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus supplement contains a reference to fees or expenses paid by “you,” “us” or “Main Street,” or that “we” will pay fees or expenses, stockholders will indirectly bear such fees or expenses as investors in us.

Stockholder Transaction Expenses:
Sales load (as a percentage of offering price)	—%	(1)
Offering expenses (as a percentage of offering price)	0.21%	(2)
Dividend reinvestment and direct stock purchase plan expenses	—%	(3)
Total stockholder transaction expenses (as a percentage of offering price)	0.21%
Annual Expenses of the Company (as a percentage of net assets attributable to common stock):
Operating expenses	3.06%	(4)
Interest payments on borrowed funds	4.72%	(5)
Income tax expense	1.09%	(6)
Acquired fund fees and expenses	0.16%	(7)
Total annual expenses	9.24%
___________________________
(1)Purchasers of shares of common stock through the direct stock purchase feature of the Plan will not pay any sales load.
(2)The percentage reflects estimated offering expenses payable by us of approximately $120,000 for the estimated duration of this offering.
(3)The expenses of administering our dividend reinvestment and direct stock purchase plan are included in operating expenses. Additional costs may be charged to participants in the Plan for certain types of transactions described in Question 21 under the section entitled “Terms and Conditions of the Direct Stock Purchase Feature of the Plan.”
(4)Operating expenses in this table represent the estimated expenses of Main Street and its consolidated subsidiaries.
(5)Interest payments on borrowed funds represent our estimated annual interest payments on borrowed funds based on current debt levels as adjusted for projected increases (but not decreases) in debt levels over the next twelve months.
(6)Income tax expense relates to the accrual of (a) deferred tax provision (benefit) primarily related to loss carryforwards, timing differences in net unrealized appreciation or depreciation and other temporary book tax differences from our portfolio investments held in Taxable Subsidiaries and (b) excise, state and other taxes. Deferred taxes are non-cash in nature and may vary significantly from period to period. We are required to include deferred taxes in calculating our annual expenses even though deferred taxes are not currently payable or receivable. Due to the variable nature of deferred tax expense, which can be a large portion of the income tax expense, and the difficulty in providing an estimate for future periods, this income tax expense estimate is based upon the actual amount of income tax expense for the year ended December 31, 2024.
(7)Acquired fund fees and expenses represent the estimated indirect expense incurred due to investments in other investment companies and private funds.

Example
The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage and that our annual operating expenses would remain at the levels set forth in the table above.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return	$90	$256	$409	$741
The example and the expenses in the table above should not be considered a representation of our future expenses, as actual expenses (including the cost of debt, if any, and other expenses) that we may incur in the future may be greater or less than those shown. While the example assumes, as required by the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. In addition, while the example assumes reinvestment of all dividends at net asset value, if our Board of Directors authorizes and we declare a cash dividend, participants in the dividend reinvestment feature of our dividend reinvestment and direct stock purchase plan, who have not otherwise elected to receive cash, will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by (i) the market price per share of our common stock at the close of trading on a valuation date determined by our Board of Directors for each dividend in the event that we use newly issued shares to satisfy the share requirements of the dividend reinvestment plan or (ii) the weighted-average purchase price of all shares of common stock purchased by the Plan Administrator in the event that shares are purchased in the open market to satisfy the share requirements of the dividend reinvestment feature of the dividend reinvestment and direct stock purchase plan, which may be at, above or below net asset value. See “Dividend Reinvestment and Direct Stock Purchase Plan” in the accompanying prospectus for additional information regarding the dividend reinvestment feature of the Plan.

SUPPLEMENTARY RISK FACTORS
Investing in our common stock, including through the direct stock purchase feature of the Plan, involves a high degree of risk. In addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the following supplementary risk factors together with the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment. These risks are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance. If any of these risks occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, the market price of our common stock could decline, and you may lose part or all of your investment.
No interest will be paid on funds pending investment.
If you wish to make regular periodic purchases without writing checks, you can authorize automatic monthly withdrawals from your U.S. bank account. Participants’ bank accounts are debited on the 10th day of each month (or, if that day is not a business day, then on the prior business day) and funds will be invested beginning on the next applicable Cash Purchase Investment Date. Pending such investment, no interest is paid on optional cash investments held by the Plan Administrator. In addition, optional cash payments of less than the amounts required by the Plan and that portion of any optional cash payment which exceeds the maximum monthly purchase limit of $25,000, are subject to return to you without interest.
Participants will have no control over the purchase or sale price for shares acquired or disposed of through the Plan.
Participants have no control over the share price or the timing of the purchase or sale of Plan shares. Participants cannot designate a specific price or a specific date at which to purchase or sell shares of our common stock or the selection of a broker/dealer through or from whom purchases or sales are made. Participants will not know the exact number of shares purchased until after any particular Cash Purchase Investment Date. In addition, because the Plan Administrator must receive funds for a cash purchase prior to the actual Cash Purchase Investment Date of the common stock, your investments may be exposed to changes in market conditions.
No assurance of a profit or protection from losses on Shares purchased under the direct stock purchase feature of the Plan.
Other than as described above, the risks related to your investment in the direct stock purchase feature of the Plan is no different from any investment in shares of our common stock held by you. If you choose to participate in the direct stock purchase feature of the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Plan Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the direct stock purchase feature of the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all of your shares.
USE OF PROCEEDS
We intend to initially use the net proceeds from this offering to repay outstanding indebtedness, including amounts outstanding under our multi-year revolving credit facility (the “Corporate Facility”) and our special purpose vehicle revolving credit facility (the “SPV Facility” and, together with the Corporate Facility, the “Credit Facilities”). However, through re-borrowing of the initial repayments under our Credit Facilities, we intend to use the net proceeds from this offering to make investments in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus, to make investments in marketable securities and idle funds investments, which may include investments in secured intermediate term bank debt, rated debt securities and other income producing investments, to pay our operating expenses and other cash obligations, and for general corporate purposes.

As of March 3, 2025, we had approximately $222.0 million outstanding under our Corporate Facility. Our Corporate Facility matures in June 2029 ($1.035 billion) and August 2027 ($0.075 billion), unless extended, and bears interest, at our election, on a per annum basis at a rate equal to the applicable SOFR rate plus an applicable credit spread adjustment of 0.10% plus (A) 1.875% (or the applicable Prime Rate plus 0.875%) so long as we meet certain agreed upon excess collateral and maximum leverage requirements or (B) 2.0% (or the applicable Prime Rate plus 1.0%) otherwise. Amounts repaid under our Corporate Facility will remain available for future borrowings. As of March 3, 2025, we had approximately $176.0 million outstanding under our SPV Facility. Our SPV Facility matures in September 2029, unless extended, and bears interest, at our election, on a per annum basis at a rate equal to the one-month SOFR in effect, plus an applicable margin of 2.35% during the revolving period and 2.475% and 2.60% during the first and second years thereafter, respectively. Amounts repaid under our SPV Facility will remain available for future borrowings.
TERMS AND CONDITIONS OF THE DIRECT
STOCK PURCHASE FEATURE OF THE PLAN
The following are material terms and conditions of the direct stock purchase feature of the Plan.
PURPOSE
1.What is the purpose of the direct stock purchase feature of the Plan?
The primary purpose of the direct stock purchase feature of the Plan is to give holders of shares of our common stock and new investors a convenient and economical way to acquire additional shares of our common stock by making optional cash payments to purchase shares of our common stock. In this way, the direct stock purchase feature of the Plan is intended to benefit our long-term investors by allowing them to increase their investment in our common stock. The direct stock purchase feature of the Plan also provides us with a cost efficient way to raise additional capital through the direct sale of our common stock to participants in the direct stock purchase feature of the Plan.
ADMINISTRATION
2.Who administers the Plan?
Equiniti Trust Company, LLC has been appointed as administrator of the Plan. You should send all correspondence with the Plan Administrator to:
Equiniti Trust Company, LLC
55 Challenger Road, Floor 2
Ridgefield Park, NJ 07660
All transaction processing should be directed to:
Equiniti Trust Company, LLC
55 Challenger Road, Floor 2
Ridgefield Park, NJ 07660
Attn: Dividend Reinvestment Department
Please mention Main Street Capital Corporation and this Plan in all correspondence with the Plan Administrator. In addition, you may call the Plan Administrator at 1‑800‑937‑5449 or contact the Plan Administrator via the internet at www.equiniti.com.
The Company may replace the Plan Administrator at any time upon written notice to the Plan Administrator and may designate another qualified administrator as successor Plan Administrator for all or a part of the Plan Administrator’s functions under the Plan. All participants would be notified of any such change. If the Company changes the Plan Administrator, references in this prospectus to Plan Administrator shall be deemed to be references to the successor Plan Administrator, unless the context requires otherwise.

3.What are the responsibilities of the Plan Administrator?
The Plan Administrator’s responsibilities principally include:
•administration of the Plan;
•acting as your agent;
•keeping records of all Plan accounts;
•sending statements of activity to each participant;
•purchasing and selling, on your behalf, all common stock under the Plan; and
•the performance of other duties relating to the Plan.
Holding Shares. If you purchase shares through optional cash payments and do not choose to have the dividends or distributions that are paid with respect to these shares reinvested, you must indicate that the shares are not to be enrolled in the dividend reinvestment feature of the Plan program. The Plan Administrator will hold any shares you choose to enroll in the dividend reinvestment feature of the Plan and will register them in the Plan Administrator’s name (or that of its nominee) as your agent.
Receipt of Dividends or Distributions. As record holder for the Plan shares, the Plan Administrator will receive dividends or distributions on all Plan shares held on the record date, will credit these dividends or distributions to your Plan account on the basis of whole or fractional Plan shares held in such account, and will automatically reinvest such dividends or distributions in additional common stock unless you select the cash payment only option on the authorization form or direct the Plan Administrator that you wish to receive cash payments only (which instructions can always be changed by providing notice to the Plan Administrator). Any remaining portion of cash dividends or distributions not designated for reinvestment will be sent to you. The record date associated with a particular dividend or distribution is referred to in this Plan as a “dividend record date.”
Other Responsibilities. The Plan Administrator also acts as dividend disbursing agent, transfer agent and registrar for our common stock.
Replacement Administrator. If the Plan Administrator resigns or otherwise ceases to act as Plan Administrator, we will appoint a new Plan Administrator to administer the Plan.
ELIGIBILITY AND ENROLLMENT
4.Who is eligible to participate in the direct stock purchase feature of the Plan?
Record Owners. You are a record owner if you own shares of our common stock that are registered in your name with our transfer agent. If you are a record owner, you may participate directly in any or all of the features of the direct stock purchase feature of the Plan.
Beneficial Owners. You are a beneficial owner if you own shares of our common stock that are registered in the name of a broker, bank or other nominee. If you are a beneficial owner, you must either (i) become a record owner by having one or more shares transferred into your own name, or (ii) coordinate your participation in the direct stock purchase feature of the Plan through the broker, bank or other nominee in whose name your common stock is held.
New Investors. If you do not currently own shares of our common stock, you can participate in the Plan by making an initial purchase of shares of our common stock through the direct stock purchase feature of the Plan with a minimum investment of $250 (or $100 if you sign up for automatic monthly investments).
5.Are there limitations on participation in the direct stock purchase feature of the Plan other than those described under Question 4?
Regulations in certain countries may limit or prohibit participation in this type of plan. Persons residing outside the United States who wish to participate in the direct stock purchase feature of the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

You may not participate in the direct stock purchase feature of the Plan if it would be unlawful for you to do so in the jurisdiction where you are a citizen or, if you are a corporation or other entity, where you are organized or domiciled. If you are a citizen of, or organized or domiciled in, a country other than the U.S., you should independently confirm that by participating in the direct stock purchase feature of the Plan you will not violate local laws governing, among other matters, taxes, currency and exchange controls, stock registration and foreign investments. We reserve the right to terminate participation of any participant if we deem it advisable under any foreign laws or regulations.
The direct stock purchase feature of the Plan is designed for long-term investors who would like to invest and build ownership of shares of our common stock over time. The direct stock purchase feature of the Plan is not intended to provide stockholders with a mechanism for generating short-term profits through rapid turnover of shares acquired at a discount. Further, the direct stock purchase feature of the Plan’s intended purpose precludes any individual or entity from establishing a series of related accounts for the purpose of conducting arbitrage operations or exceeding the optional monthly cash investment limit. You should not use the direct stock purchase feature of the Plan to engage in short-term trading activities that could change the normal trading volume of shares of our common stock. If you engage in short-term trading activities, we may prevent you from participating in the direct stock purchase feature of the Plan. We reserve the right, in our sole discretion, to modify, deny, suspend or terminate participation by a Plan participant who, in our determination, is using the direct stock purchase feature of the Plan for purposes inconsistent with the intended purpose of the direct stock purchase feature of the Plan or which adversely affect the price of our common stock. In such an event, the Plan Administrator will notify the participant in writing of its action and will continue to hold the participant’s shares in book entry form, but will no longer reinvest the participant’s dividends or distributions, or accept optional cash investments from the participant.
6.How do I become a participant in the direct stock purchase feature of the Plan?
Record Holders. Record holders may join the plan by completing and signing an authorization form and returning it to the Plan Administrator or by following the enrollment procedures specified on the Plan Administrator’s website at www.equiniti.com. Authorization forms may be obtained at any time by written request, by telephoning the Plan Administrator at the address and telephone number provided in Question 2, or via the internet at the Plan Administrator’s website. The initial minimum investment for existing record holders is $100.
Beneficial Holders. A beneficial holder may request that the number of shares the beneficial holder wishes to be enrolled in the direct stock purchase feature of the Plan be re-registered by the broker, bank or other nominee in the beneficial holder’s own name as record owner in order to participate directly in the direct stock purchase feature of the Plan. Alternatively, beneficial holders who wish to join the direct stock purchase feature of the Plan may instruct their broker, bank or other nominee to arrange participation in the direct stock purchase feature of the Plan on the beneficial holder’s behalf. The broker, bank or other nominee should then make arrangements with its securities depository, and the securities depository will provide the Plan Administrator with the information necessary to allow the beneficial holder to participate in the direct stock purchase feature of the Plan.
New Investors. If you do not currently own any shares of our common stock, you may enroll in the direct stock purchase feature of the Plan by making an initial purchase of shares of our common stock through the direct stock purchase feature of the Plan with a minimum investment of $250 (or $100 if you sign up for automatic monthly investments), but your initial investment cannot exceed $25,000. The new investor should complete the portions of the authorization form for a new investor wishing to become a participant and should designate the amount of the initial investment in our common stock. At the same time, the new participant may designate all, some portion or none of the purchased shares to be enrolled in the dividend reinvestment program. The authorization form should be returned to the Plan Administrator, with payment, on or before the applicable dates described in Question 7. The new investors may also follow the enrollment procedures specified on the Plan Administrator’s website at www.equiniti.com to join the direct stock purchase feature of the Plan. Online enrollment should be completed on or before the applicable dates described in Question 7. Once you are a stockholder, the minimum purchase amount is reduced to $100.
7.When will my participation in the direct stock purchase feature of the Plan begin?
If you have submitted your authorization form to make automatic monthly investments under the direct stock purchase feature of the Plan, the Plan Administrator must receive authorization two business days before the Cash Purchase Investment Date.

In the case of new investors making an initial investment, both the authorization form and full payment of their designated initial investment must be received two business days before the Cash Purchase Investment Date.
Once you enroll in the direct stock purchase feature of the Plan, you will remain enrolled in the direct stock purchase feature of the Plan until you withdraw, we terminate your participation or we terminate the Plan.
8.What does the Plan Administrator’s website provide?
Instead of submitting an authorization form, you can participate in the direct stock purchase feature of the Plan by accessing the Plan Administrator’s website at www.equiniti.com. The following services are available to you online:
•Enroll or terminate your participation in the Plan
•Make initial and additional purchases of common stock
•Sell common stock
•Request a stock certificate for non-fractional shares of common stock held in your Plan account
•View your account history and balances
•Establish automatic cash investment procedures through direct debit of your U.S. bank account
•View Plan materials, including this prospectus supplement, the accompanying prospectus and any supplement thereto
OPTIONAL CASH INVESTMENTS
9.How do I make optional cash investments?
Once you have enrolled in the direct stock purchase feature of the Plan by submitting an authorization form, you may make optional cash investments at any time in three ways:
•One Time Online Investment. You may make a one-time optional cash investment by accessing your account online at www.equiniti.com. To purchase shares via online investment, you must authorize the withdrawal of funds from your bank account by electronic funds transfer.
•Automatic Monthly Investments. If you wish to make regular periodic purchases without writing checks, you can authorize automatic monthly withdrawals from your U.S. bank account. Participants’ bank accounts are debited on the 10th day of each month (or, if that day is not a business day, then on the prior business day) and funds will be invested beginning on the next applicable investment date. You can authorize automatic monthly withdrawals by accessing your account at www.equiniti.com, or by completing and submitting to the Plan Administrator an automatic cash investment form, which you may obtain online or by telephoning the Plan Administrator. To terminate monthly purchases by automatic deduction, you must send the Plan Administrator written, signed directions or follow the procedures specified on the Plan Administrator’s website at www.equiniti.com.
•Check. You may send the Plan Administrator a check in U.S. dollars drawn on a U.S. bank and made payable to “Equiniti Trust Company, LLC.” If you are not in the United States, please contact your bank to verify that it can provide you with a check that clears through a U.S. bank and that the dollar amount printed is in U.S. Dollars. The Plan Administrator is unable to accept payment in the form of checks that clear through non U.S. banks. The Plan Administrator will not accept payment in the form of cash, money orders, traveler’s checks or third party checks. To facilitate the processing of your investment, please use the appropriate form attached to your account statement and mail your check and form to Equiniti Trust Company, LLC as indicated on the form. You may obtain an Optional Cash Investment form by accessing your account online at www.equiniti.com or by calling the Plan Administrator.

Insufficient Funds. A $25 fee will be assessed if any check or deposit is returned unpaid or if an automatic withdrawal from your bank account fails due to insufficient funds. In addition, the Plan Administrator will consider null and void the request for any optional cash investment associated with insufficient funds and will immediately remove any shares already credited to your account in anticipation of receiving those funds. The foregoing fee and any other incidental costs associated with the insufficient funds will be collected by the Plan Administrator through the sale of an appropriate number of shares from your Plan account. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.
No interest is paid on your payment pending its investment in shares of our common stock. During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in money market mutual funds registered under the Investment Company Act of 1940 (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States, or (ii) obligations fully guaranteed by the United States. The Plan Administrator will retain any investment income from such investments and will bear the risk of loss from such investments.
10.When will shares be purchased?
If the Plan Administrator acquires shares directly from us, then the date on which the Plan Administrator will make such cash investments, which we refer to as the “Cash Purchase Investment Date,” will be the 15th of each month (or the previous NYSE trading day if the 15th day is not an NYSE trading day). If the Plan Administrator acquires shares from parties other than us, it will attempt to buy shares of our common stock in the open market through a registered broker dealer or privately negotiated transaction. Such purchases may begin before or after the Cash Purchase Investment Date, and will be completed no later than thirty (30) days following such date, except where completion at a later date is necessary or advisable under any applicable U.S. federal or state securities laws or regulations.
11.What are the minimum and maximum amounts for optional cash investments under the direct stock purchase feature of the Plan?
Optional cash investments are subject to a monthly minimum purchase requirement of $100 and a maximum purchase limit of $25,000. For purposes of the Plan, we may aggregate all dividend reinvestments and optional cash investments for participants with more than one account. We reserve the right to not honor requests for investments if we deem that an individual is using the Plan as a trading account. The Plan has been designed to offer individuals with the opportunity to build equity and not as trading account. In addition, all Plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless we have determined, in our sole discretion, that reinvestment of dividends and optional cash investments for each such account would be consistent with the purposes of the Plan, we have the right to aggregate all such accounts and to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.
COMMON STOCK USED TO SATISFY SHARE OBLIGATIONS
12.What is the source of shares to be purchased under the direct stock purchase feature of the Plan?
Either newly issued shares or shares purchased on the open market or in privately negotiated transactions with third parties, at our or the Plan Administrator’s discretion, will be used to satisfy any share obligations under the Plan (subject to the regulatory matter described in Question 14 below). Shares issued directly by us will consist of authorized but unissued shares of common stock. We may change the source of the common stock for the Plan, in our sole discretion, without providing you notice that we are doing so.

13.At what price will shares be issued or purchased?
•If the shares of our common stock are issued directly by us, the issue price will be the closing price per share reported on the NYSE on the NYSE trading day immediately preceding the Cash Purchase Investment Date, subject to any discount rate (ranging from 0% to 5%, exclusive of any applicable fees we may pay on your behalf) as we shall determine in our sole discretion. You will not be charged any fees or commissions with respect to such purchases. Any discount rate will apply uniformly to all optional cash investments by participants on any given Cash Purchase Investment Date.
•If the shares of our common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for all the shares purchased in connection with such purchases, subject to any discount rate (ranging from 0% to 5%, exclusive of any applicable brokerage or other fees we may pay on your behalf) as we shall determine in our sole discretion. Any discount rate will apply uniformly to all optional cash investments by participants on any given Cash Purchase Investment Date. We will pay on your behalf any and all brokerage commissions incurred with respect to such purchases.
We may, at our sole discretion, offer a discount of up to 5% of the market price, as calculated as set forth herein (exclusive of any applicable fees we may pay on your behalf), on issuances or purchases of common stock under the direct stock purchase feature of the Plan. We are not required to issue or sell shares at a discount under the direct stock purchase feature of the Plan or to pay a discount with respect to shares purchased by the Plan Administrator in the open market. If we implement discounts on any feature of the direct stock purchase feature of the Plan, any such discounts will be made at our sole discretion; and the discount rate we may offer will be subject to change or discontinuance at our discretion and without prior notice to participants in the direct stock purchase feature of the Plan. The discount rate, if any, will be determined by us from time to time based on a review of current market conditions, the level of participation in the direct stock purchase feature of the Plan, our current and projected capital needs and other factors that we deem to be relevant. Any discounts that we are offering under the Plan will be disclosed on the Plan Administrator’s website at www.equiniti.com.
14.Are there any other limits on the purchase of shares of common stock under the Plan?
We are prohibited from selling shares of our common stock at a price that is, after deducting any selling commissions, less than the net asset value per share of our common stock at the time of the sale, except (i) with the requisite approval of our common stockholders or (ii) under such other circumstances as the SEC may permit. In addition, we cannot issue shares of our common stock below net asset value unless our Board of Directors determines that it would be in our and our stockholders’ best interests to do so. We did not seek stockholder authorization to issue common stock at a price below net asset value per share at our 2024 annual meeting of stockholders, and have not sought such stockholder authorization since 2012, because our common stock price per share has been trading significantly above the current net asset value per share of our common stock, but we may seek such authorization at future annual meetings or special meetings of stockholders.
Sales by us of our common stock at a discount from our net asset value pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering. See “Sales of Common Stock Below Net Asset Value” in the accompanying prospectus.
STOCK CERTIFICATES AND SAFEKEEPING
15.Will I receive certificates for shares purchased through the direct stock purchase feature of the Plan?
Normally, common stock purchased for you under the direct stock purchase feature of the Plan will be held in the name of the Plan Administrator or its nominee. The Plan Administrator will credit the shares to your account for the direct stock purchase feature of the Plan in “book entry” form. This service protects against loss, theft or destruction of certificates evidencing common stock.

16.Can I get certificates if I want them?
No certificates will be issued to you for shares in the Plan unless you submit a written request to the Plan Administrator or, in certain cases, until your participation in the direct stock purchase feature of the Plan is terminated. At any time, you may request the Plan Administrator to send a certificate for some or all of the whole shares credited to your account. This request should be mailed to the Plan Administrator at the address set forth in the answer to Question 2 or made via the internet on the Plan Administrator’s website at www.equiniti.com. There is no fee for this service. Any remaining whole shares and any fractions of shares will remain credited to your Plan account. Certificates for fractional shares will not be issued under any circumstances.
17.May I deposit stock certificates I currently hold into my Plan account for safekeeping?
You may also elect to deposit with the Plan Administrator certificates for common stock that you own and that are registered in your name for safekeeping under the plan for a fee of $7.50 payable each time you deposit certificates with the Plan Administrator. The Plan Administrator will credit the common stock represented by the certificates to your account in “book entry” form and will combine the shares with any whole and fractional shares then held in your Plan account. In addition to protecting against the loss, theft or destruction of your certificates, this service is convenient if and when you sell shares of common stock through the Plan. Because you bear the risk of loss in sending certificates to the Plan Administrator, you should send certificates by registered mail, return receipt requested, and properly insured to the address specified in Question 2 above.
18.In whose name will certificates be registered when issued?
Your Plan account will be maintained in the name in which your certificates were registered at the time of your enrollment in the direct stock purchase feature of the Plan. Stock certificates for those shares purchased under the direct stock purchase feature of the Plan will be similarly registered when issued upon your request. If your shares are held through a broker, bank or other nominee, such request must be placed through your broker, bank or other nominee.
SALE AND TRANSFER OF SHARES
19.How can I sell shares?
You may instruct the Plan Administrator to sell all or any part of the shares held in your Plan account by doing any of the following:
•access the Plan Administrator’s website at www.equiniti.com. Click “Login” on the top right of the webpage, and select “Shareholder Central.” You will be prompted to complete a one-time registration process in which you will enter your ten digit account number (provided to you on your account statement) and your social security number (or PIN number, if you do not have a social security number). After logging in, select “Sell Shares” under the “Buy & Sell” heading.
•call 1-800-937-5449 to access the Plan Administrator’s automated telephone system; or
•complete and sign the tear off portion of your account statement or purchase confirmation and mail the instructions to the Plan Administrator.
If there is more than one individual owner on the Plan account, all participants must authorize the transaction and sign the instruction. As with issuances and purchases, the Plan Administrator aggregates all requests to sell shares and then sells the total share amount on the open market through a broker. Sales will be made daily, unless the Plan Administrator, at its discretion, determines to sell shares less frequently (but not later than five trading days after receipt) if the total number of the shares to be sold is not sufficient.
If you sell or transfer only a portion of the shares in your Plan account, you will remain a participant in the direct stock purchase feature of the Plan and may continue to make optional cash investments and reinvest dividends or distributions. The Plan Administrator will continue to reinvest the dividends or distributions on the shares credited to your account unless you notify the Plan Administrator that you wish to withdraw from the dividend reinvestment feature of the Plan.

The Plan requires you to pay all costs associated with the sale of your shares under the Plan. You will receive the proceeds of the sale, less a $15 service fee per transaction and a $0.10 per share commission paid to the Plan Administrator and less any other applicable fees by check. A Form 1099 B will be mailed to you in February of each year related to your sales of shares in the prior year for income tax purposes.
Termination of Account Upon Sale of All Shares. If the Plan Administrator sells all shares held in your Plan account, the Plan Administrator will automatically terminate your account. In this case, you will have to complete and file a new authorization form to rejoin the direct stock purchase feature of the Plan.
Timing and Control. Because the Plan Administrator will sell the shares on behalf of the Plan, neither we nor any participant in the Plan have the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of our shares. That is, if you send in a request to sell shares, it is possible that the market price of our shares could go down or up before the broker sells your shares and the per share sales price you receive will be the average price of all shares sold for the Plan participants with respect to that sale date. In addition, you will not earn interest on a sales transaction.
Alternatively, you can transfer some or all of the shares held in your Plan account to your account with a broker or bank, who can then sell the shares for you. If you need additional assistance regarding the transfer of your shares, please telephone the Plan Administrator, and consult your broker or bank about the fees and expenses related to their sale of your shares.
The price of our common stock fluctuates on a daily basis. The price may rise or fall after you submit your request to sell and prior to the ultimate sale of your shares of our common stock. The price risk will be borne solely by you. You cannot revoke your request to sell once it is made. The Plan Administrator will report to both the IRS and the participant Cost Basis for shares purchased or sold.
TERMINATION OF PARTICIPATION
20.How do I terminate my participation in the direct stock purchase feature of the Plan?
You may discontinue your participation in the direct stock purchase feature of the Plan at any time by notifying the Plan Administrator in writing at its mailing address or via its internet address specified in the answer to Question 2. Upon termination of your Plan account, you will receive a certificate for the whole shares held for you under the Plan free of charge. A cash payment will be made for any fractional shares held in your account at the time of termination based on the current market value less any applicable sales fees. Alternatively, if you so direct, the Plan Administrator will sell all or part of the shares credited to your Plan account by using the transaction stub on the bottom of your statement and mailing it to the address listed in Question 2. You may also make this request via the Plan Administrator’s internet site at www.equiniti.com.
FEES AND COMMISSIONS
21.What are the costs of participating in the direct stock purchase feature of the Plan?
You will not pay any trading fees, brokerage commissions or service fees on common stock purchased through the direct stock purchase feature of the Plan. We will pay all costs of administration of the Plan. You will, however, be responsible for any trading fees, brokerage commissions or service fees paid in connection with your sale of shares from the Plan. Please refer to the following tabular summary of Plan fees and commissions for more information regarding the current costs of participating in the direct stock purchase feature of the Plan:

Summary of Fees and Commissions

Enrollment fee for new investors:	None
Issuance or purchase of shares by or from us:	Paid by the Company
Purchase of shares in the open market or in privately negotiated transactions:	Paid by the Company
Sale of shares (partial or full):	$15.00 per transaction
Trading fees (applicable when shares are sold in the open market):	$0.10 per share
Termination fee:	$15.00 per transaction
Gift or transfer of shares:	None
Deposit of stock certificates for safekeeping:	$7.50 per deposit
Issuance of share certificates:	None
Returned checks for insufficient funds or rejected automatic withdrawals:	$25.00
Duplicate statements:	$25.00 (current year free)
The Plan Administrator will deduct the applicable fees or commissions from the proceeds of the sale.
We and the Plan Administrator reserve the right to amend or modify this Plan Service Fee schedule at any time and from time to time.
REPORTS AND NOTICES TO PARTICIPANTS
22.How will I keep track of my investments?
The Plan Administrator will mail Plan statements after each investment. In addition, a notice will be mailed to you after each issue or purchase, which will include the number of shares issued or purchased and the issue or purchase price. You may also view your transaction history online by logging into your account. Details available online include stock price and transaction type and date.
You should retain these statements to determine the tax cost basis of the shares purchased for your account under the Plan. In addition, you will receive copies of other communications sent to our stockholders, including our annual report to stockholders, the notice of annual meeting and proxy statement in connection with our annual meeting of stockholders and Internal Revenue Service information for reporting dividends paid.
You can also view your account history and balance online by accessing the Plan Administrator’s website at www.equiniti.com.
23.Where will notices be sent?
The Plan Administrator will address all of its notices to you at your last known address. You should notify the Plan Administrator promptly, in writing, of any change of address.
FEDERAL TAX CONSEQUENCES
24.What are some of the U.S. federal income tax consequences of a stockholder’s participation in the direct stock purchase feature of the Plan?
A summary of the U.S. federal income tax consequences of holding shares of our common stock is set forth in the section titled “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences that may result from your participation in the direct stock purchase feature of the Plan and your subsequent sale of shares of common stock acquired pursuant to the direct stock purchase feature of the Plan.

25.What are the effects of the U.S. federal income tax withholding provisions applicable to U.S. stockholders?
A summary of the effects of the U.S. federal income tax withholding provisions applicable to U.S. stockholders is set forth in the section titled “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus.
OTHER INFORMATION
26.How can I vote my shares?
You will receive proxy material for all shares in your Plan account. You may vote your shares of common stock either by designating the vote of the shares by proxy or by voting the shares in person at the meeting of stockholders. The proxy will be voted in accordance with your direction. If you do not provide voting instructions but timely and properly submit your proxy, all of your shares will be voted in accordance with the recommendations of the board of directors. If you do not return the proxy card or if you return it unsigned, none of your shares will be voted unless you vote in person at the meeting of stockholders.
27.If we have a rights offering related to the common stock, how will a stockholder’s entitlement be computed?
Your entitlement in a rights offering related to the common stock will be based upon the number of whole shares credited to your Plan account. In the event of a rights offering, transaction processing may be curtailed or suspended by the Plan Administrator for a short period of time following the dividend record date for such action to permit the Plan Administrator to calculate the rights allocable to each account.
Transaction processing may be curtailed or suspended until the completion of any rights offering.
28.What happens if we declare a dividend payable in stock or declare a stock split?
Stock Dividends and Stock Splits. If dividends or distributions are paid in the form of shares of our common stock, or if shares of our common stock are distributed in connection with any stock split or similar transaction, each account balance will be adjusted to reflect the receipt of shares of our common stock paid or distributed. You will receive a statement indicating the number of shares or amount of cash dividends or distributions paid as a result of the transaction. Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split or corporate action.
Other Capitalization Changes. If there occurs any other transaction that results in the number of outstanding shares of our common stock being increased or decreased, such as a recapitalization, reclassification, reverse stock split or other combination of shares of our common stock, or other increase or decrease in shares of our common stock effectuated without receipt of consideration by us, each account balance will be adjusted to reflect the results of such transaction. You will receive a statement indicating the effects of such transaction on your account balance.
29.Can the Plan be amended, modified, suspended or terminated?
We reserve the right to amend, modify, suspend or terminate the Plan at any time in our sole discretion. You will receive written notice of any material amendment, modification, suspension or termination. We and the Plan Administrator also reserve the right to change any administrative procedures of the Plan in our discretion.
If we terminate the Plan, you will receive a certificate for all whole shares of common stock held in your Plan account and a check representing the value of any fractional shares based on the then current market price. We also will return to you any uninvested dividends or distributions or optional cash payments held in your Plan account.
We reserve the right to terminate Equiniti Trust Company LLC as Plan Administrator and appoint another institution to serve as Plan Administrator, or to administer the Plan ourselves. All participants will receive notice of any such change, which may be by e mail to participants electing to receive communications electronically of any such change.

30.Are there any risks associated with the Plan?
See “Supplementary Risk Factors” elsewhere in this prospectus supplement. Otherwise, your investment through the direct stock purchase feature of the Plan is no different from any investment in shares of our common stock held by you. If you choose to participate in the direct stock purchase feature of the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Plan Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the direct stock purchase feature of the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all of your shares. You need to make your own independent investment and participation decisions consistent with your situation and needs. None of us, our subsidiaries and affiliates, nor the Plan Administrator can guarantee liquidity in the markets, and the value and marketability of your shares may be adversely affected by market conditions. For more information regarding risks relating to an investment in shares of our common stock, see “Supplementary Risk Factors” beginning on page S-7 of this prospectus supplement, “Risk Factors” in the accompanying prospectus and “Risk Factors” in our most recent Annual Report on Form 10 K and under similar headings in the other documents filed by us with the SEC on or after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the FDIC or any government agency.
Neither we, our subsidiaries, our affiliates, nor the Plan Administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the Plan, as described in this prospectus supplement and the accompanying prospectus and on the forms that are designed to accompany each investment or activity.
In addition, the purchase price for shares acquired through the direct stock purchase feature of the Plan will vary and cannot be predicted. The purchase price may be different from (more or less than) the price of acquiring shares on the open market on the relevant date. Your investment in direct stock purchase feature of the Plan shares will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to sell—both as to timing and pricing terms and related expenses—or otherwise liquidate shares under the Plan is subject to the terms of the Plan and the withdrawal procedures. Also, no interest will be paid on dividends, distributions, cash or other funds held by the Plan Administrator pending investment or sale.
31.What are the responsibilities of Main Street and the Plan Administrator?
Neither we, our subsidiaries, our affiliates, nor the Plan Administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the direct stock purchase feature of the Plan, as described in this prospectus and on the forms that are designed to accompany each investment or activity. This limitation of liability includes, but is not limited to, any claims of liability for:
•failure to terminate an account upon the death of a participant before receiving written notice of such death and a request to terminate participation from a qualified representative of the deceased;
•failure by a participant to receive communications regarding the Plan, when the participant fails to update changes to the address or e mail address on file with the Plan Administrator;

•issuance, purchase or sale prices reflected in a participant’s Plan account or the dates of issuances, purchases or sales of a participant’s Plan shares; or
•any fluctuation in the market value of a participant’s Plan Shares after any issuance, purchase or sale of shares.
We, any of our agents and the Plan Administrator, will not have any duties, responsibilities or liabilities other than those expressly set forth in the Plan or as imposed by applicable laws, including U.S. federal and state securities laws. Since the Plan Administrator has assumed all responsibility for administering the Plan, we specifically disclaim any responsibility for any of the Plan Administrator’s actions or inactions in connection with the administration of the Plan. None of our directors, officers, employees or stockholders will have any personal liability under the Plan.
We, any of our agents and the Plan Administrator, will be entitled to rely on completed forms and the proof of due authority to participate in the direct stock purchase feature of the Plan, without further responsibility of investigation or inquiry.
32.How will you interpret and regulate the Plan?
Our officers are authorized to take any actions that are consistent with the Plan’s terms and conditions. We reserve the right to interpret and regulate the Plan as we deem necessary and desirable in connection with the Plan’s operations. Any such determination by us will be conclusive and binding on Plan participants.
33.What law governs the Plan?
The laws of the State of New York govern the Plan.
LEGAL MATTERS
Certain legal matters regarding the shares of common stock offered hereby will be passed upon for us by Dechert LLP, Washington D.C.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audited consolidated financial statements, financial highlights, senior securities table, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting appearing in our Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated in this prospectus supplement and the accompanying prospectus by reference have been audited by Grant Thornton LLP, an independent registered public accounting firm, in reliance on the report of Grant Thornton LLP given on their authority as experts in accounting and auditing.
Grant Thornton LLP’s principal business address is Grant Thornton Tower, 171 North Clark, Suite 200, Chicago, Illinois, 60601.
AVAILABLE INFORMATION
This prospectus supplement and the accompanying prospectus constitute part of a universal shelf registration statement on Form N-2 that we have filed with the SEC, together with any and all amendments and related exhibits, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement, including the exhibits filed as a part of, or incorporated by reference in, the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, or incorporated by reference therein, please see the copy of the contract or document that has been filed or incorporated by reference. Each statement in this prospectus supplement and the accompanying prospectus relating to a contract or document filed or incorporated by reference as an exhibit is qualified in all respects by such exhibit.

We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. This information is also available free of charge by contacting us at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056 or by telephone at (713)-350-6000 or on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus.
INCORPORATION BY REFERENCE
We incorporate by reference into this prospectus supplement our filings listed below, which have been previously filed with the SEC, and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of those securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus supplement will automatically update and may supersede information in this prospectus supplement, the accompanying prospectus, and other information previously filed with the SEC.
This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025;
•those portions of our Definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders, filed with the SEC on March 25, 2024, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023;
•our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 16, 2025 and February 25, 2025; and
•any description of shares of our common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.
Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, in the accompanying prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement, excluding exhibits to a document unless an exhibit has been specifically incorporated by reference in that document. To obtain copies of these filings, see “Available Information” in this prospectus supplement.

PROSPECTUS

Common Stock
Preferred Stock
Subscription Rights
Debt Securities

Main Street Capital Corporation is a principal investment firm primarily focused on providing customized long-term debt and equity capital solutions to lower middle market (“LMM”) companies (our “LMM investment strategy”) and debt capital to private (“Private Loan”) companies owned by or in the process of being acquired by a private equity fund (our “Private Loan investment strategy”). Our LMM investment strategy involves investments in companies that generally have annual revenues between $10 million and $150 million and our LMM portfolio investments generally range in size from $5 million to $125 million. Our Private Loan investment strategy involves investments in companies that are consistent with the size of the companies in our LMM and Middle Market (as defined below) investment strategies, and our Private Loan investments generally range in size from $10 million to $100 million.
We also maintain a legacy portfolio of investments in larger middle market (“Middle Market”) companies (our “Middle Market investment portfolio”) and a limited portfolio of other portfolio (“Other Portfolio”) investments. Our Middle Market investments are generally debt investments in companies owned by private equity funds that were originally issued through a syndication financing process. We have generally stopped making new Middle Market investments and expect the size of our Middle Market investment portfolio to continue to decline in future periods as our existing Middle Market investments are repaid or sold. Our Middle Market debt investments generally range in size from $3 million to $25 million, are generally secured by a first priority lien on the assets of the portfolio company and typically have an expected duration of between three and seven years from the original investment date.
We are an internally managed, closed-end, non-diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended. Our principal investment objective is to maximize our investment portfolio’s total return by generating current income from our debt investments and current income and capital appreciation from our equity and equity related investments, including warrants, convertible securities and other rights to acquire equity securities in a portfolio company.
We may offer, from time to time in one or more offerings or series, our common stock, preferred stock, subscription rights or debt securities, which we refer to, collectively, as the “securities.” Our securities may be offered at prices and on terms to be disclosed in one or more supplements to this prospectus. In the event we offer common stock, the offering price per share of our common stock, less any underwriting commissions or discounts, will not be less than the net asset value (“NAV”) per share of our common stock at the time of the offering, except (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority of our common stockholders or (iii) under such circumstances as the U.S. Securities and Exchange Commission (the “SEC”) may permit. Sales of common stock at prices below NAV per share dilute the interests of existing stockholders, have the effect of reducing our NAV per share and may reduce our market price per share.
Investing in our securities involves a high degree of risk and should be considered highly speculative. You should carefully review the risks and uncertainties, including the risk of leverage and dilution, described in the section titled “Risk Factors” included in or incorporated by reference into this prospectus, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering.
The LMM, Private Loan and Middle Market securities in which we invest generally would be rated below investment grade if they were rated by rating agencies. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “MAIN.” On February 26, 2025, the last reported sale price of our common stock on the NYSE was $59.58 per share, and the NAV per share of our common stock on December 31, 2024 (the last date prior to the date of this prospectus on which we determined our NAV per share) was $31.65.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered. We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available free of charge by contacting us at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056 or by telephone at (713) 350-6000 or on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus. The SEC also maintains a website at www.sec.gov that contains such information.
Neither the SEC nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is February 28, 2025

This prospectus is part of an automatic registration statement that we have filed with the SEC using the “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may offer, from time to time in one or more offerings or series, an indefinite amount of our securities on terms to be determined at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we incorporate by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “Available Information” and “Incorporation by Reference.”

This prospectus may contain estimates and information concerning our industry that are based on industry publications and reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.
This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”
You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

PROSPECTUS SUMMARY
This summary highlights information included elsewhere in this prospectus or incorporated by reference. It is not complete and may not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” below and in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Before making your investment decision, you should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part. Any yield information contained or incorporated by reference in this prospectus related to debt investments in our investment portfolio is not intended to approximate a return on your investment in us and does not take into account other aspects of our business, including our operating and other expenses, or other costs incurred by you in connection with your investment in us.
Organization
Main Street Capital Corporation (“MSCC” or, together with its consolidated subsidiaries, “Main Street” or the “Company”) is a principal investment firm primarily focused on providing customized long-term debt and equity capital solutions to lower middle market (“LMM”) companies (its “LMM investment strategy”) and debt capital to private (“Private Loan”) companies owned by or in the process of being acquired by a private equity fund (its “Private Loan investment strategy”). Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one-stop” debt and equity financing alternatives within its LMM investment strategy. Main Street invests primarily in secured debt investments, equity investments, warrants and other securities of LMM companies typically based in the United States. Main Street also seeks to partner with private equity fund sponsors in its Private Loan investment strategy and primarily invests in secured debt investments of Private Loan companies generally headquartered in the United States.
Main Street also maintains a legacy portfolio of investments in larger middle market (“Middle Market”) companies (its “Middle Market investment portfolio”) and a limited portfolio of other portfolio (“Other Portfolio”) investments. Main Street’s Middle Market investments are generally debt investments in companies owned by a private equity fund that were originally issued through a syndication financing process. Main Street has generally stopped making new Middle Market investments and expects the size of its Middle Market investment portfolio to continue to decline in future periods as its existing Middle Market investments are repaid or sold. Main Street’s Other Portfolio investments primarily consist of investments that are not consistent with the typical profiles for its LMM, Private Loan or Middle Market portfolio investments, including investments in unaffiliated investment companies and private funds managed by third parties. The “Investment Portfolio,” as used herein, refers to all of Main Street’s investments in LMM portfolio companies, investments in Private Loan portfolio companies, investments in Middle Market portfolio companies, Other Portfolio investments, short-term portfolio investments and our investment in the External Investment Manager (as defined below).
MSCC was formed in March 2007 to operate as an internally managed business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Because MSCC is internally managed, all of the executive officers and other employees are employed by MSCC. Therefore, MSCC does not pay any external investment advisory fees, but instead directly incurs the operating costs associated with employing investment and portfolio management professionals.
MSCC wholly owns several investment funds, including Main Street Mezzanine Fund, LP (“MSMF”) and Main Street Capital III, LP (“MSC III” and, together with MSMF, the “Funds”), and each of their general partners. The Funds are each licensed as a Small Business Investment Company (“SBIC”) by the United States Small Business Administration (“SBA”).

MSC Adviser I, LLC (the “External Investment Manager”) was formed in November 2013 as a wholly-owned subsidiary of Main Street to provide investment management and other services to parties other than Main Street (“External Parties”) and receives fee income for such services. MSCC has been granted no-action relief by the SEC to allow the External Investment Manager to register as a registered investment adviser under the Investment Advisers Act of 1940, as amended. Since the External Investment Manager conducts all of its investment management activities for External Parties, it is accounted for as a portfolio investment of Main Street and is not included as a consolidated subsidiary in Main Street’s consolidated financial statements.
MSCC has elected to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a result, MSCC generally does not pay corporate-level U.S. federal income taxes on any net ordinary taxable income or capital gains that it distributes to its stockholders.
MSCC has certain direct and indirect wholly-owned subsidiaries that have elected to be taxable entities (the “Taxable Subsidiaries”). The primary purpose of the Taxable Subsidiaries is to permit MSCC to hold equity investments in portfolio companies which are “pass-through” entities for tax purposes. MSCC also has certain direct and indirect wholly-owned subsidiaries formed for financing purposes (the “Structured Subsidiaries”).
Unless otherwise noted or the context otherwise indicates, the terms “we,” “us,” “our,” the “Company” and “Main Street” refer to MSCC and its consolidated subsidiaries, which include the Funds, the Taxable Subsidiaries and the Structured Subsidiaries.
Overview of our Business
Our principal investment objective is to maximize our investment portfolio’s total return by generating current income from our debt investments and current income and capital appreciation from our equity and equity-related investments, including warrants, convertible securities and other rights to acquire equity securities in a portfolio company. We seek to achieve our investment objective through our LMM and Private Loan investment strategies. Our LMM investment strategy involves investments in companies that generally have annual revenues between $10 million and $150 million and annual earnings before interest, tax, depreciation and amortization expenses (“EBITDA”) between $3 million and $20 million. Our LMM portfolio investments generally range in size from $5 million to $125 million. Our Private Loan investment strategy involves investments in companies that generally have annual revenues between $25 million and $500 million and annual EBITDA between $7.5 million and $50 million. Our Private Loan investments generally range in size from $10 million to $100 million.
We seek to fill the financing gap for LMM businesses, which, historically, have had limited access to financing from commercial banks and other traditional sources. The underserved nature of the LMM creates the opportunity for us to meet the financing needs of LMM companies while also negotiating favorable transaction terms and equity participation. Our ability to invest across a company’s capital structure, from secured loans to equity securities, allows us to offer portfolio companies a comprehensive suite of financing options, or a “one-stop” financing solution. We believe that providing customized, “one-stop” financing solutions is important and valuable to LMM portfolio companies. We generally seek to partner directly with entrepreneurs, management teams and business owners in making our LMM investments. Our LMM portfolio debt investments are generally secured by a first lien on the assets of the portfolio company and typically have a term of between five and seven years from the original investment date.
Private Loan investments primarily consist of debt securities that have primarily been originated directly by us or, to a lesser extent, through our strategic relationships with other investment funds on a collaborative basis through investments that are often referred to in the debt markets as “club deals” because of the small lender group size. Our Private Loan investments are typically made in a company owned by or in the process of being acquired by a private equity fund. Our Private Loan portfolio debt investments are generally secured by a first priority lien on the assets of the portfolio company and typically have a term of between three and seven years from the original investment date. We may also co-invest with the private equity fund in the equity securities of our Private Loan portfolio companies.

We also maintain a legacy portfolio of investments in larger Middle Market companies. Our Middle Market investments are generally debt investments in companies owned by private equity funds that were originally issued through a syndication financing process. We have generally stopped making new Middle Market investments and expect the size of our Middle Market investment portfolio to continue to decline in future periods as existing Middle Market investments are repaid or sold. Our Middle Market debt investments generally range in size from $3 million to $25 million, are generally secured by a first priority lien on the assets of the portfolio company and typically have an expected duration of between three and seven years from the original investment date.
Our Other Portfolio investments primarily consist of investments that are not consistent with the typical profiles for our LMM, Private Loan or Middle Market portfolio investments, including investments which may be managed by third parties. In our Other Portfolio, we may incur indirect fees and expenses in connection with investments managed by third parties, such as investments in other investment companies or private funds.
Subject to changes in our cash and overall liquidity, our Investment Portfolio may also include short-term portfolio investments that are atypical of our LMM, Private Loan and Middle Market portfolio investments in that they are intended to be a short-term deployment of capital. These assets are typically expected to be realized in one year or less and are not expected to be a significant portion of our overall Investment Portfolio. The Investment Portfolio, as used herein, refers to all of our investments in LMM portfolio companies, investments in Private Loan portfolio companies, investments in Middle Market portfolio companies, Other Portfolio investments, short-term portfolio investments and our investment in the External Investment Manager.
Our external asset management business is conducted through the External Investment Manager. The External Investment Manager earns management fees based on the assets of the funds under management and may earn incentive fees, or a carried interest, based on the performance of the funds managed.
Our portfolio investments are generally made through MSCC, the Taxable Subsidiaries, the Funds and the Structured Subsidiaries. MSCC, the Taxable Subsidiaries, the Funds and the Structured Subsidiaries share the same investment strategies and criteria, although they are subject to different regulatory regimes (see “Business — Regulation” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, incorporated by reference herein). An investor’s return in MSCC will depend, in part, on the Taxable Subsidiaries’, the Funds’ and the Structured Subsidiaries’ investment returns as they are wholly-owned subsidiaries of MSCC.
The level of new portfolio investment activity will fluctuate from period to period based upon our view of the current economic fundamentals, our ability to identify new investment opportunities that meet our investment criteria and our ability to consummate the identified opportunities. The level of new investment activity, and associated interest and fee income, will directly impact future investment income. In addition, the level of dividends paid by portfolio companies and the portion of our portfolio debt investments on non-accrual status will directly impact future investment income. While we intend to grow our portfolio and our investment income over the long term, our growth and our operating results may be more limited during depressed economic periods. However, we intend to appropriately manage our cost structure and liquidity position based on applicable economic conditions and our investment outlook. The level of realized gains or losses and unrealized appreciation or depreciation on our investments will also fluctuate depending upon portfolio activity, economic conditions and the performance of our individual portfolio companies. The changes in realized gains and losses and unrealized appreciation or depreciation could have a material impact on our operating results.
Because we are internally managed, we do not pay any external investment advisory fees, but instead directly incur the operating costs associated with employing investment and portfolio management professionals. We believe that our internally managed structure provides us with a better alignment of interests between our management team and our employees and our shareholders and a beneficial operating expense structure when compared to other publicly traded and privately held investment firms which are externally managed, and our internally managed structure allows us the opportunity to leverage our non-interest operating expenses as we grow our Investment Portfolio and our External Investment Manager’s asset management business.

The External Investment Manager serves as the investment adviser and administrator to MSC Income Fund, Inc. (“MSC Income”) pursuant to an Investment Advisory and Administrative Services Agreement between the External Investment Manager and MSC Income (as amended, the “Advisory Agreement”). Under the Advisory Agreement, the External Investment Manager earns a 1.5% annual base management fee on MSC Income’s average total assets (including cash and cash equivalents), payable quarterly in arrears (with additional future contractual reductions based upon the changes to MSC Income’s investment portfolio composition), a subordinated incentive fee on income equal to 17.5% of pre-incentive fee net investment income above a specified investment return hurdle rate, subject to a 50% / 50% catch-up feature, and a 17.5% incentive fee on cumulative net realized capital gains from January 29, 2025.
Additionally, the External Investment Manager has entered into investment management agreements with MS Private Loan Fund I, LP (the “Private Loan Fund”) and MS Private Loan Fund II, LP (the “Private Loan Fund II”), each a private investment fund with a strategy to co-invest with Main Street in Private Loan portfolio investments, pursuant to which the External Investment Manager provides investment advisory and management services to each fund in exchange for an asset-based management fee and certain incentive fees. The External Investment Manager may also advise other clients, including funds and separately managed accounts, pursuant to advisory and services agreements with such clients in exchange for asset-based and incentive fees.
The External Investment Manager earns management fees based on the assets of the funds and accounts under management and may earn incentive fees, or a carried interest, based on the performance of the funds and accounts managed.
We have entered into an agreement with the External Investment Manager to share employees in connection with its asset management business generally, and specifically for its relationship with MSC Income and its other clients. Through this agreement, we share employees with the External Investment Manager, including their related infrastructure, business relationships, management expertise and capital raising capabilities, and we allocate the related expenses to the External Investment Manager pursuant to the sharing agreement.
The total contribution of the External Investment Manager to our net investment income consists of the combination of the expenses allocated to the External Investment Manager and the dividend income earned from the External Investment Manager.
We have received an exemptive order from the SEC permitting co-investments among us, MSC Income and other funds and clients advised by the External Investment Manager in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act. We have made co-investments with, and in the future intend to continue to make co-investments with MSC Income, the Private Loan Fund, the Private Loan Fund II and other funds and clients advised by the External Investment Manager, in accordance with the conditions of the order. The order requires, among other things, that we and the External Investment Manager consider whether each such investment opportunity is appropriate for us and the External Investment Manager’s advised clients, as applicable, and if it is appropriate, to propose an allocation of the investment opportunity between such parties. Because the External Investment Manager may receive performance-based fee compensation from funds and clients advised by the External Investment Manager, this may provide the Company and the External Investment Manager an incentive to allocate opportunities to other participating funds and clients instead of us. However, both we and the External Investment Manager have policies and procedures in place to manage this conflict, including oversight by the independent members of our Board of Directors. In addition to the co-investment program described above, we also co-invest in syndicated deals and other transactions where price is the only negotiated point by us and our affiliates.
You should be aware that investments in our portfolio companies carry a number of risks including, but not limited to, investing in companies which may have limited operating histories and financial resources and other risks common to investing in below investment grade debt and equity investments in private, smaller companies. Please see “Risk Factors — Risks Related to Our Investments” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, for a more complete discussion of the risks involved with investing in our portfolio companies.
Our principal executive offices are located at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056, and our telephone number is (713) 350-6000. We maintain a website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

Risks Associated with Our Business
Our business is subject to numerous risks, as described in the section titled “Risk Factors” in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC.
The following is a summary of the principal risk factors associated with an investment in our securities:
Risks Related to our Business and Structure
•Because our Investment Portfolio is recorded at fair value, there is and will continue to be uncertainty as to the value of our portfolio investments.
•Our financial condition and results of operations depends on our ability to effectively manage and deploy capital.
•We are subject to risks associated with the interest rate environment and changes in interest rates will affect our cost of capital, net investment income and the value of our investments.
•We face increasing competition for investment opportunities.
•We are dependent upon our key investment personnel for our future success.
•Our success depends on attracting and retaining qualified personnel in a competitive environment.
•Our business model depends to a significant extent upon strong referral relationships.
•Our Board of Directors may change our operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse.
Risks Related to our Investments
•The types of portfolio companies in which we invest involve significant risks and we could lose all or part of our investment.
•Economic recessions or downturns could impair our portfolio companies’ performance and defaults by our portfolio companies will harm our operating results.
•Rising credit spreads could affect the value of our investments, and rising interest rates make it more difficult for portfolio companies to make periodic payments on their loans.
•Inflation could adversely affect the business, results of operations and financial condition of our portfolio companies.
•We may be exposed to higher risks with respect to our investments that include original issue discount or Paid-in-Kind (“PIK”) interest.
•The lack of liquidity in our investments may adversely affect our business.
•We may not have the funds or ability to make additional investments in our portfolio companies.
•There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.
•We generally will not control our portfolio companies.
•Defaults by our portfolio companies will harm our operating results.
•Any unrealized depreciation that we experience in our portfolio may be an indication of future realized losses, which could reduce our income and gains available for distribution.
•Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity.
•We may be subject to risks associated with “covenant-lite” loans.
•We may not realize gains from our equity investments.
Risks Related to Leverage
•Because we borrow money, the potential for gain or loss on amounts invested in us is magnified and may increase the risk of investing in us.
•Substantially all of our assets are subject to security interests under our senior securities and if we default on our obligations under our senior securities, we may suffer adverse consequences, including foreclosure on our assets.
•We are subject to risks associated with any revolving credit facility that utilizes a Structured Subsidiary as our interests in any Structured Subsidiary are subordinated and we could be prevented from receiving cash on our equity interests from a Structured Subsidiary.

Risks Related to our Investment Management Activities
•Our executive officers and employees, through the External Investment Manager, may manage other investment funds that operate in the same or a related line of business as we do, and may invest in such funds, which may result in significant conflicts of interest.
•We, through the External Investment Manager, derive revenues from managing third-party funds pursuant to management agreements that may be terminated.
Risks Related to BDCs
•Operating under the constraints imposed on us as a BDC and RIC may hinder the achievement of our investment objectives.
Risks Related to our Securities
•Investing in our securities may involve a high degree of risk.
•Shares of closed-end investment companies, including BDCs, may trade at a discount to their NAV.
•We may not be able to pay distributions to our stockholders, our distributions may not grow over time, and a portion of distributions paid to our stockholders may be a return of capital.
Risks Related to our SBIC Funds
•We, through the Funds, issue debt securities guaranteed by the SBA and sold in the capital markets. As a result of its guarantee of the debt securities, the SBA has fixed dollar claims on the assets of the Funds that are superior to the claims of our securities holders.
Federal Income Tax Risks
•We will be subject to corporate-level U.S. federal income tax if we are unable to qualify as a RIC under Subchapter M of the Code.
•We may have difficulty paying the distributions required to maintain RIC tax treatment under the Code if we recognize income before or without receiving cash representing such income.
General Risk Factors
•Events outside of our control, including public health crises, supply chain disruptions and inflation, could negatively affect our portfolio companies and the results of our operations.
•Market conditions may materially and adversely affect debt and equity capital markets in the United States and abroad, which may have a negative impact on our business and operations.
•Failure to comply with applicable laws or regulations and changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.
Dividend Reinvestment and Direct Stock Purchase Plan
We have adopted a dividend reinvestment and direct stock purchase plan (the “Plan”). The Plan primarily consists of a dividend reinvestment feature and a direct stock purchase feature. The direct stock purchase feature of the Plan is designed to provide new investors and existing holders of our common stock with a convenient and economical method to purchase shares of our common stock and is described in more detail in a separate prospectus supplement. The dividend reinvestment feature of the Plan, or the dividend reinvestment plan, provides for the reinvestment of dividends on behalf of our registered stockholders who hold their shares with Equiniti Trust Company, LLC, the plan administrator and our transfer agent and registrar, or certain brokerage firms that have elected to participate in our dividend reinvestment plan, unless a stockholder has elected to receive dividends in cash. For more information, see “Dividend Reinvestment and Direct Stock Purchase Plan.”

OFFERINGS
We may offer, from time to time in one or more offerings or series, our securities under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices, and other important terms of the securities. The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference.
Our securities may be offered directly to one or more purchasers, including existing stockholders in a rights offering, by us or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to the offering will disclose the terms of the offering, including the name or names of any agents or underwriters involved in the sale of our securities by us, the purchase price, and any fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.”
Set forth below is additional information regarding the offering of our securities:

Use of proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from any offering pursuant to this prospectus to make investments in accordance with our investment objective and strategies, to pay our operating expenses and other cash obligations, and for general corporate or strategic purposes, including, without limitation to repay or repurchase outstanding indebtedness, in which case the interest rate and maturity date of which will be described in a prospectus supplement or free writing prospectus. Each supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering. See “Use of Proceeds.”

NYSE symbol	“MAIN”

Dividends and distributions
Our dividends and other distributions, if any, will be determined by our Board of Directors from time to time.
Our ability to declare dividends depends on our earnings, our overall financial condition (including our liquidity position), maintenance of our RIC status and such other factors as our Board of Directors may deem relevant from time to time.
When we make distributions, we are required to determine the extent to which such distributions are paid out of current or accumulated earnings, recognized capital gains or capital. To the extent there is a return of capital (a distribution of the stockholders’ invested capital), investors will be required to reduce their basis in our stock for federal tax purposes. In the future, our distributions may include a return of capital.

Taxation
MSCC has elected to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code. Accordingly, we generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we distribute to our stockholders as dividends. To maintain our qualification as a RIC for U.S. federal income tax purposes, we must meet specified source-of-income and asset diversification requirements and distribute annually at least 90% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any.
Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year distributions into the next tax year and pay a 4% U.S. federal excise tax on such income. Any such carryover taxable income must be distributed through a dividend declared on or prior to the later of (i) filing of the U.S. federal income tax return for the applicable fiscal year or (ii) the fifteenth day of the ninth month following the close of the year in which such taxable income was generated. See “Certain U.S. Federal Income Tax Considerations.”

Dividend reinvestment and direct stock purchase plan
We have adopted a dividend reinvestment and direct stock purchase plan, or the Plan. The Plan primarily consists of a dividend reinvestment feature and a direct stock purchase feature. The direct stock purchase feature of the Plan is designed to provide new investors and existing holders of our common stock with a convenient and economical method to purchase shares of our common stock and is described in more detail in a separate prospectus supplement. The dividend reinvestment feature of the Plan, or the dividend reinvestment plan, provides for the reinvestment of dividends on behalf of our registered stockholders who hold their shares with Equiniti Trust Company, LLC, the plan administrator and our transfer agent and registrar, or certain brokerage firms that have elected to participate in our dividend reinvestment plan, unless a stockholder has elected to receive dividends in cash. As a result, if we declare a cash dividend, our registered stockholders (or stockholders holding shares through participating brokerage firms) who have not properly “opted out” of the dividend reinvestment plan will have their cash dividend automatically reinvested into additional shares of our common stock. See “Dividend Reinvestment and Direct Stock Purchase Plan.”
Stockholders who receive dividends in the form of stock will be subject to the same federal, state and local tax consequences as stockholders who elect to receive their dividends in cash. See “Dividend Reinvestment and Direct Stock Purchase Plan.”

Trading at a discount
Shares of closed-end investment companies frequently trade at a discount to their NAV. This risk is separate and distinct from the risk that our NAV per share may decline. We cannot predict whether our shares will trade above, at or below net asset value.

Sales of common stock below net asset value	The offering price per share of our common stock, less any underwriting commissions or discounts, will not be less than the NAV per share of our common stock at the time of the offering, except (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority of our common stockholders or (iii) under such circumstances as the SEC may permit. In addition, we cannot issue shares of our common stock below NAV unless our Board of Directors determines that it would be in our and our stockholders’ best interests to do so. Sales by us of our common stock at a discount from our NAV pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering. See “Sales of Common Stock Below Net Asset Value.”

Available Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information we file with the SEC is available free of charge by contacting us at 1300 Post Oak Boulevard, 8th Floor, Houston, TX 77056, by telephone at (713) 350-6000 or on our website at www.mainstcapital.com. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is www.sec.gov. Information contained on our website is not incorporated into this prospectus or any related prospectus supplement, and you should not consider information contained on our website to be part of this prospectus or any related prospectus supplement.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that an investor in our common stock will bear directly or indirectly, based on the assumptions set forth below. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you,” “us” or “Main Street,” or that “we” will pay fees or expenses, stockholders will indirectly bear such fees or expenses as investors in us.

Stockholder Transaction Expenses:
Sales load (as a percentage of offering price)	—%	(1)
Offering expenses (as a percentage of offering price)	—%	(2)
Dividend reinvestment and direct stock purchase plan expenses	—%	(3)
Total stockholder transaction expenses (as a percentage of offering price)	—%	(4)
Annual Expenses of the Company (as a percentage of net assets attributable to common stock as of December 31, 2024):
Operating expenses	3.06%	(5)
Interest payments on borrowed funds	4.72%	(6)
Income tax expense	1.09%	(7)
Acquired fund fees and expenses	0.16%	(8)
Total annual expenses	9.03%
___________________________
(1)In the event that the securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load (underwriting discount or commission). Purchases of shares of our common stock on the secondary market are not subject to sales charges but may be subject to brokerage commissions or other charges. The table does not include any sales load that stockholders may have paid in connection with their purchase of shares of our common stock.
(2)In the event that we conduct an offering of our securities, a corresponding prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the offering expenses borne by us as a percentage of the offering price.
(3)The expenses of administering our dividend reinvestment and direct stock purchase plan are included in operating expenses.
(4)The related prospectus supplement will disclose the offering price and the total stockholder transaction expenses as a percentage of the offering price.
(5)Operating expenses in this table represent the estimated expenses of MSCC and its consolidated subsidiaries.
(6)Interest payments on borrowed funds represent our estimated annual interest payments on borrowed funds based on current debt levels as adjusted for projected increases (but not decreases) in debt levels over the next twelve months.
(7)Income tax expense relates to the accrual of (a) deferred tax provision (benefit) primarily related to loss carryforwards, timing differences in net unrealized appreciation or depreciation and other temporary book-tax differences from our portfolio investments held in Taxable Subsidiaries and (b) excise, state and other taxes. Deferred taxes are non-cash in nature and may vary significantly from period to period. We are required to include deferred taxes in calculating our annual expenses even though deferred taxes are not currently payable or receivable. Due to the variable nature of deferred tax expense, which can be a large portion of the income tax expense, and the difficulty in providing an estimate for future periods, this income tax expense estimate is based upon the actual amount of income tax expense for the year ended December 31, 2024.
(8)Acquired fund fees and expenses represent the estimated indirect expense incurred due to investments in other investment companies and private funds.

Example
The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage and that our annual operating expenses would remain at the levels set forth in the table above. Transaction expenses are not included in the following example. In the event that shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate this example to reflect the applicable sales load.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return	$88	$255	$408	$740
The example and the expenses in the table above should not be considered a representation of our future expenses, as actual expenses (including the cost of debt, if any, and other expenses) that we may incur in the future and such actual expenses may be greater or less than those shown.
The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. In addition, while the example assumes reinvestment of all dividends at net asset value, if our Board of Directors authorizes and we declare a cash dividend, participants in our dividend reinvestment plan who have not otherwise elected to receive cash will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by (i) the market price per share of our common stock reported by the NYSE at the close of trading on a valuation date determined by our Board of Directors for each dividend, subject to any discount rate (ranging from 0% to 5%, exclusive of any applicable fees we may pay on your behalf) as we shall determine in our sole discretion, in the event that we use newly issued shares to satisfy the share requirements of the dividend reinvestment plan or (ii) the weighted-average purchase price of all shares of common stock purchased by the plan administrator, subject to any discount rate (ranging from 0% to 5%, exclusive of any applicable fees we may pay on your behalf) as we shall determine in our sole discretion, in the event that shares are purchased in the open market to satisfy the share requirements of the dividend reinvestment plan, which may be at, above or below net asset value. See “Dividend Reinvestment and Direct Stock Purchase Plan” for additional information regarding our dividend reinvestment plan.

FINANCIAL HIGHLIGHTS
The financial data as of and for each of the ten years ended December 31, 2024 is set forth in “Note F — Financial Highlights” in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and is incorporated by reference into this prospectus in its entirety. The financial data has been audited by Grant Thornton LLP, an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus. A copy of our Annual Report on Form 10-K filed with the SEC may be obtained from www.sec.gov or upon request. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus, any documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or our Annual Reports on Form 10-K filed with the SEC.
RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the sections titled “Risk Factors” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause our NAV and the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Concerning Forward-Looking Statements.”
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements, including statements regarding our future financial condition, business strategy, and plans and objectives of management for future operations. All statements other than statements of historical facts, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus may include statements as to:
•our future operating results, dividend projections and frequency of dividends;
•our business prospects and the prospects of our portfolio companies;
•the impact of the investments that we expect to make;
•the ability of our portfolio companies to achieve their objectives;
•our expected financings and investments and our ability to raise capital;
•the adequacy of our cash resources and working capital; and
•the timing of cash flows, if any, from the operations of our portfolio companies.

In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions, although not all forward-looking statements include these words or expressions. The forward-looking statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC, and elsewhere contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus. Other factors that could cause our actual results and financial condition to differ materially include, but are not limited to, the following:
•changes in political, economic or industry conditions, including the risks of a slowing economy, rising inflation and risk of recession, and volatility in the financial services sector, including bank failures;
•the interest rate environment or conditions affecting the financial and capital markets;
•the impact of any global health crisis, on our or our portfolio companies’ business and the U.S. and global economies;
•our, or our portfolio companies’, future business, operations, operating results or prospects;
•risks associated with possible disruption in our operations or the economy generally due to acts of war, terrorist acts, cyberattacks or natural disasters; and
•future changes in laws or regulations and conditions in our or our portfolio companies’ operating areas.
Discussions containing these forward-looking statements may be found in the sections titled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC. In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the applicable date of this prospectus, free writing prospectus and documents incorporated by reference into this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless we are required to do so by law.
USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from any offering pursuant to this prospectus to make investments in accordance with our investment objective and strategies, to pay our operating expenses and other cash obligations, and for general corporate or strategic purposes, including, without limitation, to repay or repurchase outstanding indebtedness, in which case the interest rate and maturity date of which will be described in a prospectus supplement or free writing prospectus.
We anticipate that substantially all of the net proceeds of an offering of securities pursuant to this prospectus and a related prospectus supplement will be used for the above purposes within three months of any such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective, but no longer than within six months of any such offerings. We cannot assure you that we will achieve our targeted investment pace. During this period, we may use the net proceeds from our offering to reduce then-outstanding indebtedness or to invest such proceeds in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the date of investment. These securities generally earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objective. As a result, any distributions we make during this investment period may be lower than the distributions that we would expect to pay when such proceeds are fully invested in non-temporary investments.

A supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering.
PRICE RANGE OF COMMON STOCK
Our common stock is traded on the NYSE under the symbol “MAIN.”
The following table sets forth, for the periods indicated, the net asset value per share of our common stock, the range of high and low closing sales prices of our common stock as reported on the NYSE, and the closing sales price as a percentage of the net asset value per share of our common stock.

		Price Range		Premium of High Sales Price to	Premium of Low Sales Price to
	NAV(1)	High	Low	NAV(2)	NAV(2)
Year ending December 31, 2025
First Quarter (through February 26, 2025)	*	$63.10	$57.72	*	*
Year ended December 31, 2024
Fourth Quarter	$31.65	$58.58	$49.95	85%	58%
Third Quarter	30.57	52.25	47.05	71%	54%
Second Quarter	29.80	50.88	46.68	71%	57%
First Quarter	29.54	47.31	43.45	60%	47%
Year ended December 31, 2023
Fourth Quarter	$29.20	$43.80	$37.87	50%	30%
Third Quarter	28.33	42.73	39.61	51%	40%
Second Quarter	27.69	41.17	38.10	49%	38%
First Quarter	27.23	42.49	36.87	56%	35%
___________________________
*NAV has not yet been determined for the first quarter of 2025.
(1)NAV is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low closing prices. The net asset values shown are based on outstanding shares at the end of each period.
(2)Calculated for each quarter as (i) NAV subtracted from the respective high or low share price divided by (ii) NAV.
On February 26, 2025, the last sale price of our common stock on the NYSE was $59.58 per share, and there were approximately 401 holders of record of the common stock which did not include stockholders for whom shares are held in “nominee” or “street name.” The net asset value per share of our common stock on December 31, 2024 (the last date prior to the date of this prospectus on which we determined our net asset value per share) was $31.65, and the premium of the February 26, 2025 closing price of our common stock was 88% to this net asset value per share.
Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from net asset value per share or at premiums that are unsustainable over the long term are separate and distinct from the risk that our net asset value per share will decrease. It is not possible to predict whether our common stock will trade at, above, or below net asset value per share. Since our initial public offering in October 2007, our shares of common stock have traded at prices both less than and exceeding our net asset value per share.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The information contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K is incorporated by reference herein.

PORTFOLIO COMPANIES
The following table sets forth certain unaudited information as of December 31, 2024 (dollars in thousands), for the portfolio companies in which we had a debt or equity investment. Other than these investments, our only formal relationships with our portfolio companies are the managerial assistance ancillary to our investments and the board observer or participation rights we may receive. As of December 31, 2024, none of our portfolio company investments constituted five percent or more of our total assets. The following table excludes our investments in marketable securities and idle funds investments.

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)	PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

Control Investments (5)

Analytical Systems Keco Holdings, LLC 9515 Windfern Road Houston, TX 77064		Manufacturer of Liquid and Gas Analyzers
			Secured Debt	(25)	8/16/2019					8/16/2029		$—	$—	$—	—%
			Secured Debt		8/16/2019		13.75%			8/16/2029		4,095	4,048	4,048	0.1%
			Preferred Member Units		5/20/2021	2,427					64.7%		2,427	5,300	0.2%
			Preferred Member Units		8/16/2019	3,200					61.7%		3,200	—	—%
			Warrants	(27)	8/16/2019	420				8/16/2029	3.6%		316	—	—%
													9,991	9,348	0.3%
ASC Interests, LLC 16500 Westheimer Parkway Houston, TX 77082		Recreational and Educational Shooting Facility
			Secured Debt	(17)	12/31/2019		13.00%			7/31/2024		400	400	400	—%
			Secured Debt	(17)	8/1/2013		13.00%			7/31/2024		1,650	1,650	1,598	0.1%
			Preferred Member Units		6/28/2023	178					48.4%		178	—	—%
			Member Units		8/1/2013	1,500					43.3%		1,500	—	—%
													3,728	1,998	0.1%
ATS Workholding, LLC 26741 Portola Pkwy, Ste 1E #468 Foothill Ranch, CA 92610-1763	(10)	Manufacturer of Machine Cutting Tools and Accessories
			Secured Debt	(14)	11/16/2017		5.00%			3/31/2025		2,383	2,374	113	—%
			Secured Debt	(14) (17)	11/16/2017		5.00%			9/1/2024		3,015	2,842	143	—%
			Preferred Member Units		11/16/2017	3,725,862					41.9%		3,726	—	—%
													8,942	256	—%
Barfly Ventures, LLC 1575 Arboretum Drive SE Suite 404 Grand Rapids, MI 49546	(10)	Casual Restaurant Group
			Secured Debt		10/15/2020		7.00%			10/31/2026		711	711	711	—%
			Member Units		10/26/2020	37					36.8%		1,584	5,860	0.2%
													2,295	6,571	0.2%
Batjer TopCo, LLC 2825 Pine Street Abilene, TX 79601		HVAC Mechanical Contractor
			Secured Debt		3/7/2022		10.00%			3/7/2027		450	446	446	—%
			Secured Debt		3/7/2022		10.00%			3/7/2027		270	270	270	—%
			Secured Debt		3/7/2022		10.00%			3/7/2027		10,575	10,529	10,529	0.4%
			Preferred Stock	(8)	3/7/2022	4,073					90.0%		4,095	5,160	0.2%
													15,340	16,405	0.6%
BDB Holdings, LLC 1760 Peachtree Street NW, Suite 200 Atlanta, GA 30309		Casual Restaurant Group
			Preferred Equity		11/4/2024	18,756,995					60.0%		19,537	18,920	0.7%

Portfolio Company (1) (20)	Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

Bolder Panther Group, LLC 6790 Winchester Circle Boulder, CO 80301	Consumer Goods and Fuel Retailer
		Secured Debt	(25)	12/31/2020						12/31/2025		—	—	—	—%
		Secured Debt	(9) (22)	12/31/2020		12.55%	SF+	7.99%		10/31/2027		101,643	101,263	101,643	3.6%
		Class B Preferred Member Units	(8)	12/31/2020	140,000	8.00%					100.0%		14,000	30,520	1.1%
													115,263	132,163	4.7%
Brewer Crane Holdings, LLC 12570 Highway 67 Lakeside, CA 92040	Provider of Crane Rental and Operating Services
		Secured Debt	(9)	1/9/2018		14.66%	SF+	10.00%		12/31/2025		5,016	5,016	5,016	0.2%
		Preferred Member Units	(8)	1/9/2018	2,950						62.5%		4,280	4,680	0.2%
													9,296	9,696	0.3%
Bridge Capital Solutions Corporation 300 Motor Parkway, Suite 215 Hauppauge, NY 11788	Financial Services and Cash Flow Solutions Provider
		Warrants	(27)	7/25/2016	82					7/25/2026	29.0%		2,132	—	—%
		Preferred Member Units	(8) (29)	7/25/2016	17,742						62.0%		1,000	—	—%
													3,132	—	—%
Café Brazil, LLC 331 Melrose Drive, Suite 125 Richardson, TX 75080	Casual Restaurant Group
		Member Units	(8)	6/9/2006	1,233						69.0%		1,742	1,200	—%

California Splendor Holdings LLC 7684 Saint Andrews Ave Suite A San Diego, CA 92154	Processor of Frozen Fruits
		Secured Debt		3/15/2024		14.00%			4.00%	7/29/2026		1,528	1,506	1,506	0.1%
		Secured Debt		3/30/2018		14.00%			4.00%	7/29/2026		28,908	28,853	28,465	1.0%
		Preferred Member Units	(8)	7/31/2019	8,671	15.00%			15.00%		98.1%		10,909	10,909	0.4%
		Preferred Member Units	(8)	3/30/2018	8,729						89.9%		16,402	22,215	0.8%
													57,670	63,095	2.3%
CBT Nuggets, LLC 2850 Crescent Ave Eugene, OR 97408	Produces and Sells IT Training Certification Videos
		Member Units	(8)	6/1/2006	416						41.2%		1,300	49,540	1.8%

Centre Technologies Holdings, LLC 16801 Greenspoint Park Drive, Suite 200 Houston, TX 77060	Provider of IT Hardware Services and Software Solutions
		Secured Debt	(9) (25)	1/4/2019			SF+	9.00%		1/4/2028		—	—	—	—%
		Secured Debt	(9)	11/29/2024		13.66%	SF+	9.00%		1/4/2028		25,534	25,492	25,534	0.9%
		Preferred Member Units		1/4/2019	13,883						62.4%		6,386	12,410	0.4%
													31,878	37,944	1.4%
Chamberlin Holding LLC 4545 Langfield Rd Houston, TX 77040	Roofing and Waterproofing Specialty Contractor
		Secured Debt	(9) (25)	2/26/2018			SF+	6.00%		2/26/2026		—	(105)	—	—%
		Secured Debt	(9)	2/26/2018		12.74%	SF+	8.00%		2/26/2026		15,620	15,619	15,620	0.6%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Member Units	(8)	2/26/2018	4,347						43.7%		11,440	33,110	1.2%
			Member Units	(8) (29)	11/2/2018	1,047,146						45.8%		1,773	3,550	0.1%
														28,727	52,280	1.9%
Charps, LLC 453 Tower Street NW Clearbrook, MN 56634		Pipeline Maintenance and Construction
			Unsecured Debt		8/26/2020		10.00%				1/31/2026		5,694	5,166	5,694	0.2%
			Preferred Member Units	(8)	2/3/2017	1,829						80.0%		1,963	15,580	0.6%
														7,129	21,274	0.8%
Clad-Rex Steel, LLC 11500 W King Street Franklin Park, IL 60131		Specialty Manufacturer of Vinyl-Clad Metal
			Secured Debt	(25)	10/28/2022						1/15/2027		—	—	—	—%
			Secured Debt		12/20/2016		9.00%				1/15/2027		6,760	6,724	6,760	0.2%
			Secured Debt		12/20/2016		10.00%				12/20/2036		973	965	973	—%
			Member Units	(8)	12/20/2016	717						53.8%		7,280	10,990	0.4%
			Member Units	(29)	12/20/2016	800						80.0%		509	950	—%
														15,478	19,673	0.7%
Cody Pools, Inc. 101 E. Old Settlers Blvd, #200 Round Rock, TX 78664		Designer of Residential and Commercial Pools
			Secured Debt	(25)	3/6/2020						12/17/2026		—	(12)	—	—%
			Secured Debt		3/6/2020		12.50%				12/17/2026		39,227	39,207	39,227	1.4%
			Preferred Member Units	(8) (29)	3/6/2020	587						80.0%		8,317	67,810	2.4%
														47,512	107,037	3.8%
Colonial Electric Company LLC 5078 Solomon’s Island Road, Suite 200 Lothian, MD 20711		Provider of Electrical Contracting Services
			Secured Debt	(25)	3/31/2021						3/31/2026		—	—	—	—%
			Secured Debt		3/31/2021		12.00%				3/31/2026		14,310	14,272	14,310	0.5%
			Preferred Member Units	(8)	3/31/2021	17,280						68.0%		7,680	13,570	0.5%
														21,952	27,880	1.0%
CompareNetworks Topco, LLC 164 Townsend, Unit 2 San Francisco, CA 94107		Internet Publishing and Web Search Portals
			Secured Debt	(9)	1/29/2019		13.66%	SF+	9.00%		1/29/2028		2,955	2,903	2,903	0.1%
			Preferred Member Units		1/29/2019	2,250						81.8%		3,520	11,260	0.4%
														6,423	14,163	0.5%
Compass Systems & Sales, LLC 5185 New Haven Circle NW Barberton, OH 44203		Designer of End-to-End Material Handling Solutions
			Secured Debt	(25)	11/22/2023						11/22/2028		—	(21)	(21)	—%
			Secured Debt		11/22/2023		13.50%				11/22/2028		17,200	17,067	17,067	0.6%
			Preferred Equity		11/22/2023	7,454						80.0%		7,454	7,450	0.3%
														24,500	24,496	0.9%
Copper Trail Fund Investments 1999 Broadway, Suite 850 Denver, CO 80202	(12) (13)	Investment Partnership
			LP Interests (CTMH, LP)	(30)	7/17/2017	38.75%						38.8%		500	500	—%

Cybermedia Technologies, LLC 8444 Westpark Dr., Suite 620 Mclean, VA 22102		IT and Digital Services Provider

Portfolio Company (1) (20)	Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

		Secured Debt	(25)	5/5/2023						5/5/2028		—	—	—	—%
		Secured Debt		5/5/2023		13.00%				5/5/2028		27,300	27,116	27,116	1.0%
		Preferred Member Units	(8)	5/5/2023	556						100.0%		15,000	15,000	0.5%
													42,116	42,116	1.5%
Datacom, LLC 100 Enterprise Boulevard Lafayette, LA 70506	Technology and Telecommunications Provider
		Secured Debt		3/1/2022		7.50%				12/31/2025		495	493	493	—%
		Secured Debt		3/31/2021		10.00%				12/31/2025		8,082	7,947	7,947	0.3%
		Preferred Member Units		3/31/2021	9,000						72.0%		2,610	240	—%
													11,050	8,680	0.3%
Digital Products Holdings LLC 900 N 23rd Street St. Louis, MO 63106	Designer and Distributor of Consumer Electronics
		Secured Debt	(9)	4/1/2018		14.56%	SF+	10.00%		4/27/2026		12,617	12,561	12,422	0.4%
		Preferred Member Units	(8)	4/1/2018	3,857						80.0%		9,501	9,835	0.4%
													22,062	22,257	0.8%
Direct Marketing Solutions, Inc. 8534 NE Alderwood Road Portland, OR 97220	Provider of Omni-Channel Direct Marketing Services
		Secured Debt	(25)	2/13/2018						2/13/2026		—	(31)	—	—%
		Secured Debt		12/27/2022		14.00%				2/13/2026		23,902	23,859	23,902	0.9%
		Preferred Stock		2/13/2018	8,400						80.0%		8,400	17,930	0.6%
													32,228	41,832	1.5%
Elgin AcquireCo, LLC 1100 Jansen Farm Drive Elgin, IL 60123	Manufacturer and Distributor of Engine and Chassis Components
		Secured Debt	(9) (25)	10/3/2022			SF+	6.00%		10/3/2027		—	(5)	(5)	—%
		Secured Debt		10/3/2022		12.00%				10/3/2027		18,069	17,969	17,969	0.6%
		Secured Debt		10/3/2022		9.00%				10/3/2052		6,265	6,207	6,207	0.2%
		Common Stock		10/3/2022	285						33.5%		5,726	5,730	0.2%
		Common Stock	(29)	10/3/2022	939						93.9%		1,558	3,050	0.1%
													31,455	32,951	1.2%
Gamber-Johnson Holdings, LLC 5001 Joerns Drive Stevens Point, WI 54481	Manufacturer of Ruggedized Computer Mounting Systems
		Secured Debt	(9) (25) (34)	6/24/2016			SF+	7.00%		1/1/2028		—	—	—	—%
		Secured Debt	(9) (34)	11/22/2024		11.00%	SF+	7.00%		1/1/2028		73,126	72,986	73,126	2.6%
		Member Units	(8)	6/24/2016	9,042						70.7%		17,692	114,750	4.1%
													90,678	187,876	6.7%
Garreco, LLC 430 Hiram Rd. Heber Springs, AR 72543	Manufacturer and Supplier of Dental Products
		Member Units	(8)	7/15/2013	1,200						56.8%		1,200	2,060	0.1%

GRT Rubber Technologies LLC 201 Dana Drive Paragould, AR 72450	Manufacturer of Engineered Rubber Products
		Secured Debt		12/21/2018		10.66%	SF+	6.00%		10/29/2026		3,146	3,140	3,146	0.1%
		Secured Debt		12/19/2014		12.66%	SF+	8.00%		10/29/2026		40,493	40,406	40,493	1.4%
		Member Units		12/19/2014	5,879						58.5%		13,065	45,890	1.6%
													56,611	89,529	3.2%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

Gulf Publishing Holdings, LLC 8 Greenway Plaza, Suite 1440 Houston, TX 77046		Energy Industry Focused Media and Publishing
			Secured Debt	(9) (14) (25)	9/29/2017			SF+	9.50%		7/1/2027		—	—	—	—%
			Secured Debt	(14)	7/1/2022		12.50%			12.50%	7/1/2027		2,400	2,299	1,518	0.1%
			Preferred Equity		7/1/2022	63,720						80.0%		5,600	—	—%
			Member Units		4/29/2016	3,681						3.6%		3,681	—	—%
														11,580	1,518	0.1%
Harris Preston Fund Investments 2901 Via Fortuna Building 6, Suite 550 Austin, TX 78746	(12) (13)	Investment Partnership
			LP Interests (2717 MH, L.P.)	(8) (30)	10/1/2017	49.26%						49.3%		3,345	8,818	0.3%
			LP Interests (2717 HPP-MS, L.P.)	(30)	3/11/2022	49.26%						49.3%		256	383	—%
			LP Interests (2717 GRE-LP, L.P.)	(30)	4/18/2024	43.05%						43.1%		441	441	—%
			LP Interests (423 COR, L.P.)	(8) (30)	6/2/2022	26.89%						26.9%		2,900	4,187	0.1%
														6,942	13,829	0.5%
Harrison Hydra-Gen, Ltd. 14233 West Road Houston, TX 77041		Manufacturer of Hydraulic Generators
			Common Stock	(8)	6/4/2010	107,456						33.6%		718	7,010	0.3%

IG Investor, LLC 177 Georgia Avenue Providence, RI 02905		Military and Other Tactical Gear
			Secured Debt		6/21/2023		13.00%				6/21/2028		1,600	1,572	1,572	0.1%
			Secured Debt		6/21/2023		13.00%				6/21/2028		35,504	35,257	35,257	1.3%
			Common Equity		6/21/2023	14,400						57.8%		14,400	16,230	0.6%
														51,229	53,059	1.9%
Jensen Jewelers of Idaho, LLC 133 Shoshone Street North Twin Falls, ID 83301		Retail Jewelry Store
			Secured Debt	(9) (25)	8/29/2017			P+	6.75%		11/14/2026		—	—	—	—%
			Secured Debt	(9)	11/14/2006		14.50%	P+	6.75%		11/14/2026		1,498	1,498	1,498	0.1%
			Member Units	(8)	11/14/2006	627						65.2%		811	11,820	0.4%
														2,309	13,318	0.5%
JorVet Holdings, LLC 1450 Van Buren Avenue Loveland, CO 80538		Supplier and Distributor of Veterinary Equipment and Supplies
			Secured Debt		3/28/2022		12.00%				3/28/2027		23,321	23,216	23,216	0.8%
			Preferred Equity	(8)	3/28/2022	109,926						87.4%		10,993	13,180	0.5%
														34,209	36,396	1.3%
KBK Industries, LLC 25025 Interstate 45, Suite 520 The Woodlands, TX 77380		Manufacturer of Specialty Oilfield and Industrial Products
			Secured Debt		2/24/2023		9.00%				2/24/2028		3,700	3,676	3,700	0.1%
			Member Units		1/23/2006	325						25.0%		783	25,180	0.9%
														4,459	28,880	1.0%
Kickhaefer Manufacturing Company, LLC 1221 S Park Street Port Washington, WI 53074		Precision Metal Parts Manufacturing
			Secured Debt		10/31/2018		11.50%				10/31/2026		14,999	14,987	14,987	0.5%
			Secured Debt		10/31/2018		9.00%				10/31/2048		3,959	3,926	3,926	0.1%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Preferred Equity		10/31/2018	581						66.0%		12,240	12,240	0.4%
			Member Units	(8) (29)	10/31/2018	800						80.0%		992	2,710	0.1%
														32,145	33,863	1.2%
Metalforming Holdings, LLC 100 International Drive Peachtree City, GA 30269		Distributor of Sheet Metal Folding and Metal Forming Equipment
			Secured Debt	(25)	10/19/2022						10/19/2025		—	(11)	(11)	—%
			Secured Debt		10/19/2022		9.75%				10/19/2027		20,961	20,844	20,844	0.7%
			Preferred Equity	(8)	10/19/2022	5,915,585	8.00%			8.00%		41.7%		5,916	6,397	0.2%
			Common Stock		10/19/2022	1,537,219						37.7%		1,537	6,850	0.2%
														28,286	34,080	1.2%
MS Private Loan Fund I, LP 1300 Post Oak Boulevard, Suite 800 Houston, TX 77056	(12) (13)	Investment Partnership
			Secured Debt		1/26/2021		5.00%				3/24/2026		1,600	1,600	1,600	0.1%
			LP Interests	(8) (30)	1/26/2021	14.51%						14.5%		14,250	14,034	0.5%
														15,850	15,634	0.6%
MS Private Loan Fund II, LP 1300 Post Oak Boulevard, Suite 800 Houston, TX 77056	(12) (13)	Investment Partnership
			Secured Debt	(9) (25)	9/5/2023			SF+	3.00%		3/5/2029		—	(59)	(59)	—%
			LP Interests	(8) (30)	9/5/2023	13.02%						13.0%		7,449	7,843	0.3%
														7,390	7,784	0.3%
MSC Adviser I, LLC 1300 Post Oak Boulevard, Suite 800 Houston, TX 77056	(16)	Third Party Investment Advisory Services
			Member Units	(8)	11/22/2013	100%						100.0%		29,500	246,000	8.8%

MSC Income Fund, Inc. 1300 Post Oak Boulevard, Suite 800 Houston, TX 77056	(12) (13)	Business Development Company
			Common Equity	(8)	5/2/2022	1,085,111						2.7%		17,000	16,810	0.6%

Mystic Logistics Holdings, LLC 2187 New London Turnpike South Glastonbury, CT 06073		Logistics and Distribution Services Provider for Large Volume Mailers
			Secured Debt	(25)	8/18/2014						1/31/2027		—	—	—	—%
			Secured Debt		8/18/2014		10.00%				1/31/2027		5,746	5,731	5,746	0.2%
			Common Stock	(8)	8/18/2014	5,873						63.5%		2,720	26,370	0.9%
														8,451	32,116	1.1%
NAPCO Precast, LLC 6949 Low Bid Lane San Antonio, TX 78250		Precast Concrete Manufacturing
			Member Units		1/31/2008	2,955						46.8%		2,975	9,050	0.3%

Nello Industries Investco, LLC 1201 S Sheridan Street South Bend, IN 46619		Manufacturer of Steel Poles and Towers For Critical Infrastructure
			Secured Debt	(9) (25)	6/4/2024			SF+	6.50%		6/4/2025		—	(16)	(16)	—%
			Secured Debt		6/4/2024		13.50%				6/4/2029		27,200	26,959	26,959	1.0%
			Common Equity	(8)	6/4/2024	364,579						80.0%		12,120	15,560	0.6%
														39,063	42,503	1.5%
NexRev LLC 601 Development Drive Plano, TX 75074		Provider of Energy Efficiency Products & Services
			Secured Debt	(25)	2/28/2018						2/28/2025		—	—	—	—%
			Secured Debt		2/28/2018		9.00%				2/28/2025		9,811	9,803	9,811	0.4%

Portfolio Company (1) (20)	Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

		Preferred Member Units	(8)	2/28/2018	103,144,186						67.0%		8,213	11,910	0.4%
													18,016	21,721	0.8%
NRP Jones, LLC 210 Philadelphia St LaPorte, IN 46350	Manufacturer of Hoses, Fittings and Assemblies
		Secured Debt		12/21/2017		12.00%				9/18/2028		2,191	2,178	2,178	0.1%
		Member Units		12/22/2011	74,761						52.5%		114	94	—%
		Member Units		12/22/2011	74,761						0.0%		3,823	2,696	0.1%
													6,115	4,968	0.2%
NuStep, LLC 47700 Halyard Drive Plymouth, MI 48170	Designer, Manufacturer and Distributor of Fitness Equipment
		Secured Debt	(9)	1/31/2017		11.16%	SF+	6.50%		1/31/2025		3,600	3,600	3,600	0.1%
		Secured Debt		1/31/2017		12.00%				1/31/2025		18,440	18,439	18,439	0.7%
		Preferred Member Units		11/2/2022	2,400						80.0%		2,785	6,000	0.2%
		Preferred Member Units		1/31/2017	486						80.0%		11,866	11,550	0.4%
													36,690	39,589	1.4%
OMi Topco, LLC 1515 E I-30 Service Road Royse City, TX 75189	Manufacturer of Overhead Cranes
		Secured Debt		8/31/2021		12.00%				8/31/2026		9,000	8,970	9,000	0.3%
		Preferred Member Units	(8)	4/1/2008	900						90.0%		1,080	72,720	2.6%
													10,050	81,720	2.9%
Orttech Holdings, LLC 32425 Aurora Road Solon, OH 44139	Distributor of Industrial Clutches, Brakes and Other Components
		Secured Debt	(9) (25)	7/30/2021			SF+	11.00%		7/31/2026		—	—	—	—%
		Secured Debt	(9)	7/30/2021		15.66%	SF+	11.00%		7/31/2026		21,960	21,890	21,960	0.8%
		Preferred Stock	(8) (29)	7/30/2021	10,000						64.5%		10,000	13,450	0.5%
													31,890	35,410	1.3%
Pinnacle TopCo, LLC 10215 Landsbury Drive Houston, TX 77099	Manufacturer and Distributor of Garbage Can Liners, Poly Bags, Produce Bags, and Other Similar Products
		Secured Debt	(25)	12/21/2023						12/31/2028		—	(13)	—	—%
		Secured Debt		12/21/2023		13.00%				12/31/2028		28,640	28,415	28,640	1.0%
		Preferred Equity	(8)	12/21/2023	440						80.0%		12,540	18,360	0.7%
													40,942	47,000	1.7%
PPL RVs, Inc. 10777 Soutwest Freeway Houston, TX 77074	Recreational Vehicle Dealer
		Secured Debt	(9) (25)	10/31/2019			SF+	8.75%		11/15/2027		—	(5)	—	—%
		Secured Debt	(9)	11/15/2016		13.73%	SF+	8.75%		11/15/2027		16,456	16,346	16,456	0.6%
		Common Stock		6/10/2010	2,000						50.4%		2,150	17,110	0.6%
		Common Stock	(8) (29)	6/14/2022	238,421						50.2%		238	514	—%
													18,729	34,080	1.2%
Principle Environmental, LLC 5524 Cornish Street Houston, TX 77007	Noise Abatement Service Provider
		Secured Debt		7/1/2011		13.00%				11/15/2026		4,897	4,861	4,861	0.2%
		Preferred Member Units	(8)	2/1/2011	21,806						81.4%		5,709	12,600	0.5%
		Common Stock		1/27/2021	1,037						3.7%		1,200	600	—%
													11,770	18,061	0.6%

Portfolio Company (1) (20)	Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)	PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

Quality Lease Service, LLC 23403B NW Zac Lentz Pkwy Victoria, TX 77905	Provider of Rigsite Accommodation Unit Rentals and Related Services
		Member Units		6/8/2015	1,000					100.0%		7,546	460	—%

River Aggregates, LLC PO Box 8609 The Woodlands, TX 77387	Processor of Construction Aggregates
		Member Units	(29)	12/20/2013	1,500					45.0%		369	9,530	0.3%

Robbins Bros. Jewelry, Inc. 1300 W Optical Drive, Suite 200 Azusa, CA 91702	Bridal Jewelry Retailer
		Secured Debt	(14) (25)	12/15/2021				10.00%	12/15/2026		—	(39)	(39)	—%
		Secured Debt	(14)	12/15/2021		12.50%		10.00%	12/15/2026		33,660	32,624	14,562	0.5%
		Preferred Equity		12/15/2021	11,070					80.9%		11,070	—	—%
												43,655	14,523	0.5%
Tedder Industries, LLC 4411 W Riverbend Avenue Post Falls, ID 83854	Manufacturer of Firearm Holsters and Accessories
		Secured Debt	(14) (17)	8/31/2018		12.00%		12.00%	8/31/2023		1,840	1,821	1,646	0.1%
		Secured Debt	(14) (17)	8/31/2018		12.00%		12.00%	8/31/2023		15,200	15,045	3,603	0.1%
		Preferred Member Units		8/28/2023	6,605					80.0%		661	—	—%
		Preferred Member Units		2/1/2023	5,643					44.4%		564	—	—%
		Preferred Member Units		8/31/2018	544					69.3%		9,245	—	—%
												27,336	5,249	0.2%
Televerde, LLC 4636 E. University Drive, Suite 150 Phoenix, AZ 85034	Provider of Telemarketing and Data Services
		Preferred Stock		1/26/2022	248					71.8%		718	1,794	0.1%
		Member Units		1/6/2011	460					46.8%		1,290	4,252	0.2%
												2,008	6,046	0.2%
Trantech Radiator Topco, LLC 1 Tranter Drive Edgefield, SC 29824	Transformer Cooling Products and Services
		Secured Debt	(25)	5/31/2019					5/31/2027		—	(1)	(1)	—%
		Secured Debt		5/31/2019		13.50%			5/31/2027		7,920	7,855	7,855	0.3%
		Common Stock	(8)	5/31/2019	615					66.9%		4,655	8,570	0.3%
												12,509	16,424	0.6%
Victory Energy Operations, LLC 10701 E 126th St N Collinsville, OK	Provider of Industrial and Commercial Combustion Systems
		Secured Debt	(25)	10/3/2024					10/3/2029		—	(33)	(33)	—%
		Secured Debt		10/3/2024		13.00%			10/3/2029		48,251	47,792	47,792	1.7%
		Preferred Equity		10/3/2024	51,914					86.2%		22,686	22,686	0.8%
												70,445	70,445	2.5%
Volusion, LLC 6504 Bridge Point Pkwy, Suite 125 Austin, TX 78730	Provider of Online Software-as-a-Service eCommerce Solutions
		Secured Debt		3/31/2023		10.00%			3/31/2025		2,100	2,100	2,100	0.1%
		Preferred Member Units		3/31/2023	5,097,595					70.0%		3,978	7,003	0.3%
		Preferred Member Units		3/31/2023	142,512					70.0%		—	—	—%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Preferred Member Units		1/26/2015	4,876,670						70.0%		14,000	—	—%
			Common Stock		3/31/2023	1,802,780						10.6%		2,576	—	—%
														22,654	9,103	0.3%
VVS Holdco LLC 1118 Pony Express Highway Marysville, KS 66508		Omnichannel Retailer of Animal Health Products
			Secured Debt	(9) (25)	12/1/2021			SF+	6.00%		12/1/2025		—	—	—	—%
			Secured Debt		12/1/2021		11.50%				12/1/2026		25,760	25,661	25,661	0.9%
			Preferred Equity	(8) (29)	12/1/2021	12,240						42.4%		12,240	12,240	0.4%
														37,901	37,901	1.4%
Ziegler’s NYPD, LLC 20819 N 25th Place, Suite B103 Phoenix, AZ 85050		Casual Restaurant Group
			Secured Debt		12/30/2024		12.00%				12/31/2027		1,750	1,750	1,750	0.1%
			Preferred Member Units		6/30/2015	17,086						100.0%		3,154	320	—%
			Warrants	(27)	7/1/2015	587					10/1/2025	3.3%		600	—	—%
														5,504	2,070	0.1%
Subtotal Control Investments (74.6% of net assets at fair value)														$1,415,970	$2,087,890	74.6%
Affiliate Investments (6)
AAC Holdings, Inc. 200 Powell Place Brentwood, TN 37027	(11)	Substance Abuse Treatment Service Provider
			Secured Debt		1/31/2023		18.00%			18.00%	6/25/2025		612	611	609	—%
			Secured Debt		12/11/2020		18.00%			18.00%	6/25/2025		17,474	17,444	17,365	0.6%
			Common Stock		12/11/2020	654,743						3.3%		3,148	—	—%
			Warrants	(27)	12/11/2020	574,598					12/11/2025	2.9%		—	—	—%
														21,203	17,974	0.6%
Boccella Precast Products LLC 324 New Brooklyn Road Berlin, NJ 08009		Manufacturer of Precast Hollow Core Concrete
			Secured Debt		9/23/2021		10.00%				2/28/2027		320	320	266	—%
			Member Units		6/30/2017	2,160,000						19.2%		2,256	310	—%
														2,576	576	—%
Buca C, LLC 1760 Peachtree Street NW, Suite 200 Atlanta, GA 30309		Casual Restaurant Group
			Secured Debt	(14) (17)	8/7/2024		15.00%			15.00%	11/4/2024		6,437	5,652	—	—%
			Secured Debt	(14)	6/28/2024		15.00%			15.00%	4/1/2025		15	—	—	—%
			Secured Debt	(14) (17)	6/30/2015		15.00%			15.00%	8/31/2023		9,554	5,862	—	—%
			Preferred Member Units		6/30/2015	6	6.00%			6.00%		60.0%		4,770	—	—%
														16,284	—	—%
Career Team Holdings, LLC 250 State Street North Haven, CT 06473		Provider of Workforce Training and Career Development Services
			Secured Debt	(9)	12/17/2021		10.56%	SF+	6.00%		12/17/2026		900	887	887	—%
			Secured Debt		12/17/2021		12.50%				12/17/2026		19,440	19,364	19,364	0.7%
			Common Stock		12/17/2021	450,000						20.9%		4,500	4,740	0.2%
														24,751	24,991	0.9%
CenterPeak Holdings, LLC 811 Main Street, Suite 2100 Houston, TX 77002		Executive Search Services
			Secured Debt	(25)	12/10/2021						12/10/2026		—	(12)	—	—%
			Secured Debt		12/10/2021		15.00%				12/10/2026		21,507	21,418	21,507	0.8%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)	PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Preferred Equity	(8)	12/10/2021	3,310					67.6%		3,635	14,550	0.5%
													25,041	36,057	1.3%
Classic H&G Holdings, LLC 20 Waterview Drive Shelton, CT 06484		Provider of Engineered Packaging Solutions
			Preferred Member Units	(8)	3/12/2020	154					74.8%		—	2,850	0.1%

Congruent Credit Opportunities Funds 3131 McKinney Ave., Suite 850 Dallas, TX 75204	(12) (13)	Investment Partnership
			LP Interests (Congruent Credit Opportunities Fund III, LP)	(8) (30)	2/4/2015	12.49%					12.5%		2,813	2,276	0.1%

Connect Telecommunications Solutions Holdings, Inc. 100 Hollinger Crescent Kitchener, ON N2K 2Z3 Canada	(13)	Value-Added Distributor of Fiber Products and Equipment
			Secured Debt		10/9/2024		13.00%			10/9/2029		27,577	27,315	27,315	1.0%
			Preferred Equity		10/9/2024	22,304					90.0%		12,596	12,596	0.5%
													39,911	39,911	1.4%
DMA Industries, LLC 3860 Ralph Ellis Blvd Loris, SC 29569		Distributor of Aftermarket Ride Control Products
			Secured Debt		6/18/2024		12.00%			6/19/2029		560	555	555	—%
			Secured Debt		11/19/2021		12.00%			6/19/2029		16,800	16,722	16,722	0.6%
			Preferred Equity		11/19/2021	5,944					52.8%		5,944	5,944	0.2%
			Preferred Equity	(8)	6/18/2024	3,068	15.00%		15.00%		80.0%		3,240	3,240	0.1%
													26,461	26,461	0.9%
Dos Rios Partners 3500 FM 2843 Florence, TX 76527	(12) (13)	Investment Partnership
			LP Interests (Dos Rios Partners, LP)	(30)	4/25/2013	20.24%					20.2%		6,172	7,708	0.3%
			LP Interests (Dos Rios Partners - A, LP)	(30)	4/25/2013	6.43%					6.4%		1,960	2,447	0.1%
													8,132	10,155	0.4%
Dos Rios Stone Products LLC 3500 FM 2843 Florence, TX 76527	(10)	Limestone and Sandstone Dimension Cut Stone Mining Quarries
			Class A Preferred Units	(29)	6/27/2016	2,000,000					17.7%		2,000	—	—%

EIG Fund Investments 3400 Carlisle Street, Suite 320 Dallas, TX 75204	(12) (13)	Investment Partnership
			LP Interests (EIG Global Private Debt Fund-A, L.P.)	(8)	11/6/2015	5,000,000					11.0%		416	369	—%

FCC Intermediate Holdco, LLC (SupplyCore) 303 North Main Street, Suite 800 Rockford, IL 61101		Supply Chain Management Services
			Secured Debt		5/28/2024		13.00%			5/29/2029		32,800	29,109	29,109	1.0%
			Warrants	(27)	5/28/2024	12					12.0%		3,920	10,840	0.4%
													33,029	39,949	1.4%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

Flame King Holdings, LLC 2250 S Tubeway Avenue Commerce, CA 90040		Propane Tank and Accessories Distributor
			Preferred Equity	(8)	10/29/2021	9,360						80.0%		10,400	35,920	1.3%

Freeport Financial Funds 200 S Wacker Drive, Suite 750 Chicago, IL 60606	(12) (13)	Investment Partnership
			LP Interests (Freeport Financial SBIC Fund LP)	(30)	3/23/2015	9.30%						9.3%		2,580	2,190	0.1%
			LP Interests (Freeport First Lien Loan Fund III LP)	(8) (30)	7/31/2015	5.95%						6.0%		1,659	1,263	—%
														4,239	3,453	0.1%
GFG Group, LLC 1138 146th Avenue Wayland, MI 49348		Grower and Distributor of a Variety of Plants and Products to Other Wholesalers, Retailers and Garden Centers
			Secured Debt		3/31/2021		8.00%				3/31/2026		8,185	8,164	8,185	0.3%
			Preferred Member Units	(8)	3/31/2021	226						80.0%		4,900	10,540	0.4%
														13,064	18,725	0.7%
Gulf Manufacturing, LLC 1221 Indiana St. Humble, TX 77396	(13) (21)	Manufacturer of Specialty Fabricated Industrial Piping Products
			Secured Debt	(25)	3/15/2024			SF+	7.63%		3/15/2029		—	(42)	—	—%
			Secured Debt		3/15/2024		12.19%	SF+	7.63%		3/15/2029		39,000	38,676	39,000	1.4%
			Member Units	(8)	8/31/2007	438						20.6%		2,980	14,730	0.5%
			Common Stock		11/18/2024	888						23.2%		888	888	—%
														42,502	54,618	2.0%
Harris Preston Fund Investments 2901 Via Fortuna Building 6, Suite 550 Austin, TX 78746	(12) (13)	Investment Partnership
			LP Interests (HPEP 3, L.P.)	(30)	8/9/2017	8.22%						8.2%		2,296	4,472	0.2%
			LP Interests (HPEP 4, L.P.)	(30)	7/12/2022	11.61%						11.6%		5,532	5,861	0.2%
			LP Interests (423 HAR, L.P.)	(30)	6/2/2023	15.60%						15.6%		750	1,226	—%
														8,578	11,559	0.4%
Hawk Ridge Systems, LLC 575 Clyde Avenue Mountain View, CA 94043		Value-Added Reseller of Engineering Design and Manufacturing Solutions
			Secured Debt	(9)	12/2/2016		10.73%	SF+	6.00%		1/15/2026		2,645	2,644	2,645	0.1%
			Secured Debt		12/2/2016		12.50%				1/15/2026		45,256	45,200	45,256	1.6%
			Preferred Member Units	(8)	12/2/2016	226						80.0%		2,850	20,260	0.7%
			Preferred Member Units	(29)	12/2/2016	226						80.0%		150	1,070	—%
														50,844	69,231	2.5%
Houston Plating and Coatings, LLC 1301 Georgia St South Houston, TX 77587		Provider of Plating and Industrial Coating Services
			Unsecured Convertible Debt		5/1/2017		10.00%				4/2/2026		3,000	3,000	2,940	0.1%
			Member Units	(8)	1/8/2003	322,297						14.0%		2,352	3,930	0.1%
														5,352	6,870	0.2%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

Independent Pet Partners Intermediate Holdings, LLC 8450 City Centre Drive Woodbury, MN 55125	(10)	Omnichannel Retailer of Specialty Pet Products
			Common Equity		4/7/2023	18,006,407						24.3%		18,300	20,390	0.7%

Infinity X1 Holdings, LLC 3525 Del Mar Heights Road, Suite 867 San Diego, CA 92130		Manufacturer and Supplier of Personal Lighting Products
			Secured Debt		3/31/2023		12.00%				3/31/2028		15,050	14,954	15,050	0.5%
			Preferred Equity	(8)	3/31/2023	87,360						80.0%		4,368	9,080	0.3%
														19,322	24,130	0.9%
Integral Energy Services 101 North Third Street, Suite 401 Wilmington, NC 77041	(10)	Nuclear Power Staffing Services
			Secured Debt	(9)	8/20/2021		12.35%	SF+	7.50%		8/20/2026		12,915	12,828	12,728	0.5%
			Preferred Equity	(8)	12/7/2023	3,188	10.00%			10.00%		7.6%		254	452	—%
			Common Stock		8/20/2021	9,968						7.6%		1,356	550	—%
														14,438	13,730	0.5%
Iron-Main Investments, LLC 150 Washington Avenue, Suite 201 Santa Fe, New Mexico 87501		Consumer Reporting Agency Providing Employment Background Checks and Drug Testing
			Secured Debt		8/2/2021		13.00%				1/31/2028		4,514	4,493	4,493	0.2%
			Secured Debt		9/1/2021		13.00%				1/31/2028		2,940	2,927	2,927	0.1%
			Secured Debt		11/15/2021		13.00%				1/31/2028		8,944	8,944	8,944	0.3%
			Secured Debt		11/15/2021		13.00%				1/31/2028		17,624	17,542	17,542	0.6%
			Secured Debt		1/31/2023		13.00%				1/31/2028		9,842	9,638	9,638	0.3%
			Preferred Equity		6/26/2024	711,200	25.00%			25.00%		11.9%		711	760	—%
			Common Stock		8/3/2021	203,016						6.5%		2,756	2,850	0.1%
														47,011	47,154	1.7%
ITA Holdings Group, LLC 5601 W Interstate 40, Suite 300 Amarillo, TX 79106		Air Ambulance Services
			Secured Debt	(9)	6/21/2023		13.78%	SF+	9.00%		6/21/2027		1,180	1,169	1,180	—%
			Secured Debt	(9)	6/21/2023		13.78%	SF+	9.00%		6/21/2027		994	981	994	—%
			Secured Debt	(9)	6/21/2023		12.78%	SF+	8.00%		6/21/2027		4,438	3,772	4,438	0.2%
			Secured Debt	(9)	6/21/2023		14.78%	SF+	10.00%		6/21/2027		4,438	3,772	4,438	0.2%
			Warrants	(27)	6/21/2023	193,307					6/21/2033	12.8%		2,091	5,690	0.2%
														11,785	16,740	0.6%
Mills Fleet Farm Group, LLC 2401 S Memorial Drive Appleton, WI 54915	(10)	Omnichannel Retailer of Work, Farm and Lifestyle Merchandise
			Secured Debt	(9) (25)	12/19/2024			SF+	5.50%		12/31/2026		—	—	—	—%
			Common Equity	(29)	12/19/2024	66,306					12/31/2026	6.6%		13,840	13,840	0.5%
														13,840	13,840	0.5%
MoneyThumb Acquisition, LLC 150 Washington Avenue, Suite 201 Sante Fe, New Mexico 87501		Provider of Software-as-a-Service Financial File Conversion and Reconciliation
			Secured Debt		8/19/2024		14.00%				8/19/2029		9,600	8,967	8,967	0.3%
			Preferred Member Units	(8)	8/19/2024	163,282	12.00%			12.00%		16.4%		1,707	1,707	0.1%
			Warrants	(27)	8/19/2024	59,368						3.9%		594	594	—%
														11,268	11,268	0.4%
Nebraska Vet AcquireCo, LLC 450 E. Deere St West Point, NE 68788		Mixed-Animal Veterinary and Animal Health Product Provider

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Secured Debt	(9) (25)	12/31/2020			SF+	7.00%		5/9/2027		—	(7)	—	—%
			Secured Debt		5/9/2024		12.50%				5/9/2027		4,650	4,479	4,650	0.2%
			Secured Debt		12/31/2020		12.50%				5/9/2027		62,200	62,085	62,200	2.2%
			Preferred Member Units	(8)	12/31/2020	6,987						98.5%		6,987	32,040	1.1%
														73,544	98,890	3.5%
OnAsset Intelligence, Inc. 8407 Sterling St Irving, TX 75063		Provider of Transportation Monitoring / Tracking Products and Services
			Secured Debt	(14)	4/18/2011		12.00%			12.00%	9/30/2025		4,415	4,415	457	—%
			Secured Debt	(14)	5/10/2013		12.00%			12.00%	9/30/2025		2,116	2,116	218	—%
			Secured Debt	(14)	3/21/2014		12.00%			12.00%	9/30/2025		983	983	101	—%
			Secured Debt	(14)	5/20/2014		12.00%			12.00%	9/30/2025		964	964	99	—%
			Unsecured Debt	(14)	6/5/2017		10.00%			10.00%	9/30/2025		305	305	305	—%
			Preferred Stock		4/18/2011	912	7.00%			7.00%		50.0%		1,981	—	—%
			Common Stock		4/15/2021	635						1.9%		830	—	—%
			Warrants	(27)	4/18/2011	4,699					5/10/2025	14.0%		1,089	—	—%
														12,683	1,180	—%
Oneliance, LLC 13266 Reese Blvd East Suite 500 Huntersville, NC 28078		Construction Cleaning Company
			Preferred Stock	(8)	8/6/2021	1,128						80.0%		1,128	2,580	0.1%

RA Outdoors LLC 717 N Harwood Street, Suite 2400 Dallas, TX 75201	(10) (13)	Software Solutions Provider for Outdoor Activity Management
			Secured Debt	(9)	4/8/2021		11.74%	SF+	6.75%	11.74%	4/8/2026		1,356	1,352	1,257	—%
			Secured Debt	(9)	4/8/2021		11.74%	SF+	6.75%	11.74%	4/8/2026		14,194	14,145	13,155	0.5%
			Common Equity		8/12/2024	110						11.0%		—	—	—%
														15,497	14,412	0.5%
SI East, LLC 4500 South Boulevard Charlotte, NC 28209		Rigid Industrial Packaging Manufacturing
			Secured Debt		8/31/2018		11.75%				6/16/2028		2,250	2,236	2,250	0.1%
			Secured Debt	(23)	6/16/2023		12.79%				6/16/2028		67,661	67,611	67,661	2.4%
			Preferred Member Units	(8)	8/31/2018	165						75.0%		1,525	13,660	0.5%
														71,372	83,571	3.0%
Slick Innovations, LLC 301 E 2nd St, Suite 304 Jamestown, NY 14701		Text Message Marketing Platform
			Secured Debt		9/13/2018		14.00%				12/22/2027		16,320	16,181	16,320	0.6%
			Common Stock	(8)	9/13/2018	70,000						6.5%		—	2,440	0.1%
														16,181	18,760	0.7%
Student Resource Center, LLC 10 High Street Jamestown, RI 02835	(10)	Higher Education Services
			Secured Debt		9/11/2024		8.50%			8.50%	12/31/2027		204	204	204	—%
			Secured Debt	(14)	12/31/2022		8.50%			8.50%	12/31/2027		5,327	4,884	1,644	0.1%
			Preferred Equity		12/31/2022	5,907,649						8.9%		—	—	—%
														5,088	1,848	0.1%
Superior Rigging & Erecting Co. 3250 Woodstock Road Atlanta, GA 30316		Provider of Steel Erecting, Crane Rental & Rigging Services
			Preferred Member Units		8/31/2020	1,636						100.0%		4,500	10,530	0.4%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

The Affiliati Network, LLC 804 Anacapa Street Santa Barbara, CA 93101		Performance Marketing Solutions
			Secured Debt		8/9/2021		10.00%				8/9/2026		400	394	394	—%
			Secured Debt		8/9/2021		10.00%				8/9/2026		5,201	5,182	5,053	0.2%
			Preferred Stock	(8)	9/1/2023	287,310						12.8%		287	287	—%
			Preferred Stock	(8)	8/9/2021	1,280,000						80.0%		6,400	6,400	0.2%
														12,263	12,134	0.4%
UnionRock Energy Fund II, LP 1999 Broadway, Suite 850 Denver, CO 80202	(12) (13)	Investment Partnership
			LP Interests	(30)	6/15/2020	11.11%						11.1%		3,216	4,732	0.2%

UnionRock Energy Fund III, LP 1999 Broadway, Suite 850 Denver, CO 80202	(12) (13)	Investment Partnership
			LP Interests	(30)	6/6/2023	25.00%						25.0%		4,767	5,612	0.2%

UniTek Global Services, Inc. 1777 Sentry Parkway West, Gwynedd Hall Suite 202 Blue Bell, PA 19422	(11)	Provider of Outsourced Infrastructure Services
			Secured Convertible Debt		1/1/2021		15.00%			15.00%	6/30/2028		2,717	3,257	5,642	0.2%
			Secured Convertible Debt		1/1/2021		15.00%			15.00%	6/30/2028		1,281	1,508	2,663	0.1%
			Preferred Stock	(8)	8/29/2019	1,133,102	20.00%			20.00%		7.6%		3,181	3,181	0.1%
			Preferred Stock		8/21/2018	1,731,044	20.00%			20.00%		8.7%		2,511	4,272	0.2%
			Preferred Stock		6/30/2017	2,596,567	19.00%			19.00%		8.7%		3,667	—	—%
			Preferred Stock		1/15/2015	4,935,377	13.50%			13.50%		7.1%		7,924	—	—%
			Common Stock		4/1/2020	1,075,992						7.5%		—	—	—%
														22,048	15,758	0.6%
Urgent DSO LLC 10409 East Washington Street Indianapolis, IN 46229		General and Emergency Dentistry Practice
			Secured Debt		2/16/2024		13.50%				2/16/2029		8,800	8,727	8,727	0.3%
			Preferred Equity	(8)	2/16/2024	4,000	9.00%			9.00%		45.4%		4,320	4,320	0.2%
														13,047	13,047	0.5%
World Micro Holdings, LLC 205 Hembree Park Drive, Suite 106 Roswell, GA 30076		Supply Chain Management
			Secured Debt		12/12/2022		13.00%				12/12/2027		10,765	10,702	10,702	0.4%
			Preferred Equity	(8)	12/12/2022	3,845						87.9%		3,845	3,845	0.1%
														14,547	14,547	0.5%
Subtotal Affiliate Investments (30.3% of net assets at fair value)														$743,441	$846,798	30.3%
Non-Control/Non-Affiliate Investments (7)
Adams Publishing Group, LLC 4095 Coon Rapids Blvd Minneapolis, MN 55433	(10)	Local Newspaper Operator
			Secured Debt	(9) (33)	3/11/2022		11.00%	SF+	7.00%	1.00%	3/11/2027		7,920	7,920	7,773	0.3%
			Secured Debt	(9) (33)	3/11/2022		11.00%	SF+	7.00%	1.00%	3/11/2027		18,853	18,826	18,504	0.7%
														26,746	26,277	0.9%
AMEREQUIP LLC 1015 Calumet Avenue Kiel, WI 53042	(10)	Full Services Provider Including Design, Engineering and Manufacturing of Commercial and Agricultural Equipment

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Common Stock	(8)	8/31/2022	235						2.3%		1,844	570	—%

American Health Staffing Group, Inc. 3009 Astoria Court Edmond, OK 73034	(10)	Healthcare Temporary Staffing
			Secured Debt	(9) (25)	11/19/2021			P+	5.00%		11/19/2026		—	(5)	(5)	—%
			Secured Debt	(9)	11/19/2021		12.50%	P+	5.00%		11/19/2026		6,162	6,138	6,162	0.2%
														6,133	6,157	0.2%
American Nuts, LLC 12950 San Fernando Road Sylmar, CA 91342	(10)	Roaster, Mixer and Packager of Bulk Nuts and Seeds
			Secured Debt	(9)	3/11/2022		14.49%	SF+	9.75%	14.49%	4/10/2026		7,517	7,488	5,985	0.2%
			Secured Debt	(9)	3/11/2022		14.49%	SF+	9.75%	14.49%	4/10/2026		12,230	12,178	9,738	0.3%
			Secured Debt	(9) (14)	3/11/2022		16.49%	SF+	11.75%	16.49%	4/10/2026		5,705	5,645	3,502	0.1%
			Secured Debt	(9) (14)	3/11/2022		16.49%	SF+	11.75%	16.49%	4/10/2026		9,283	9,169	5,697	0.2%
														34,480	24,922	0.9%
American Teleconferencing Services, Ltd. 2300 Lakeview Parkway, Suite 400 Alpharetta, GA 30009	(11)	Provider of Audio Conferencing and Video Collaboration Solutions
			Secured Debt	(14) (17)	9/17/2021						4/7/2023		3,166	2,989	76	—%
			Secured Debt	(14) (17)	5/19/2016						6/8/2023		15,489	13,757	374	—%
														16,746	450	—%
Ansira Partners II, LLC 2300 Locust Street St. Louis, MO, 63103	(10)	Provider of Data-Driven Marketing Services
			Secured Debt	(9) (25)	7/1/2024			SF+	6.75%		7/1/2029		—	(187)	(187)	—%
			Secured Debt	(9)	7/1/2024		11.25%	SF+	6.75%		7/1/2029		75,490	73,790	74,279	2.7%
														73,603	74,092	2.6%
ArborWorks, LLC 40266 Junction Drive Oakhurst CA 93644	(10)	Vegetation Management Services
			Secured Debt		11/6/2023		15.00%			15.00%	11/6/2028		1,997	1,997	1,997	0.1%
			Secured Debt	(9)	11/6/2023		11.08%	SF+	6.50%	11.08%	11/6/2028		8,054	8,054	8,054	0.3%
			Preferred Equity		11/6/2023	32,507						18.7%		14,060	12,552	0.4%
			Preferred Equity		11/6/2023	32,507						11.7%		—	—	—%
			Common Equity		11/9/2021	3,898						3.5%		234	—	—%
														24,345	22,603	0.8%
Archer Systems, LLC 1775 Saint James Place, Suite 200 Houston, TX 77056	(10)	Mass Tort Settlement Administration Solutions Provider
			Common Stock		8/11/2022	1,387,832						0.6%		1,388	2,450	0.1%

ATS Operating, LLC 1900 Crestwood Boulevard, Suite 302 Irondale, AL 35210	(10)	For-Profit Thrift Retailer
			Secured Debt	(9)	1/18/2022		10.85%	SF+	6.00%		1/18/2027		360	360	360	—%
			Secured Debt	(9)	1/18/2022		9.85%	SF+	5.00%		1/18/2027		6,660	6,660	6,660	0.2%
			Secured Debt	(9)	1/18/2022		11.85%	SF+	7.00%		1/18/2027		6,660	6,660	6,660	0.2%
			Common Stock		1/18/2022	720,000						1.0%		720	850	—%
														14,400	14,530	0.5%
AVEX Aviation Holdings, LLC 205 Durley Avenue, Suite A Camarillo, CA 93010	(10)	Specialty Aircraft Dealer & MRO Provider
			Secured Debt	(9) (25)	12/23/2022			SF+	7.25%		12/23/2027		—	(90)	(90)	—%
			Secured Debt	(9)	12/23/2022		11.73%	SF+	7.25%		12/23/2027		24,073	23,490	24,073	0.9%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Common Equity	(8)	12/15/2021	984						2.1%		934	896	—%
														24,334	24,879	0.9%
Berry Aviation, Inc. 1807 Airport Drive San Marcos, TX 78666	(10)	Charter Airline Services
			Preferred Member Units		3/8/2024	286,109						2.5%		286	—	—%
			Preferred Member Units	(29)	11/12/2019	122,416						2.4%		—	—	—%
			Preferred Member Units	(29)	7/6/2018	1,548,387						2.4%		—	—	—%
														286	—	—%
Bettercloud, Inc. 330 7th Avenue New York, NY 10001	(10)	SaaS Provider of Workflow Management and Business Application Solutions
			Secured Debt	(9) (25)	6/30/2022			SF+	10.25%		6/30/2028		—	(48)	(48)	—%
			Secured Debt	(9)	6/30/2022		15.76%	SF+	10.25%	9.25%	6/30/2028		31,792	31,484	23,984	0.9%
														31,436	23,936	0.9%
Binswanger Enterprises, LLC 965 Ridge Lake Boulevard Memphis, TN 38120	(10)	Glass Repair and Installation Service Provider
			Member Units		3/10/2017	1,050,000						2.5%		1,050	650	—%

Bluestem Brands, Inc. 13300 Pioneer Trail Eden Prairie, MN 55347	(11)	Multi-Channel Retailer of General Merchandise
			Secured Debt	(9)	1/9/2024		13.17%	SF+	8.50%	12.17%	8/28/2025		202	130	170	—%
			Secured Debt	(9)	10/19/2022		15.00%	P+	7.50%	14.75%	8/28/2025		3,083	3,083	2,605	0.1%
			Secured Debt	(9)	8/28/2020		13.17%	SF+	8.50%	12.17%	8/28/2025		4,183	3,961	3,535	0.1%
			Common Stock		10/1/2020	723,184						2.2%		1	—	—%
			Warrants	(27)	10/19/2022	163,295					10/19/2032	0.5%		1,036	—	—%
														8,211	6,310	0.2%
Bond Brand Loyalty ULC 25 King Street W Toronto, ON M5L 2AI Canada	(10) (13) (21)	Provider of Loyalty Marketing Services
			Secured Debt	(9)	5/1/2023		11.65%	SF+	7.00%		5/1/2028		571	552	571	—%
			Secured Debt	(9)	5/1/2023		10.74%	SF+	6.00%		5/1/2028		6,341	6,256	6,341	0.2%
			Secured Debt	(9)	5/1/2023		12.74%	SF+	8.00%		5/1/2028		6,341	6,256	6,341	0.2%
			Preferred Equity		5/1/2023	571						0.5%		571	500	—%
			Common Equity		5/1/2023	571						0.4%		—	—	—%
														13,635	13,753	0.5%
BP Loenbro Holdings Inc. 12250 North Pecos Street, Suite 500 Westminster, CO 80234	(10)	Specialty Industrial Maintenance Services
			Secured Debt	(9) (32)	2/1/2024		10.68%	SF+	6.25%		2/1/2029		1,199	1,154	1,199	—%
			Secured Debt	(9) (25)	2/1/2024			SF+	6.25%		2/1/2029		—	(22)	(22)	—%
			Secured Debt	(9)	2/1/2024		10.92%	SF+	6.25%		2/1/2029		26,173	25,739	26,173	0.9%
			Common Equity		2/1/2024	2,333,333						1.3%		2,333	3,620	0.1%
														29,204	30,970	1.1%
Brainworks Software, LLC Courthouse Corporate Center 320 Carleton Avenue, Suite 3000 Central Islip, NY 11722	(10)	Advertising Sales and Newspaper Circulation Software
			Secured Debt	(9) (14) (17)	8/12/2014		15.25%	P+	7.25%		7/22/2019		761	761	761	—%
			Secured Debt	(9) (14) (17)	8/12/2014		15.25%	P+	7.25%		7/22/2019		7,056	7,056	750	—%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

														7,817	1,511	0.1%
Brightwood Capital Fund Investments 810 Seventh Avenue, 26th Floor New York, NY 10019	(12) (13)	Investment Partnership
			LP Interests (Brightwood Capital Fund III, LP)	(30)	7/21/2014	1.59%						1.6%		5,415	3,120	0.1%
			LP Interests (Brightwood Capital Fund IV, LP)	(8) (30)	10/26/2016	0.59%						0.6%		4,014	4,016	0.1%
			LP Interests (Brightwood Capital Fund V, LP)	(8) (30)	7/12/2021	0.72%						0.7%		3,500	3,809	0.1%
														12,929	10,945	0.4%
Burning Glass Intermediate Holding Company, Inc. 66 Long Wharf, 2nd Floor Boston, MA 02110	(10)	Provider of Skills-Based Labor Market Analytics
			Secured Debt	(9) (25)	6/14/2021			SF+	5.00%		6/10/2026		—	(11)	—	—%
			Secured Debt	(9)	6/14/2021		9.46%	SF+	5.00%		6/10/2028		17,915	17,755	17,915	0.6%
														17,744	17,915	0.6%
CAI Software LLC 24 Albion Rd, Suite 230 Lincoln, RI 02865		Provider of Specialized Enterprise Resource Planning Software
			Preferred Equity		12/13/2021	2,142,167						2.2%		2,142	2,417	0.1%
			Preferred Equity		12/13/2021	596,176						11.9%		—	—	—%
														2,142	2,417	0.1%
CaseWorthy, Inc. 3995 700 E, Suite 420 Murray, UT 84107	(10)	SaaS Provider of Case Management Solutions
			Common Equity		12/30/2022	245,926						0.4%		246	490	—%

Channel Partners Intermediateco, LLC 4450 East Adamo Drive, Suite 501 Tampa, FL 33605	(10)	Outsourced Consumer Services Provider
			Secured Debt	(9) (32)	2/7/2022		11.53%	SF+	7.00%		2/7/2027		5,075	4,960	4,830	0.2%
			Secured Debt	(9)	2/7/2022		11.93%	SF+	7.00%		2/7/2027		36,167	35,856	34,431	1.2%
			Secured Debt	(9)	6/24/2022		11.93%	SF+	7.00%		2/7/2027		2,004	1,987	1,908	0.1%
			Secured Debt	(9)	3/27/2023		11.93%	SF+	7.00%		2/7/2027		4,843	4,774	4,610	0.2%
														47,577	45,779	1.6%
Clarius BIGS, LLC 311 N Robertson Boulevard Beverly Hills, CA 90211	(10)	Prints & Advertising Film Financing
			Secured Debt	(14) (17)	9/23/2014						1/5/2015		2,649	2,649	19	—%

Computer Data Source, LLC 275 Industrial Way W Eatontown, NJ 07724	(10)	Third Party Maintenance Provider to the Data Center Ecosystem
			Secured Debt	(9) (32)	8/6/2021		12.93%	SF+	8.25%		8/6/2026		7,837	7,754	7,341	0.3%
			Secured Debt	(9) (25)	3/29/2024			SF+	8.25%		8/6/2026		—	(113)	(113)	—%
			Secured Debt	(9)	8/6/2021		12.92%	SF+	8.25%		8/6/2026		18,968	18,850	17,769	0.6%
														26,491	24,997	0.9%
Coregistics Buyer LLC 240 Northpoint Parkway Acworth, GA 30102	(10) (13) (21)	Contract Packaging Service Provider
			Secured Debt	(9) (32)	6/29/2024		10.39%	SF+	6.00%		6/28/2029		1,669	1,590	1,639	0.1%
			Secured Debt	(9)	6/29/2024		10.36%	SF+	6.00%		6/28/2029		10,704	10,474	10,507	0.4%
			Secured Debt	(9)	8/15/2024		10.40%	SF+	6.00%		6/28/2029		7,118	6,987	6,987	0.2%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Secured Debt	(9)	6/29/2024		10.61%	SF+	6.25%		6/28/2029		32,031	31,313	30,165	1.1%
														50,364	49,298	1.8%
CQ Fluency, LLC 2 University Plaza, Suite 406 Hackensack, NJ 07601	(10)	Global Language Services Provider
			Secured Debt	(9) (25)	12/27/2023			SF+	6.75%		6/27/2027		—	(47)	(47)	—%
			Secured Debt	(9) (25)	12/27/2023			SF+	6.75%		6/27/2027		—	(47)	(47)	—%
			Secured Debt	(9)	12/27/2023		11.18%	SF+	6.75%		6/27/2027		10,828	10,600	10,754	0.4%
														10,506	10,660	0.4%
Creative Foam Corporation 300 North Alloy Drive Fenton, MI 48403	(10)	Manufacturer of Custom Engineered Die Cut, Formed Foam, Nonwoven, and Multi-material Component Solutions for the Automotive and Healthcare Markets
			Secured Debt	(9) (25)	6/27/2024			SF+	5.75%		6/27/2029		—	(272)	(272)	—%
			Secured Debt	(9)	6/27/2024		10.11%	SF+	5.75%		6/27/2029		106,280	104,348	105,229	3.8%
														104,076	104,957	3.8%
Dalton US Inc. 15830 Foltz Parkway Strongville, OH 44149	(10)	Provider of Supplemental Labor Services
			Common Stock		8/16/2022	515						1.4%		720	690	—%

DTE Enterprises, LLC 95 Chancellor Drive Roselle, IL 60172	(10)	Industrial Powertrain Repair and Services
			Class AA Preferred Member Units (non-voting)	(8)	4/13/2018		10.00%			10.00%		2.6%		1,316	438	—%
			Class A Preferred Member Units		4/13/2018	776,316	8.00%			8.00%		1.4%		776	—	—%
														2,092	438	—%
Dynamic Communities, LLC 2780 E Fowler Ave #2065 Tampa, FL 33612	(10)	Developer of Business Events and Online Community Groups
			Secured Debt	(9)	12/20/2022		11.46%	SF+	7.00%	11.46%	12/31/2026		2,318	2,160	2,220	0.1%
			Secured Debt	(9)	12/20/2022		13.46%	SF+	9.00%	13.46%	12/31/2026		2,413	2,179	2,219	0.1%
			Preferred Equity		12/20/2022	125,000						3.6%		128	60	—%
			Preferred Equity		12/20/2022	2,376,241						12.9%		—	—	—%
			Common Equity		12/20/2022	1,250,000						3.6%		—	—	—%
														4,467	4,499	0.2%
Eastern Wholesale Fence LLC 266 Middle Island Road Medford, NY 11763	(10)	Manufacturer and Distributor of Residential and Commercial Fencing Solutions
			Secured Debt	(9)	11/19/2020		12.74%	SF+	8.00%		10/30/2025		2,826	2,805	2,714	0.1%
			Secured Debt	(9)	11/19/2020		12.74%	SF+	8.00%		10/30/2025		4,374	4,355	4,201	0.2%
			Secured Debt	(9)	11/19/2020		12.74%	SF+	8.00%		10/30/2025		8,725	8,683	8,380	0.3%
			Secured Debt	(9)	4/20/2021		12.74%	SF+	8.00%		10/30/2025		1,809	1,802	1,738	0.1%
			Secured Debt	(9)	10/14/2021		12.74%	SF+	8.00%		10/30/2025		9,901	9,861	9,509	0.3%
														27,506	26,542	0.9%
Emerald Technologies Acquisition Co, Inc. 1 Stiles Road Salem, NH 03079	(11)	Design & Manufacturing
			Secured Debt	(9)	2/10/2022		10.71%	SF+	6.25%		12/29/2027		9,587	9,434	7,670	0.3%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

EnCap Energy Fund Investments 9651 Katy Freeway, 6th Floor Houston, TX 77024	(12) (13)	Investment Partnership
			LP Interests (EnCap Energy Capital Fund VIII, L.P.)	(8) (30)	1/22/2015	0.14%						0.1%		3,542	1,754	0.1%
			LP Interests (EnCap Energy Capital Fund VIII Co- Investors, L.P.)	(8) (30)	1/21/2015	0.38%						0.4%		1,983	846	—%
			LP Interests (EnCap Energy Capital Fund IX, L.P.)	(8) (30)	1/22/2015	0.10%						0.1%		3,251	1,088	—%
			LP Interests (EnCap Energy Capital Fund X, L.P.)	(8) (30)	3/25/2015	0.15%						0.1%		6,963	5,051	0.2%
			LP Interests (EnCap Energy Capital Fund XII, L.P.)	(8) (30)	8/31/2023	0.19%						0.2%		2,717	3,525	0.1%
			LP Interests (EnCap Flatrock Midstream Fund II, L.P.)	(8) (30)	3/30/2015	0.84%						0.8%		5,110	1,514	0.1%
			LP Interests (EnCap Flatrock Midstream Fund III, L.P.)	(8) (30)	3/27/2015	0.25%						0.2%		4,312	3,756	0.1%
														27,878	17,534	0.6%
Escalent, Inc. 17430 College Parkway, Suite 200 Livonia, MI 48152	(10)	Market Research and Consulting Firm
			Secured Debt	(9) (25)	4/7/2023			SF+	8.00%		4/7/2029		—	(28)	(28)	—%
			Secured Debt	(9)	10/2/2024		12.39%	SF+	8.00%		4/7/2029		1,382	1,359	1,359	—%
			Secured Debt	(9)	4/7/2023		12.43%	SF+	8.00%		4/7/2029		26,048	25,488	26,048	0.9%
			Common Equity	(8)	4/7/2023	649,794						0.4%		663	910	—%
														27,482	28,289	1.0%
Event Holdco, LLC 19 Newport Drive, Suite 101 Forest Hill, MD 21050	(10)	Event and Learning Management Software for Healthcare Organizations and Systems
			Secured Debt	(9)	12/22/2021		12.59%	SF+	8.00%		12/22/2026		3,692	3,678	3,692	0.1%
			Secured Debt	(9)	12/22/2021		12.59%	SF+	8.00%	6.00%	12/22/2026		47,633	47,457	47,633	1.7%
														51,135	51,325	1.8%
Fuse, LLC 700 N. Central Ave., Suite 600 Glendale, CA 91203	(11)	Cable Networks Operator
			Secured Debt	(8)	6/30/2019		12.00%				12/31/2026		1,810	1,810	932	—%
			Common Stock		6/30/2019	10,429						2.1%		256	—	—%
														2,066	932	—%
Garyline, LLC 14799 Shady Hills Road Spring Hill, Florida 34610	(10)	Manufacturer of Consumer Plastic Products
			Secured Debt	(9) (32)	11/10/2023		11.29%	SF+	6.75%		11/10/2028		8,118	7,915	8,118	0.3%
			Secured Debt	(9)	11/10/2023		11.34%	SF+	6.75%		11/10/2028		32,146	31,401	32,146	1.1%
			Common Equity		11/10/2023	705,882						1.6%		706	500	—%
														40,022	40,764	1.5%
GradeEight Corp. 4060 E. Plano Parkway Plano, TX 75074	(10)	Distributor of Maintenance and Repair Parts
			Secured Debt	(9) (25)	10/4/2024			SF+	7.25%		10/4/2029		—	(95)	(95)	—%
			Secured Debt	(9) (25)	10/4/2024			SF+	7.25%		10/4/2029		—	(48)	(48)	—%
			Secured Debt	(9) (26)	10/4/2024		11.74%	SF+	7.25%		10/4/2029		31,603	31,002	31,002	1.1%
			Common Equity		10/4/2024	1,365						2.9%		1,365	1,365	—%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

														32,224	32,224	1.2%
GS HVAM Intermediate, LLC 3115 S Melrose Dr, Suite 160 Carlsbad, CA 92010	(10)	Specialized Food Distributor
			Secured Debt	(9) (32)	10/18/2019		11.12%	SF+	6.50%		2/28/2026		1,864	1,853	1,864	0.1%
			Secured Debt	(9)	10/18/2019		11.24%	SF+	6.50%		2/28/2026		10,509	10,460	10,509	0.4%
			Secured Debt	(9)	9/15/2023		11.24%	SF+	6.50%		2/28/2026		942	939	942	—%
			Secured Debt	(9)	12/22/2023		11.24%	SF+	6.50%		2/28/2026		225	223	225	—%
			Secured Debt	(9)	8/22/2024		10.98%	SF+	6.50%		2/28/2026		6,076	6,040	6,076	0.2%
														19,515	19,616	0.7%
GULF PACIFIC ACQUISITION, LLC 12010 Taylor Road Houston, TX 77041	(10)	Rice Processor and Merchandiser
			Secured Debt	(9) (32)	9/30/2022		10.50%	SF+	6.00%		9/30/2028		707	694	662	—%
			Secured Debt	(9)	9/30/2022		10.55%	SF+	6.00%		9/30/2028		298	286	279	—%
			Secured Debt	(9)	9/30/2022		10.46%	SF+	6.00%		9/30/2028		3,578	3,533	3,350	0.1%
														4,513	4,291	0.2%
HDC/HW Intermediate Holdings 211 West Wacker Drive Suite 900E Chicago, IL 60606	(10)	Managed Services and Hosting Provider
			Secured Debt	(9)	3/7/2024		8.75%	SF+	3.50%	2.50%	6/21/2026		2,423	2,327	2,327	0.1%
			Secured Debt	(14)	3/7/2024		2.50%			2.50%	6/21/2026		1,626	713	418	—%
			Common Equity		3/7/2024	64,029						0.6%		—	—	—%
														3,040	2,745	0.1%
HEADLANDS OP-CO LLC 2 Belvedere Place, Suite 310 Mill Valley, CA 94941	(10)	Clinical Trial Sites Operator
			Secured Debt	(9) (25)	8/1/2022			SF+	6.50%		8/1/2027		—	(35)	(35)	—%
			Secured Debt	(9)	8/1/2022		10.86%	SF+	6.50%		8/1/2027		6,666	6,586	6,666	0.2%
			Secured Debt	(9)	6/3/2024		10.86%	SF+	6.50%		8/1/2027		4,713	4,597	4,713	0.2%
			Secured Debt	(9)	8/1/2022		10.86%	SF+	6.50%		8/1/2027		16,453	16,283	16,453	0.6%
			Secured Debt	(9)	6/3/2024		10.86%	SF+	6.50%		8/1/2027		8,039	7,973	8,039	0.3%
														35,404	35,836	1.3%
Hornblower Sub, LLC Pier 3, The Embarcadero San Francisco, CA 94111	(10)	Marine Tourism and Transportation
			Secured Debt	(9) (32)	7/3/2024		9.92%	SF+	5.50%		7/3/2029		2,429	2,385	2,407	0.1%
			Secured Debt	(9)	7/3/2024		10.11%	SF+	5.50%		7/3/2029		30,979	30,701	30,701	1.1%
														33,086	33,108	1.2%
HOWLCO LLC 231 Shearson Crescent, Suite 310 Cambridge, ON N1T 1J5 Canada	(11) (13) (21)	Provider of Accounting and Business Development Software to Real Estate End Markets
			Secured Debt	(9)	8/19/2021		11.28%	SF+	6.50%	3.50%	10/23/2026		26,241	26,241	26,096	0.9%

Hybrid Promotions, LLC 10711 Walker Street Cypress, CA 90630	(10)	Wholesaler of Licensed, Branded and Private Label Apparel
			Secured Debt	(9)	6/30/2021		13.10%	SF+	8.25%		12/31/2027		7,200	7,073	7,200	0.3%

IG Parent Corporation 485 Albertto Way #100 Los Gatos, CA 95032	(11)	Software Engineering
			Secured Debt	(9) (25)	7/30/2021			SF+	5.75%		7/30/2026		—	(12)	—	—%
			Secured Debt	(9)	7/30/2021		10.21%	SF+	5.75%		7/30/2028		10,154	10,073	10,154	0.4%
			Secured Debt	(9)	7/30/2021		10.21%	SF+	5.75%		7/30/2028		4,903	4,861	4,903	0.2%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

														14,922	15,057	0.5%
Imaging Business Machines, L.L.C. 2750 Crestwood Boulevard Irondale, AL 35210	(10)	Technology Hardware & Equipment
			Secured Debt	(9) (32)	6/8/2023		11.39%	SF+	7.00%		6/30/2028		1,581	1,518	1,581	0.1%
			Secured Debt	(9)	6/8/2023		11.62%	SF+	7.00%		6/30/2028		20,559	20,133	20,559	0.7%
			Common Equity		6/8/2023	849						1.7%		1,166	1,020	—%
														22,817	23,160	0.8%
Implus Footcare, LLC 2001 TW Alexander Drive Box 13925 Durham, NC 27709	(10)	Provider of Footwear and Related Accessories
			Secured Debt	(9)	6/1/2017		13.73%	SF+	7.75%	1.50%	7/31/2025		18,674	18,674	15,892	0.6%

Insight Borrower Corporation 40 McCullough Drive New Castle, DE 19720	(10)	Test, Inspection, and Certification Instrument Provider
			Secured Debt	(9) (25)	7/19/2023			SF+	6.25%		7/19/2028		—	(54)	(54)	—%
			Secured Debt	(9) (25)	7/19/2023			SF+	6.25%		7/19/2029		—	(47)	(47)	—%
			Secured Debt	(9)	7/19/2023		10.87%	SF+	6.25%		7/19/2029		14,262	13,936	13,539	0.5%
			Common Equity		7/19/2023	131,100						0.3%		656	320	—%
														14,491	13,758	0.5%
Inspire Aesthetics Management, LLC 1010 S Federal Hwy, Suite 1010 Delray Beach, FL 33483	(10)	Surgical and Non-Surgical Plastic Surgery and Aesthetics Provider
			Secured Debt	(9) (32)	4/3/2023		14.69%	SF+	10.00%	2.00%	4/3/2028		791	776	725	—%
			Secured Debt	(9)	4/3/2023		14.58%	SF+	10.00%	2.00%	4/3/2028		7,240	7,118	6,636	0.2%
			Secured Debt	(9)	6/14/2023		14.58%	SF+	10.00%	2.00%	4/3/2028		2,912	2,867	2,669	0.1%
			Common Equity		4/3/2023	166,504						0.3%		452	27	—%
														11,213	10,057	0.4%
Interface Security Systems, L.L.C 3773 Corporate Center Drive Earth City, MO 63045	(10)	Commercial Security & Alarm Services
			Secured Debt	(17) (32)	12/9/2021		14.54%	SF+	10.00%	14.54%	8/7/2023		2,075	2,075	1,580	0.1%
			Secured Debt	(9) (14) (17)	8/7/2019		11.67%	SF+	7.00%	11.67%	8/7/2023		7,313	7,237	13	—%
			Common Stock		12/7/2021	2,143						2.1%		—	—	—%
														9,312	1,593	0.1%
Invincible Boat Company, LLC. 4700 NW 132nd Street Opa-Locka, FL 33054	(10)	Manufacturer of Sport Fishing Boats
			Secured Debt	(9) (32)	8/28/2019		12.01%	SF+	7.50%		12/31/2026		1,037	1,033	995	—%
			Secured Debt	(9)	8/28/2019		12.01%	SF+	7.50%		12/31/2026		16,771	16,703	16,098	0.6%
														17,736	17,093	0.6%
Isagenix International, LLC 155 E Rivulon Boulevard Gilbert, AZ 85279	(11)	Direct Marketer of Health & Wellness Products
			Secured Debt	(9)	4/13/2023		11.25%	SF+	6.60%	8.75%	4/14/2028		3,159	2,958	663	—%
			Common Equity		4/13/2023	198,743						1.8%		—	—	—%
														2,958	663	—%
Island Pump and Tank, LLC 40 Doyle Court East Northport, NY 11731	(10)	Provider of Facility and Maintenance Services to Fuel Retailers in Northeast U.S.
			Secured Debt	(9) (25)	5/20/2024			SF+	6.50%		5/17/2029		—	(5)	(5)	—%
			Secured Debt	(9)	5/20/2024		10.35%	SF+	5.50%		5/17/2029		1,735	1,708	1,722	0.1%
			Secured Debt	(9)	5/20/2024		11.35%	SF+	6.50%		5/17/2029		1,735	1,708	1,722	0.1%
			Secured Debt	(9)	5/20/2024		12.35%	SF+	7.50%		5/17/2029		1,735	1,708	1,722	0.1%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

														5,119	5,161	0.2%
Jackmont Hospitality, Inc. 1760 Peachtree Street, Suite 200 Atlanta, GA 30309	(10)	Franchisee of Casual Dining Restaurants
			Secured Debt	(9) (26)	10/26/2022		12.18%	SF+	7.50%		11/4/2026		792	783	792	—%
			Secured Debt	(9) (26)	2/27/2024		12.19%	SF+	7.50%		11/4/2026		627	620	627	—%
			Secured Debt	(9)	2/27/2024		12.18%	SF+	7.50%		11/4/2026		60	48	60	—%
			Secured Debt	(9)	11/8/2021		12.18%	SF+	7.50%		11/4/2026		1,843	1,821	1,843	0.1%
			Preferred Equity		11/8/2021	2,826,667						6.7%		110	870	—%
														3,382	4,192	0.1%
JDC Power Services, LLC 84 Business Park Drive, Suite 106 Armonk, NY 10504	(10)	Provider of Electrical Equipment and Maintenance Services for Datacenters
			Secured Debt	(9) (25)	6/28/2024			SF+	6.50%		6/28/2029		—	(162)	(162)	—%
			Secured Debt	(9)	6/28/2024		10.83%	SF+	6.50%		6/28/2029		60,965	59,573	60,336	2.2%
														59,411	60,174	2.2%
Joerns Healthcare, LLC 2430 Whitehall Park Drive, Suite 100 Charlotte, NC 28273	(11)	Manufacturer and Distributor of Health Care Equipment & Supplies
			Secured Debt	(9) (14) (17)	8/21/2019		21.59%	SF+	16.00%	21.59%	8/21/2024		1,134	1,134	—	—%
			Secured Debt	(9) (14) (17)	8/21/2019		21.59%	SF+	16.00%	21.59%	8/21/2024		1,091	1,091	—	—%
			Secured Debt	(9)	3/30/2024		13.21%	SF+	8.75%	6.00%	3/29/2029		1,770	1,770	1,770	0.1%
			Secured Debt	(9)	3/30/2024		13.18%	SF+	8.75%	13.18%	3/29/2029		1,314	1,314	1,314	—%
			Common Stock		8/21/2019	472,579						4.5%		4,429	—	—%
			Common Stock		3/29/2024	5,461,019						4.9%		200	140	—%
														9,938	3,224	0.1%
JTI Electrical & Mechanical, LLC 3901 Fanucchi Way Unit 201 Shafter, CA 93263	(10)	Electrical, Mechanical and Automation Services
			Secured Debt	(9) (32)	12/22/2021		12.72%	SF+	8.00%		12/22/2026		8,421	8,354	7,977	0.3%
			Secured Debt	(9)	12/22/2021		12.58%	SF+	8.00%		12/22/2026		35,763	35,471	33,879	1.2%
			Secured Debt	(9)	2/1/2024		12.58%	SF+	8.00%		12/22/2026		3,347	3,278	3,176	0.1%
			Common Equity		12/22/2021	1,684,211						3.7%		1,684	300	—%
														48,787	45,332	1.6%
KMS, LLC 1315 W MacArthur Road, Building 300 Wichita, KS 67217	(10)	Wholesaler of Closeout and Value-priced Products
			Secured Debt	(9) (14)	10/4/2021		14.50%	SF+	9.75%		10/4/2026		1,028	1,002	662	—%
			Secured Debt	(9)	11/27/2024		14.23%	SF+	9.75%	14.23%	10/4/2026		450	450	450	—%
			Secured Debt	(9)	11/27/2024		14.23%	SF+	9.75%	14.23%	10/4/2026		440	440	440	—%
			Secured Debt	(9) (14)	10/4/2021		14.50%	SF+	9.75%		10/4/2026		7,410	7,340	4,779	0.2%
														9,232	6,331	0.2%
Lightbox Holdings, L.P. 1450 Broadway 41st Floor New York City, NY 10018	(11)	Provider of Commercial Real Estate Software
			Secured Debt		5/9/2019		9.44%	SF+	5.00%		5/9/2026		15,525	15,450	15,059	0.5%

LKCM Headwater Investments I, L.P. 301 Commerce Street, Suite 1600 Fort Worth, TX 76102	(12) (13)	Investment Partnership
			LP Interests	(30)	1/25/2013	2.27%						2.3%		1,746	2,926	0.1%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

LL Management, Inc. 30 Railroad Avenue West Haven, CT 06516	(10)	Medical Transportation Service Provider
			Secured Debt	(9)	9/17/2024		11.89%	SF+	7.25%		12/31/2025		1,156	1,156	1,156	—%
			Secured Debt	(9)	5/2/2019		11.92%	SF+	7.25%		12/31/2025		8,575	8,513	8,575	0.3%
			Secured Debt	(9)	5/2/2019		11.71%	SF+	7.25%		12/31/2025		5,485	5,444	5,485	0.2%
			Secured Debt	(9)	11/20/2020		11.71%	SF+	7.25%		12/31/2025		2,878	2,857	2,878	0.1%
			Secured Debt	(9)	2/26/2021		11.92%	SF+	7.25%		12/31/2025		1,118	1,110	1,118	—%
			Secured Debt	(9)	5/12/2022		11.71%	SF+	7.25%		12/31/2025		11,326	11,242	11,326	0.4%
														30,322	30,538	1.1%
LLFlex, LLC 1225 West Burnett Avenue Louisville, KY 40210	(10)	Provider of Metal-Based Laminates
			Secured Debt	(9)	8/16/2021		12.74%	SF+	8.00%	3.00%	8/16/2026		4,133	4,083	3,316	0.1%

Logix Acquisition Company, LLC 2950 N Loop W 10th Floor Houston, TX 77092	(10)	Competitive Local Exchange Carrier
			Secured Debt	(9) (17)	1/8/2018		12.25%	P+	4.25%		12/22/2024		24,809	24,809	19,739	0.7%

Looking Glass Investments, LLC 316 E Silver Spring Drive, Suite 206 Milwaukee, WI 53217	(12) (13)	Specialty Consumer Finance
			Member Units		7/1/2015	3						2.6%		125	25	—%

Mako Steel, LP 5650 El Camino Real, Suite 100 Carlsbad, CA 92008	(10)	Self-Storage Design & Construction
			Secured Debt	(9) (25)	3/15/2021			SF+	7.50%		3/15/2026		—	(15)	—	—%
			Secured Debt	(9)	3/28/2024		12.00%	SF+	7.50%		3/15/2026		18,973	18,822	18,973	0.7%
														18,807	18,973	0.7%
Microbe Formulas, LLC 3750 E Pewter Falls Street, Suite 100 Meridian, ID 83642	(10)	Nutritional Supplements Provider
			Secured Debt	(9) (25)	4/4/2022			SF+	5.75%		4/3/2028		—	(39)	(39)	—%
			Secured Debt	(9)	11/20/2024		10.22%	SF+	5.75%		4/3/2028		11,135	10,985	11,135	0.4%
			Secured Debt	(9)	4/4/2022		10.21%	SF+	5.75%		4/3/2028		19,828	19,606	19,828	0.7%
														30,552	30,924	1.1%
Mini Melts of America, LLC 2540 Metropolitan Drive Trevose, PA 19053	(10)	Manufacturer and Distributor of Branded Premium Beaded Ice Cream
			Secured Debt	(9) (32)	11/30/2023		10.74%	SF+	6.25%		11/30/2028		575	541	575	—%
			Secured Debt	(9) (26)	11/30/2023		10.77%	SF+	6.25%		11/30/2028		1,315	1,288	1,315	—%
			Secured Debt	(9)	11/30/2023		9.76%	SF+	5.25%		11/30/2028		4,904	4,811	4,904	0.2%
			Secured Debt	(9)	11/30/2023		11.76%	SF+	7.25%		11/30/2028		4,904	4,807	4,904	0.2%
			Common Equity		11/30/2023	515,576						0.6%		516	430	—%
														11,963	12,128	0.4%
MonitorUS Holding, LLC 7th Floor 186 Shoreditch High Street London E1 6HU United Kingdom	(10) (13) (21)	SaaS Provider of Media Intelligence Services
			Secured Debt	(9)	5/24/2022		11.59%	SF+	7.00%		5/24/2027		4,101	4,065	3,907	0.1%
			Secured Debt	(9)	5/24/2022		11.59%	SF+	7.00%		5/24/2027		10,767	10,666	11,079	0.4%
			Secured Debt	(9)	5/24/2022		11.59%	SF+	7.00%		5/24/2027		18,103	17,943	18,103	0.6%
			Unsecured Debt		11/14/2023		8.00%			8.00%	3/31/2025		114	114	114	—%
			Unsecured Debt		3/15/2024		8.00%			8.00%	6/30/2025		54	54	54	—%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Unsecured Debt		9/25/2024		8.00%			8.00%	12/21/2025		107	107	107	—%
			Common Stock		8/30/2022	44,445,814						0.6%		889	796	—%
														33,838	34,160	1.2%
NinjaTrader, LLC 222 N LaSalle Street, Suite 1450 Chicago, IL 60601	(10)	Operator of Futures Trading Platform
			Secured Debt	(9) (25)	12/18/2019			SF+	6.50%		12/18/2026		—	(6)	(6)	—%
			Secured Debt	(9)	12/18/2019		11.24%	SF+	6.50%		12/18/2026		28,243	28,016	28,243	1.0%
														28,010	28,237	1.0%
Obra Capital, Inc. 437 Madison Avenue, 26th Floor New York, NY 10022	(10)	Provider of Asset Management Services Specialized in Insurance-Linked Strategies
			Secured Debt	(9) (25)	6/21/2024			SF+	7.50%		12/21/2028		—	(4)	(4)	—%
			Secured Debt	(9)	6/21/2024		11.97%	SF+	7.50%		6/21/2029		26,352	25,653	25,884	0.9%
														25,649	25,880	0.9%
OnPoint Industrial Services, LLC 906 West 13th Street Deer Park, TX 77536	(10)	Environmental & Facilities Services
			Secured Debt	(9)	12/18/2024		11.35%	SF+	7.00%		11/16/2027		1,400	1,386	1,386	—%
			Secured Debt	(9)	4/1/2024		11.33%	SF+	7.00%		11/16/2027		3,880	3,850	3,850	0.1%
														5,236	5,236	0.2%
Ospemifene Royalty Sub LLC 777 East Eisenhower Parkway, Suite 100 Ann Arbor, MI 48108	(10)	Estrogen-Deficiency Drug Manufacturer and Distributor
			Secured Debt	(14)	7/8/2013						11/15/2026		4,398	4,398	12	—%

Peaches Holding Corporation 1209 Orange Street Wilmington, DE 19801		Wholesale Provider of Consumer Packaging Solutions
			Common Equity		5/22/2024	3,226						3.0%		7,221	4,540	0.2%

Power System Solutions 7300 State Hwy 121, Suite 300 McKinney, TX 75070	(10)	Backup Power Generation
			Secured Debt	(9) (25)	6/7/2023			SF+	6.50%		6/7/2028		—	(63)	(63)	—%
			Secured Debt	(9)	6/7/2023		10.86%	SF+	6.50%		6/7/2028		6,124	5,988	6,124	0.2%
			Secured Debt	(9)	6/7/2023		10.90%	SF+	6.50%		6/7/2028		18,233	17,858	18,233	0.7%
			Common Equity		6/7/2023	1,234						1.7%		1,234	3,800	0.1%
														25,017	28,094	1.0%
PrimeFlight Aviation Services 3 Sugar Creek Center Boulevard, Suite 450 Sugar Land, TX 77478	(10)	Air Freight & Logistics
			Secured Debt	(9)	5/1/2023		10.58%	SF+	5.50%		5/1/2029		7,880	7,668	7,880	0.3%
			Secured Debt	(9)	9/7/2023		9.83%	SF+	5.50%		5/1/2029		752	730	752	—%
			Secured Debt	(9)	1/30/2024		9.83%	SF+	5.50%		5/1/2029		756	740	756	—%
			Secured Debt	(9)	6/28/2024		9.58%	SF+	5.25%		5/1/2029		859	848	859	—%
														9,986	10,247	0.4%
PTL US Bidco, Inc Atholl House 51 Melville Street Edinburgh EH3 7HL	(10) (13) (21)	Manufacturers of Equipment, Including Drilling Rigs and Equipment, and Providers of Supplies and Services to Companies Involved in the Drilling, Evaluation and Completion of Oil and Gas Wells
			Secured Debt	(9)	8/19/2022		13.03%	SF+	8.25%		8/19/2027		6,838	6,739	6,769	0.2%
			Secured Debt	(9)	8/19/2022		13.03%	SF+	8.25%		8/19/2027		17,811	17,615	17,631	0.6%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

														24,354	24,400	0.9%
Purge Rite, LLC 13802 N Hwy 75 Willis, TX 77378	(10)	HVAC Flushing and Filtration Services
			Preferred Equity		10/2/2023	32,813						9.5%		3,248	3,248	0.1%
			Common Equity		4/1/2024	32,813						2.5%		33	2,060	0.1%
														3,281	5,308	0.2%
Richardson Sales Solutions 2001 Market Street, Suite 2850 Philadelphia, PA 19103	(10)	Business Services
			Secured Debt	(9) (32)	8/24/2023		11.22%	SF+	6.75%		8/24/2028		3,517	3,443	3,517	0.1%
			Secured Debt	(9)	8/24/2023		11.38%	SF+	6.75%		8/24/2028		34,046	33,201	34,046	1.2%
			Secured Debt	(9)	9/10/2024		11.43%	SF+	6.75%		8/24/2028		22,101	21,694	22,101	0.8%
														58,338	59,664	2.1%
Roof Opco, LLC 1209 N Avenue, Suite 13 Plano, TX 75074	(10)	Residential Re-Roofing/Repair
			Secured Debt	(9) (25)	8/27/2021			SF+	8.00%		8/27/2026		—	(5)	—	—%
			Secured Debt	(9)	8/27/2021		11.85%	SF+	7.00%		8/27/2026		3,376	3,335	3,071	0.1%
			Secured Debt	(9)	8/27/2021		13.85%	SF+	9.00%		8/27/2026		3,376	3,335	3,052	0.1%
														6,665	6,123	0.2%
Rug Doctor, LLC. 2201 West Plano Parkway, Suite 100 Plano, TX 75075	(10)	Carpet Cleaning Products and Machinery
			Secured Debt	(9)	7/16/2021		12.52%	SF+	8.00%	2.00%	11/16/2025		5,888	5,879	5,888	0.2%
			Secured Debt	(9)	7/16/2021		12.52%	SF+	8.00%	2.00%	11/16/2025		7,449	7,421	7,449	0.3%
														13,300	13,337	0.5%
South Coast Terminals Holdings, LLC 7401 Wallisville Road Houston, TX 77020	(10)	Specialty Toll Chemical Manufacturer
			Secured Debt	(9) (25)	8/8/2024			SF+	5.25%		8/8/2029		—	—	—	—%
			Secured Debt	(9)	8/8/2024		9.71%	SF+	5.25%		8/8/2029		53,320	52,939	53,320	1.9%
			Common Equity		12/10/2021	864						0.6%		864	885	—%
														53,803	54,205	1.9%
SPAU Holdings, LLC 1616 Stout St, Suite 200 Denver, CO 80202	(10)	Digital Photo Product Provider
			Secured Debt	(9) (25)	7/1/2022			SF+	7.50%		7/1/2027		—	(32)	—	—%
			Secured Debt	(9)	7/1/2022		11.98%	SF+	7.50%		7/1/2027		15,569	15,410	15,569	0.6%
			Common Stock		7/1/2022	638,710						1.6%		639	610	—%
														16,017	16,179	0.6%
Team Public Choices, LLC 3131 Camino del Rio North, Suite 650 San Diego, CA 92108	(11)	Home-Based Care Employment Service Provider
			Secured Debt		12/22/2020		9.65%	SF+	5.00%		12/18/2027		14,683	14,522	14,781	0.5%

TEC Services, LLC 8601 Robert Fulton Drive, Suite 110 Columbia, MD 21046	(10)	Provider of Janitorial Service for Food Retailers
			Secured Debt	(9) (25)	12/31/2024			SF+	5.75%		12/31/2029		—	(125)	(125)	—%
			Secured Debt	(9) (25)	12/31/2024			SF+	5.75%		12/31/2029		—	(94)	(94)	—%
			Secured Debt	(9)	12/31/2024		10.13%	SF+	5.75%		12/31/2029		42,333	41,709	41,709	1.5%
														41,490	41,490	1.5%
Tectonic Financial, LLC 16200 Dallas Parkway, Suite 190 Dallas, TX 75248		Financial Services Organization

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

			Common Stock	(8)	5/15/2017	200,000						2.8%		2,000	4,720	0.2%

Tex Tech Tennis, LLC 4448 West Lover Lane Dallas, TX 75209	(10)	Sporting Goods & Textiles
			Preferred Equity	(29)	7/7/2021	1,000,000						3.0%		1,000	2,290	0.1%

Titan Meter Midco Corp. 5825 North Sam Houston Parkway West, Suite 120 Houston, TX 77086	(10)	Value Added Distributor of a Variety of Metering and Measurement Products and Solutions to the Energy Industry
			Secured Debt	(9) (25)	3/11/2024			SF+	6.50%		3/11/2029		—	(105)	(105)	—%
			Secured Debt	(9)	3/11/2024		10.83%	SF+	6.50%		3/11/2029		33,927	32,937	33,927	1.2%
			Preferred Equity		3/11/2024	1,218,750	8.00%			8.00%		1.2%		1,219	1,400	0.1%
														34,051	35,222	1.3%
U.S. TelePacific Corp. 515 S Flower Street, 47th Floor Los Angeles, CA 90071	(11)	Provider of Communications and Managed Services
			Secured Debt	(9) (14)	6/1/2023		11.90%	SF+	7.40%	6.00%	5/2/2027		9,825	3,257	3,910	0.1%
			Secured Debt	(14)	6/1/2023						5/2/2027		1,003	20	—	—%
														3,277	3,910	0.1%
UPS Intermediate, LLC 4460 Highway 225 Deer Park, TX 77536	(10)	Provider of Maintenance, Repair, and Overhaul Services for Industrial Equipment Serving the Refining, Chemical, Midstream, Renewables, Power, and Utilities End Markets
			Secured Debt	(9)	7/29/2024		10.36%	SF+	6.00%		7/27/2029		43,339	42,558	42,904	1.5%
			Common Equity		7/29/2024	1,443,299						1.6%		1,443	1,443	0.1%
														44,001	44,347	1.6%
UserZoom Technologies, Inc. 1484 Pollard Road, Suite 271 Los Gatos, CA 95032	(10)	Provider of User Experience Research Automation Software
			Secured Debt	(9)	1/11/2023		12.75%	SF+	7.50%		4/5/2029		4,000	3,918	4,000	0.1%

Veregy Consolidated, Inc. 23325 North 23rd Avenue, Suite 120 Phoenix, AZ 85027	(11)	Energy Service Company
			Secured Debt	(9) (25)	11/9/2020			SF+	5.25%		11/3/2025		—	(185)	(185)	—%
			Secured Debt	(9)	11/9/2020		10.85%	SF+	6.00%		11/3/2027		17,659	17,475	17,681	0.6%
														17,290	17,496	0.6%
Vistar Media, Inc. 149 5th Avenue 6th Floor New York, NY 10011	(10)	Operator of Digital Out-of-Home Advertising Platform
			Preferred Stock		4/3/2019	70,207						22.5%		767	4,676	0.2%

Vitesse Systems 37955 Central Court Newark, CA 94560	(10)	Component Manufacturing and Machining Platform
			Secured Debt		12/22/2023		11.55%	SF+	7.00%		12/22/2028		5,795	5,673	5,795	0.2%
			Secured Debt	(9)	12/22/2023		11.47%	SF+	7.00%		12/22/2028		42,075	41,245	42,075	1.5%
														46,918	47,870	1.7%
VORTEQ Coil Finishers, LLC 135 Alleghany Avenue, Suite A Oakmont, PA 15139	(10)	Specialty Coating of Aluminum and Light-Gauge Steel
			Common Equity	(8)	11/30/2021	1,038,462						3.6%		1,038	2,640	0.1%

Portfolio Company (1) (20)		Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

Wall Street Prep, Inc. 1330 Beacon Street Brookline, MA 02446	(10)	Financial Training Services
			Secured Debt	(9) (25)	7/19/2021			SF+	7.00%		7/19/2026		—	(2)	(2)	—%
			Secured Debt	(9)	7/19/2021		11.74%	SF+	7.00%		7/19/2026		1,759	1,748	1,759	0.1%
			Common Stock		7/19/2021	400,000						0.7%		400	1,210	—%
														2,146	2,967	0.1%
Watterson Brands, LLC 1700 E Golf Road Suite 500 Schaumburg, IL 60173	(10)	Facility Management Services
			Secured Debt		12/17/2021		12.00%			4.00%	12/17/2026		2,270	2,251	2,142	0.1%
			Secured Debt		12/17/2021		12.00%			4.00%	12/17/2026		392	377	369	—%
			Secured Debt		12/17/2021		12.00%			4.00%	12/17/2026		16,135	16,036	15,227	0.5%
			Secured Debt		12/17/2021		12.00%			4.00%	12/17/2026		12,906	12,826	12,180	0.4%
														31,490	29,918	1.1%
West Star Aviation Acquisition, LLC 2 Airline Court East Alton, IL 62024	(10)	Aircraft, Aircraft Engine and Engine Parts
			Secured Debt	(9) (26)	3/1/2022		9.47%	SF+	5.00%		3/1/2028		2,381	2,348	2,381	0.1%
			Secured Debt	(9)	3/1/2022		9.60%	SF+	5.00%		3/1/2028		10,550	10,428	10,550	0.4%
			Secured Debt	(9)	11/3/2023		9.60%	SF+	5.00%		3/1/2028		5,250	5,166	5,250	0.2%
			Common Stock	(8)	3/1/2022	1,541,400						0.7%		1,541	4,920	0.2%
														19,483	23,101	0.8%
Winter Services LLC 2100 S 116th Street West Allis, WI 53227	(10)	Provider of Snow Removal and Ice Management Services
			Secured Debt	(9) (32)	11/19/2021		12.81%	SF+	8.00%		11/19/2026		2,200	2,161	2,138	0.1%
			Secured Debt	(9)	11/19/2021		12.85%	SF+	8.00%		11/19/2026		1,874	1,856	1,821	0.1%
			Secured Debt	(9)	1/16/2024		11.85%	SF+	7.00%		11/19/2026		7,240	7,131	7,035	0.3%
			Secured Debt	(9)	1/16/2024		13.85%	SF+	9.00%		11/19/2026		7,240	7,131	7,035	0.3%
														18,279	18,029	0.6%
Xenon Arc, Inc. 10500 NE 8th Street Suite 1250 Bellevue, WA 98004	(10)	Tech-enabled Distribution Services to Chemicals and Food Ingredients Primary Producers
			Secured Debt	(9)	12/17/2021		9.70%	SF+	5.25%		12/20/2028		23,814	23,549	23,814	0.9%
			Secured Debt	(9)	12/17/2021		9.98%	SF+	5.25%		12/20/2028		37,442	37,063	37,442	1.3%
														60,612	61,256	2.2%
YS Garments, LLC 15730 S Figueroa Street Gardena, CA 90248	(11)	Designer and Provider of Branded Activewear
			Secured Debt	(9) (26)	8/22/2018		12.25%	SF+	7.50%		8/9/2026		10,892	10,739	9,949	0.4%

Zips Car Wash, LLC 1400 W Markham Street, Suite 100 Little Rock, AR 72201	(10)	Express Car Wash Operator
			Secured Debt	(9)	2/11/2022		11.91%	SF+	7.25%	11.91%	12/31/2024		18,023	18,023	14,852	0.5%
			Secured Debt	(9)	2/11/2022		11.91%	SF+	7.25%	11.91%	12/31/2024		4,518	4,518	3,723	0.1%
														22,541	18,575	0.7%
ZRG Partners, LLC 365 W Passaic Street Rochelle Park, NJ 07662	(10)	Talent Advisory Services Provider
			Secured Debt	(9)	6/14/2024		12.50%	P+	5.00%		6/14/2029		695	509	695	—%
			Secured Debt	(9)	6/14/2024		10.74%	SF+	6.00%		6/14/2029		4,158	3,956	4,158	0.1%
			Secured Debt	(9)	6/14/2024		10.28%	SF+	6.00%		6/14/2029		6,568	6,447	6,568	0.2%

Portfolio Company (1) (20)	Business Description	Type of Investment (2) (3) (15)		Investment Date (24)	Shares/Units	Total Rate	Reference Rate and Spread (28)		PIK Rate (19)	Maturity Date	Percentage of Class Held (38)	Principal (4)	Cost (4)	Fair Value (18)	Percentage of Net Assets

		Secured Debt	(9)	6/14/2024		10.66%	SF+	6.00%		6/14/2029		47,050	46,185	47,050	1.7%
													57,097	58,471	2.1%
Subtotal Non-Control/Non-Affiliate Investments (71.4% of net assets at fair value)													$2,077,901	$1,997,981	71.4%
Total Portfolio Investments, December 31, 2024 (176.3% of net assets at fair value)													$4,237,312	$4,932,669	176.3%

Money market funds (included in cash and cash equivalents)
Dreyfus Government Cash Management (36)													$3,400	$3,400	0.1%
Fidelity Government Fund (32)													1,526	1,526	0.1%
Fidelity Treasury (31)													1,548	1,548	0.1%
Total money market funds													$6,474	$6,474	0.2%
___________________________
(1)All investments are Lower Middle Market portfolio investments, unless otherwise noted. See Note C to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a description of Lower Middle Market portfolio investments. All of the Company’s investments, unless otherwise noted, are encumbered either as security for the Company’s multi-year revolving credit facility (the “Corporate Facility”), special purpose vehicle revolving credit facility (the “SPV Facility” and, together with the Corporate Facility, the “Credit Facilities”) or in support of the SBA-guaranteed debentures issued by the Funds.
(2)Debt investments are income producing, unless otherwise noted by footnote (14), as described below. Equity and warrants are non-income producing, unless otherwise noted by footnote (8), as described below.
(3)See Note C to our consolidated financial statements and Schedule 12-14 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a summary of geographic location of portfolio companies.
(4)Principal is net of repayments. Cost is net of repayments and accumulated unearned income. Negative cost is the result of the capitalized discount being greater than the principal amount outstanding on the loan.
(5)Control investments are defined by the 1940 Act as investments in which more than 25% of the voting securities are owned or where the ability to nominate greater than 50% of the board representation is maintained.
(6)Affiliate investments are defined by the 1940 Act as investments in which between 5% and 25% (inclusive) of the voting securities are owned and the investments are not classified as Control investments.
(7)Non-Control/Non-Affiliate investments are defined by the 1940 Act as investments that are neither Control investments nor Affiliate investments.
(8)Income producing through dividends or distributions.
(9)Index based floating interest rate is subject to contractual minimum interest rate. As noted in this schedule, 95% of the loans (based on the par amount) contain Term SOFR (“SOFR”) floors which range between 0.50% and 5.25%, with a weighted-average floor of 1.32%.
(10)Private Loan portfolio investment. See Note C to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a description of Private Loan portfolio investments.
(11)Middle Market portfolio investment. See Note C to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a description of Middle Market portfolio investments.
(12)Other Portfolio investment. See Note C to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a description of Other Portfolio investments.

(13)Investment is not a qualifying asset as defined under Section 55(a) of the 1940 Act. Qualifying assets must represent at least 70% of total assets at the time of acquisition of any additional non-qualifying assets.
(14)Non-accrual and non-income producing debt investment.
(15)All of the Company’s portfolio investments are generally subject to restrictions on resale as “restricted securities.”
(16)External Investment Manager. Investment is not encumbered as security for the Company’s Credit Facilities or in support of the SBA-guaranteed debentures issued by the Funds.
(17)Maturity date is under on-going negotiations with the portfolio company and other lenders, if applicable.
(18)Investment fair value was determined using significant unobservable inputs, unless otherwise noted. See Note C to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for further discussion.
(19)Investments may have a portion, or all, of their income received from PIK interest or dividends. PIK interest income and cumulative dividend income represent income not paid currently in cash. The difference between the Total Rate and PIK Rate represents the cash rate as of December 31, 2024.
(20)All portfolio company headquarters are based in the United States, unless otherwise noted.
(21)Portfolio company headquarters are located outside of the United States.
(22)The Company has entered into an intercreditor agreement that entitles the Company to the “last out” tranche of the first lien secured loans, whereby the “first out” tranche will receive priority as to the “last out” tranche with respect to payments of principal, interest, and any other amounts due thereunder. Therefore, the Company receives a higher interest rate than the contractual stated interest rate of SOFR+7.00% (Floor 1.50%) per the credit agreement and the Consolidated Schedule of Investments above reflects such higher rate.
(23)The Company has entered into an intercreditor agreement that entitles the Company to the “last out” tranche of the first lien secured loans, whereby the “first out” tranche will receive priority as to the “last out” tranche with respect to payments of principal, interest, and any other amounts due thereunder. Therefore, the Company receives a higher interest rate than the contractual stated interest rate of 11.75% per the credit agreement and the Consolidated Schedule of Investments above reflects such higher rate.
(24)Investment date represents the date of initial investment in the security position.
(25)The position is unfunded and no interest income is being earned as of December 31, 2024. The position may earn a nominal unused facility fee on committed amounts.
(26)Each new draw or funding on the facility has a different floating rate reset date. The rate presented represents a weighted-average rate for borrowings under the facility, as of December 31, 2024.
(27)Warrants are presented in equivalent shares/units with a strike price of $0.01 per share/unit.
(28)A majority of the variable rate loans in the Company’s Investment Portfolio (defined below) bear interest at a rate that may be determined by reference to either SOFR (“SF”) or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate (“P”)), which typically resets every one, three, or six months at the borrower’s option. SOFR based contracts may include a credit spread adjustment (the “Adjustment”) that is charged in addition to the stated spread. The Adjustment is applied when the SOFR rate, plus the Adjustment, exceeds the stated floor rate, as applicable. As of December 31, 2024, SOFR based contracts in the portfolio had Adjustments ranging from 0.10% to 0.26%.
(29)Shares/Units represent ownership in a related Real Estate or HoldCo entity.
(30)Investment is not unitized. Presentation is made in percent of fully diluted ownership unless otherwise indicated.
(31)Effective yield as of December 31, 2024 was approximately 4.10% on the Fidelity Treasury.
(32)RLOC facility permits the borrower to make an interest rate election regarding the base rate on each draw under the facility. The rate presented represents a weighted-average rate for borrowings under the facility, as of December 31, 2024.
(33)Index based floating interest rate is subject to contractual maximum base rate of 3.00%.

(34)Index based floating interest rate is subject to contractual maximum base rate of 1.50%.
(35)Warrants are presented in equivalent shares/units with a strike price of $1.00 per share/unit.
(36)Effective yield as of December 31, 2024 was approximately 4.43% on the Dreyfus Government Cash Management.
(37)Effective yield as of December 31, 2024 was approximately 4.14% on the Fidelity Government Fund.
(38)Percent of class held is presented for equity investments only. Unless otherwise noted, for any warrants, convertible or preferred equity instruments, the percent of class represents the percent of its equity class in the portfolio company.

SENIOR SECURITIES
Information about our senior securities as of the end of the last ten fiscal years is shown in “Note E — Debt” in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and is incorporated by reference into this prospectus in its entirety. The senior securities table has been audited by Grant Thornton LLP, an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus. The information about our senior securities should be read in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K filed with the SEC.
BUSINESS
The information contained under the caption “Item 1. Business” of our most recent Annual Report on Form 10-K is incorporated by reference herein.
MANAGEMENT
The information contained under the captions “Election of Directors”, “Corporate Governance” and “Officers” in our most recent Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders and “Item 1. Business” of our most recent Annual Report on Form 10-K is incorporated by reference herein.
PORTFOLIO MANAGEMENT
Our management’s investment committee has oversight over all aspects of our investment processes. The current members of the investment committee are Dwayne L. Hyzak, our Chief Executive Officer, David Magdol, our President and Chief Investment Officer, and Vincent D. Foster, Chairman of our Board of Directors.
Vincent D. Foster, Dwayne L. Hyzak and David L. Magdol are primarily responsible for the day-to-day management of (i) four pooled investment vehicles, including us and MSC Income (each a BDC), with capital under management (which includes total assets and the undrawn portions of debt capital) of $6,447.3 million and $1,274.0 million, respectively, and two private fund clients of the External Investment Manager, with $232.8 million and $173.8 million of capital under management (which includes total assets and the undrawn portions of debt and equity capital), respectively, and (ii) two separately managed accounts, with a total of $57.4 million of capital under management, each of which is a client of the External Investment Manager. The pooled investment vehicles and other accounts for which Messrs. Foster, Hyzak and Magdol are primarily responsible had a combined aggregate of $8.2 billion of capital under management (which includes total assets and the undrawn portions of debt capital) as of December 31, 2024, $1.7 billion of which the External Investment Manager earns management fees and may earn incentive fees, or a carried interest, based on the performance of the capital managed (excluding the $6.4 billion of Main Street’s capital under management as we are internally managed and do not pay any external investment advisory fees). See “Risk Factors — Risks Related to Our Investment Management Activities” for a description of the material risks and conflicts associated with the External Investment Manager’s and our management’s provision of investment advisory services to MSC Income and other advisory clients.
Mr. Foster serves Main Street as a non-employee director and, in connection with such service, receives an annual cash retainer from us, as well as equity awards under Main Street’s 2022 Non-Employee Director Restricted Stock Plan, subject to forfeiture provisions. Mr. Foster may also defer receipt of some or all of his cash compensation under Main Street’s Deferred Compensation Plan, subject to certain limitations.
As executive officers of Main Street, Messrs. Hyzak and Magdol receive compensation comprised of a base salary, annual cash bonuses, long-term equity compensation pursuant to Main Street’s 2022 Equity and Incentive Plan, and other benefits as detailed under the captions “Compensation Discussion and Analysis” and “Compensation of Executive Officers” in our most recent Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders. The annual cash bonuses are intended to reward individual performance on an annual basis and can therefore be variable from year to year based on our dividend performance as well as corporate and individual performance goals and other measures. Similarly, any long-term equity incentive awards granted to Messrs. Hyzak and Magdol are intended to motivate them by means of performance-related incentives to achieve long-range performance goals and are subject to vesting schedules.

Mr. Foster has served as a member of management’s investment committee since 2007. Mr. Hyzak has served as a member of management’s investment committee since 2013. Mr. Magdol has served as a member of management’s investment committee since 2011. For more information on Mr. Foster, Mr. Hyzak and Mr. Magdol, see their biographical information under the captions “Election of Directors” and “Officers” in our most recent Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The information contained under the caption “Certain Relationships and Related Transactions” in our most recent Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders is incorporated by reference herein.
CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
The information contained under the caption “Security Ownership of Certain Beneficial Owners and Management” in our most recent Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders is incorporated by reference herein.
SALES OF COMMON STOCK BELOW NET ASSET VALUE
Our stockholders have in the past and may again approve our ability to sell shares of our common stock below our then current NAV per share in one or more public offerings of our common stock. In such an approval, our stockholders may not specify a maximum discount below NAV at which we are able to issue our common stock. We do not currently intend to issue shares of our common stock below NAV unless approved by our stockholders and our Board of Directors determines that it would be in our stockholders’ best interests to do so.
In order to sell shares below NAV in one or more public offerings of our common stock:
•stockholders must have approved a sale below NAV per share within the one-year period immediately prior to any such sale;
•a majority of our directors who have no financial interest in the issuance and sale and a majority of our directors who are not interested persons of the Company must have determined that any such sale would be in the best interests of the Company and its stockholders; and
•a majority of our directors who have no financial interest in the issuance and sale, and a majority of our directors who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, must have determined in good faith that the price at which such securities are to be issued and sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount.
For stockholders to approve our ability to sell shares of our common stock below our then current NAV per share, such proposal must be approved by (1) a majority of the outstanding shares of our common stock (as defined in the 1940 Act); and (2) a majority of the outstanding shares of our common stock that are not held by affiliated persons of the Company at a meeting duly called at which a quorum is present.
We are also permitted to sell shares of common stock below NAV per share in rights offerings. Any offering of common stock below NAV per share will be designed to raise capital for investment in accordance with our investment objectives and business strategies.
In making a determination that an offering of common stock below NAV per share is in our and our stockholders’ best interests, our Board of Directors would consider a variety of factors including:
•The effect that an offering below NAV per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;
•The amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined NAV per share;
•The relationship of recent market prices of our common stock to NAV per share and the potential impact of the offering on the market price per share of our common stock;
•Whether the proposed offering price would closely approximate the market value of our shares;

•The potential market impact of being able to raise capital in the then-current financial market;
•The nature of any new investors anticipated to acquire shares in the offering;
•The anticipated rate of return on and quality, type and availability of investments to be funded with the proceeds from the offering, if any; and
•The leverage available to us, both before and after any offering, and the terms thereof.
We did not seek stockholder authorization to issue common stock at a price below net asset value per share at our 2024 annual meeting of stockholders, and we are not expecting to seek such approval at our 2025 annual meeting of stockholders, because our common stock price per share has been trading significantly above the current net asset value per share of our common stock, but we may seek such authorization at future annual meetings or special meetings of stockholders.
Sales by us of our common stock at a discount from NAV pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.
The following three headings and accompanying tables will explain and provide hypothetical examples on the impact of an offering at a price less than NAV per share on three different sets of investors:
•existing stockholders who do not purchase any shares in the offering;
•existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and
•new investors who become stockholders by purchasing shares in the offering.
Impact on Existing Stockholders Who Do Not Participate in the Offering
Our existing stockholders who do not participate, or who are not given the opportunity to participate, in an offering at a price below NAV per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate dilution in the NAV of the shares they hold. Stockholders who do not participate in the offering will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.
The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in four different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.
The examples assume that Company XYZ has 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. Based on these assumptions, the current NAV and NAV per share thus would be $10,000,000 and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commissions (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 250,000 shares (25% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV); and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0.01 per share after offering expenses and commissions (a 100% discount from NAV). The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV.

		Example 1 5% Offering At 5% Discount		Example 2 10% Offering At 10% Discount		Example 3 25% Offering At 20% Discount		Example 4 25% Offering At 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)	—	$10.00	—	$9.47	—	$8.42	—	$0.01	—

		Example 1 5% Offering At 5% Discount		Example 2 10% Offering At 10% Discount		Example 3 25% Offering At 20% Discount		Example 4 25% Offering At 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$0.01	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.60	(4.00)%	$8.00	(20.00)%
Dilution to Nonparticipating Shareholder A
Share Dilution
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—
Percentage Outstanding Held by Stockholder A	1.00%	0.95%	(4.76)%	0.91%	(9.09)%	0.80%	(16.67)%	0.80%	(20.00)%
NAV Dilution
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,000	(4.00)%	$80,000	(20.00)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(4,000)	—	$(20,000)	—
NAV Dilution per Share
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.60	—	$8.00	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—
NAV Dilution per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.40)	—	$(2.00)	—
Percentage NAV Dilution Experienced by Stockholder A (NAV Dilution per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(4.00)%	—	(20.00)%
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(1)Assumes 5% in selling compensation and expenses paid by us.
Impact on Existing Stockholders Who Do Participate in the Offering
Our existing stockholders who participate in an offering at a price below NAV per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, although at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of NAV dilution to such stockholders will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than their proportionate percentage will experience NAV dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience accretion in NAV over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets and voting interests due to the offering. The level of accretion will increase as the excess number of shares purchased by such stockholder increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and the level of discount to NAV increases.

The below examples assume that the issuer has 1,000,000 Shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. Based on these assumptions, the current NAV and NAV per share thus would be $10,000,000 and $10.00, respectively. The following chart illustrates the dilutive and accretive effect in the hypothetical 25% offering at a 20% discount from the prior chart (Example 3) for a stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 1,250 shares, which is 0.5% of an offering of 250,000 shares rather than its 1.0% proportionate share) and (2) 150% of its proportional share of the offering (i.e., 3,750 shares, which is 1.5% of an offering of 250,000 shares rather than its 1.0% proportionate share). The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)	—	$8.42	—	$8.42	—
Net Proceeds per Share to Issuer	—	$8.00	—	$8.00	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	1,000,000	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.60	(4.00)%	$9.60	(4.00)%
Dilution/Accretion to Participating Shareholder A
Share Dilution/Accretion
Shares Held by Stockholder A	10,000	11,250	12.50%	13,750	37.50%
Percentage Outstanding Held by Stockholder A	1.00%	0.90%	(10.00)%	1.10%	10.00%
NAV Dilution/Accretion
Total NAV Held by Stockholder A	$100,000	$108,000	8.00%	$132,000	(0.90)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	—	$110,525	—	$131,575	—
Total Dilution/Accretion to Stockholder A (Total NAV Less Total Investment)	—	$(2,525)	—	$425	—
NAV Dilution/Accretion per Share
NAV per Share Held by Stockholder A	—	$9.60	—	$9.60	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$9.82	(1.76)%	$9.57	(4.31)%
NAV Dilution/Accretion per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.22)	—	$0.03	—
Percentage NAV Dilution/Accretion Experienced by Stockholder A (NAV Dilution/Accretion per Share Divided by Investment per Share)	—	—	(2.28)%	—	(0.90)%
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(1)Assumes 5% in selling compensation and expenses paid by us.
Impact on New Investors
The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new stockholder in the Company in four different hypothetical share offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.
Investors who are not currently stockholders, but who participate in an offering below NAV per share and whose investment per share is greater than the resulting NAV per share due to selling compensation and expenses paid by us will experience an immediate decrease, albeit small, in the NAV of their shares and their NAV per share compared to the price they pay for their shares (Example 1 below). On the other hand, investors who are not currently stockholders, but who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share due to expenses and any commissions paid by us being significantly less than the discount per share, will experience an immediate increase in the NAV of their shares and their NAV per share compared to the price they pay for their shares (Examples 2, 3 and 4 below). These latter investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.
The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (1.00%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.

		Example 1 5% Offering At 5% Discount		Example 2 10% Offering At 10% Discount		Example 3 25% Offering At 20% Discount		Example 4 25% Offering At 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)	—	$10.00	—	$9.47	—	$8.42	—	$0.01	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$0.01	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.60	(4.00)%	$8.00	(20.00)%
Dilution/Accretion to New Investor A
Share Dilution/Accretion
Shares Held by Investor A	—	500	—	10,000	—	10,000	—	10,000	—
Percentage Outstanding Held by Investor A	0.00%	0.05%	—	0.91%	(9.09)%	0.80%	(16.67)%	0.80%	(20.00)%
NAV Dilution/Accretion
Total NAV Held by Investor A	$100,000	$99,800	—	$99,100	(0.90)%	$96,000	(4.00)%	$80,000	(20.00)%
Total Investment by Investor A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution/Accretion to Investor A (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(4,000)	—	$(20,000)	—
NAV Dilution/Accretion per Share
NAV per Share Held by Investor A	—	$9.98	—	$9.91	—	$9.60	—	$8.00	—
Investment per Share Held by Investor A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—
NAV Dilution/Accretion per Share Experienced by Investor A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.40)	—	$(2.00)	—
Percentage NAV Dilution/Accretion Experienced by Investor A (NAV Dilution/Accretion per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(4.00)%	—	(20.00)%
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(1)Assumes 5% in selling compensation and expenses paid by us.

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
We have adopted a dividend reinvestment and direct stock purchase plan (the “Plan”). The direct stock purchase feature of the Plan is designed to provide new investors and existing holders of our common stock with a convenient and economical method to purchase shares of our common stock and is described in more detail in a separate prospectus supplement. The dividend reinvestment feature of the Plan, or the dividend reinvestment plan, provides for the reinvestment of dividends on behalf of our registered stockholders who hold their shares with Equiniti Trust Company, LLC, the Plan Administrator and our transfer agent and registrar, or certain brokerage firms that have elected to participate in our dividend reinvestment plan, unless a stockholder has elected to receive dividends in cash. As a result, if we declare a cash dividend, our registered stockholders (or stockholders holding shares through participating brokerage firms) who have not properly “opted out” of the dividend reinvestment plan will have their cash dividend automatically reinvested into additional shares of our common stock.
No action will be required on the part of a registered stockholder to have their cash dividends reinvested in shares of our common stock. A registered stockholder may elect to receive an entire dividend in cash by notifying the Plan Administrator in writing so that such notice is received by the Plan Administrator no later than three business days before the payment date for a particular dividend to stockholders. The Plan Administrator will set up an account for shares acquired through the dividend reinvestment plan for each registered stockholder who has not elected to receive dividends in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the dividend reinvestment plan, the Plan Administrator will issue a certificate registered in the participant’s name for some of all of the whole shares of our common stock credited to a participant’s account. Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends in cash by notifying their broker or other financial intermediary of their election.
The share requirements of the dividend reinvestment plan may be satisfied through the issuance of new shares of common stock or through open market purchases of common stock by the Plan Administrator. Newly-issued shares will be valued based upon the final closing price of our common stock reported by the NYSE on a valuation date determined for each dividend by our Board of Directors, subject to any discount rate (ranging from 0% to 5%, exclusive of any applicable fees we may pay on your behalf) as we shall determine in our sole discretion. Shares purchased in the open market to satisfy the dividend reinvestment plan requirements will be valued based upon the weighted-average price of the applicable shares purchased by the Plan Administrator, subject to any discount rate (ranging from 0% to 5%, exclusive of any applicable fees we may pay on your behalf) as we shall determine in our sole discretion, before any associated brokerage or other costs.
There will be no brokerage charges or other charges for dividend reinvestment to stockholders who participate in the dividend reinvestment plan. We will pay the Plan Administrator’s fees under the dividend reinvestment plan.
Stockholders who receive dividends in the form of stock generally are subject to the same federal, state and local tax consequences as are stockholders who elect to receive their dividends in cash. A stockholder’s basis for determining gain or loss upon the sale of stock received in a dividend from us will be equal to the total dollar amount of the dividend payable to the stockholder. Any stock received in a dividend will have a holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.
Participants may terminate their accounts under the dividend reinvestment plan by notifying the Plan Administrator via its website at www.equiniti.com by filling out the transaction request form located at the bottom of their statement and sending it to the Plan Administrator at 55 Challenger Road, Floor 2, Ridgefield Park, New Jersey 07660 or by calling the Plan Administrator at 1-800-937-5449.
We may amend, modify, suspend or terminate the Plan, including the dividend reinvestment plan, at any time in our sole discretion. Participants will receive written notice of any material amendment, modification, suspension or termination. All correspondence concerning the plan should be directed to the Plan Administrator by mail at 55 Challenger Road, Floor 2, Ridgefield Park, New Jersey 07660 or by telephone at 1-800-937-5449.

DESCRIPTION OF COMMON STOCK
The following description is based on relevant portions of the Maryland General Corporation Law and on our articles of incorporation and bylaws. This summary may not contain all of the information that is important to you, and we refer you to the Maryland General Corporation Law and our articles of incorporation and bylaws for a more detailed description of the provisions summarized below. We urge you to read the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you related to any shares of our common stock being offered.
Under the terms of our articles of incorporation, our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share. Set forth below is a chart describing the classes of our common stock outstanding as of February 26, 2025:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by us or for Our Account	Amount Outstanding Exclusive of Amounts Shown Under (3)
Common Stock	150,000,000	—	88,556,229
Under our articles of incorporation, our Board of Directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock, and to cause the issuance of such shares, without obtaining stockholder approval. In addition, as permitted by the Maryland General Corporation Law, but subject to the 1940 Act, our articles of incorporation provide that the Board of Directors, without any action by our stockholders, may amend the articles of incorporation from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.
All shares of our common stock have equal voting rights and rights to earnings, assets and distributions, except as described below. When shares are issued, upon payment therefor, they will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of assets legally available therefore. Shares of our common stock have no conversion, exchange, preemptive or redemption rights. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock will elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our articles of incorporation contain such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.
Our articles of incorporation require us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any such capacity, except with respect to any matter as to which such person shall have been finally adjudicated in any proceeding to be liable to us or our stockholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to a proceeding by reason of his or her service in any such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity, except with respect to any matter as to which such person shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in our best interest or to be liable to us or our stockholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. Our bylaws also require that, to the maximum extent permitted by Maryland law, we may pay certain expenses incurred by any such indemnified person in advance of the final disposition of a proceeding.
Maryland law requires a corporation (unless its articles of incorporation provide otherwise, which our articles of incorporation do not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of his or her service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

In addition, we have entered into Indemnity Agreements with our directors and executive officers. The Indemnity Agreements generally provide that we will, to the extent specified in the agreements and to the fullest extent permitted by the 1940 Act and Maryland law as in effect on the day the agreement is executed, indemnify and advance expenses to each indemnitee that is, or is threatened to be made, a party to or a witness in any civil, criminal or administrative proceeding. We will indemnify the indemnitee against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with any such proceeding unless it is established that (i) the act or omission of the indemnitee was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the indemnitee actually received an improper personal benefit, or (iii) in the case of a criminal proceeding, the indemnitee had reasonable cause to believe his or her conduct was unlawful. Additionally, for so long as we are subject to the 1940 Act, no advancement of expenses will be made until (i) the indemnitee provides a security for his or her undertaking, (ii) we are insured against losses arising by reason of any lawful advances, or (iii) the majority of a quorum of our disinterested directors, or independent counsel in a written opinion, determines based on a review of readily available facts that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification. The Indemnity Agreements also provide that if the indemnification rights provided for therein are unavailable for any reason, we will pay, in the first instance, the entire amount incurred by the indemnitee in connection with any covered proceeding and waive and relinquish any right of contribution we may have against the indemnitee. The rights provided by the Indemnity Agreements are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, our articles of incorporation, our bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment or repeal of the Indemnity Agreements will limit or restrict any right of the indemnitee in respect of any action taken or omitted by the indemnitee prior to such amendment or repeal. The Indemnity Agreements will terminate upon the later of (i) ten years after the date the indemnitee has ceased to serve as our director or officer, or (ii) one year after the final termination of any proceeding for which the indemnitee is granted rights of indemnification or advancement of expenses or which is brought by the indemnitee. The above description of the Indemnity Agreements is subject to, and is qualified in its entirety by reference to, all the provisions of the form of Indemnity Agreement. We have also entered into agreements similar to the form of Indemnity Agreement with certain of our non-officer and non-director employees and agents serving as officers, managers, directors and in other similar roles of certain of our subsidiaries and portfolio companies at our request.
We have obtained primary and excess insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.
Provisions of the Maryland General Corporation Law and Our Articles of Incorporation and Bylaws
The Maryland General Corporation Law and our articles of incorporation and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Election of Directors
Our bylaws provide that in uncontested elections, directors are elected by a majority of the votes cast in the election of directors, such that a nominee for director will be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. In a contested election (i.e., the number of nominees exceeds the number of directors to be elected), directors would be elected by a plurality of the votes cast in such election. Pursuant to our corporate governance guidelines, incumbent directors must agree to tender their resignation if they fail to receive the required number of votes for re-election in a case where a majority voting standard is applied, and in such event the Nominating and Corporate Governance Committee of our Board of Directors will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board of Directors. These procedures are described in more detail in our Corporate Governance and Stock Ownership Guidelines, which are available at www.mainstcapital.com under “Governance — Governance Documents” in the “Investors” section of our website. Pursuant to our articles of incorporation and bylaws, our Board of Directors may amend the bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal
Our articles of incorporation provide that the number of directors will be set only by the Board of Directors in accordance with our bylaws. Our bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors. However, unless the bylaws are amended, the number of directors may never be less than one or more than twelve. We have elected to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the Board of Directors. Accordingly, at such time, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act. Our stockholders may remove a director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors.
Action by Stockholders
Under the Maryland General Corporation Law, stockholder action may be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the articles of incorporation provide for stockholder action by less than unanimous written consent, which our articles of incorporation do not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Directors or (3) provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meeting of Stockholders
Our bylaws provide that special meetings of stockholders may be called by our Board of Directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders shall be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Articles of Incorporation and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its articles of incorporation, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its articles of incorporation for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our articles of incorporation generally provide for approval of amendments to our articles of incorporation and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our articles of incorporation also provide that certain amendments and any proposal for our conversion, whether by merger or otherwise, from a closed-end company to an open-end company or any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 75% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by at least 75% of our continuing directors (in addition to approval by our Board of Directors), such amendment or proposal may be approved by the stockholders entitled to cast a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our articles of incorporation as our current directors, as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the Board of Directors.
Our articles of incorporation and bylaws provide that the Board of Directors has the exclusive power to make, alter, amend or repeal any provision of our bylaws.
No Appraisal Rights
Except with respect to appraisal rights that may arise in connection with the Maryland Control Share Acquisition Act, or Control Share Act, discussed below, as permitted by the Maryland General Corporation Law, our articles of incorporation provide that stockholders will not be entitled to exercise appraisal rights.
Control Share Acquisitions
The Control Share Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•one-tenth or more but less than one-third;
•one-third or more but less than a majority; or
•a majority or more of all voting power.
The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.
We are not currently subject to the Control Share Act since our bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be otherwise amended or eliminated at any time in the future. Notwithstanding the foregoing, at least one United States District Court has held that opting into the Control Share Act conflicts with Section 18(i) of the 1940 Act, made applicable to BDCs by Section 61 thereunder. While the same holding may not apply to a BDC that is subject to the Control Share Act unless it opts out, we will amend our bylaws to be subject to the Control Share Act only if the Board of Directors determines that doing so is consistent with Section 18(i) of the 1940 Act and it would be in our best interests in light of (1) our Board of Directors’ fiduciary obligations to us, (2) applicable federal and state law provisions and (3) the particular facts and circumstances surrounding our Board of Directors’ action.
Business Combinations
Under the Maryland Business Combination Act, or the Business Combination Act, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•any person who, directly or indirectly, beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.
A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which such stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has adopted a resolution exempting any business combination between us and any other person from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board of Directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution, however, may be altered or repealed in whole or in part at any time. If these resolutions are repealed, or the Board of Directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Conflict with 1940 Act
Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, or any provision of our articles of incorporation or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
DESCRIPTION OF PREFERRED STOCK
Our articles of incorporation authorize our Board of Directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the Board of Directors is required by Maryland law and by our articles of incorporation to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our securities or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our securities and before any purchase of securities is made, such preferred stock together with all other senior securities must not exceed an amount equal to 66-2/3% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a business development company. Further, the 1940 Act requires that any distributions we make on preferred stock be cumulative. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.
For any class or series of preferred stock that we may issue, our Board of Directors will determine and the articles supplementary and the prospectus supplement relating to such class or series will describe:
•the designation and number of shares of such class or series;
•the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such class or series, as well as whether such dividends are participating or non-participating;
•any provisions relating to convertibility or exchangeability of the shares of such class or series, including adjustments to the conversion price of such class or series;
•the rights and preferences, if any, of holders of shares of such class or series upon our liquidation, dissolution or winding up of our affairs;
•the voting powers, if any, of the holders of shares of such class or series;
•any provisions relating to the redemption of the shares of such class or series;
•any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such class or series are outstanding;
•any conditions or restrictions on our ability to issue additional shares of such class or series or other securities;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other relative powers, preferences and participating, optional or special rights of shares of such class or series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board of Directors, and all shares of each class or series of preferred stock will be identical and of equal rank except as to the dates from which cumulative dividends, if any, thereon will be cumulative. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any preferred stock being offered, as well as the complete articles supplementary that contain the terms of the applicable class or series of preferred stock.
DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. Our common stockholders will indirectly bear the expenses of such subscription rights offerings, regardless of whether our common stockholders exercise any subscription rights.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
•the title of such subscription rights;
•the exercise price or a formula for the determination of the exercise price for such subscription rights;
•the number or a formula for the determination of the number of such subscription rights issued to each stockholder;
•the extent to which such subscription rights are transferable;
•if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•the date on which the right to exercise such subscription rights would commence, and the date on which such rights shall expire (subject to any extension);
•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;
•if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and
•any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.
Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby or another report filed with the SEC. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void. We have not previously completed such an offering of subscription rights.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting or other arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES
We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the debt securities.
Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. A copy of the form of indenture is attached to the registration statement of which this prospectus is a part. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” for information on how to obtain a copy of the indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered including:
•the designation or title of the series of debt securities;
•the total principal amount of the series of debt securities;
•the percentage of the principal amount at which the series of debt securities will be offered;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
•the place or places of payment, transfer, conversion and/or exchange of the debt securities;
•the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);
•the provision for any sinking fund;
•any restrictive covenants;
•any Events of Default;
•whether the series of debt securities are issuable in certificated form;
•any provisions for defeasance or covenant defeasance;
•any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•whether the debt securities are subject to subordination and the terms of such subordination;
•whether the debt securities are secured and the terms of any security interests;
•the listing, if any, of the debt securities on a securities exchange; and
•any other terms of the debt securities.
The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we are permitted, as a BDC, to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% (or 150% if certain requirements are met) after each issuance of debt. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.
The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series, unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities only in book-entry form represented by global securities.

Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you in this “Description of Our Debt Securities,” we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle a request for the holders’ consent, if ever required;
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;
•how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•An investor cannot cause the debt securities to be registered in his or her name and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.
•An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.
•An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.
•An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.
•The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.
•If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

•An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.
•DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.
•Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations when a Global Security will be Terminated
If a global security is terminated, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “Issuance of Securities in Registered Form” above.
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest (either in cash or by delivery of additional indenture securities, as applicable) to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Special Considerations for Global Securities.”
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, at our option, we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the interest due date.

Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the applicable prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following:
•We do not pay the principal of, or any premium on, a debt security of the series within five days of its due date;
•We do not pay interest on a debt security of the series within 30 days of its due date;
•We do not deposit any sinking fund payment in respect of debt securities of the series within five days of its due date;
•We remain in breach of a covenant in respect of debt securities of the series (other than breaches described elsewhere in this list) for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of outstanding debt securities of the series;
•We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur;
•Any series of debt securities issued under the indenture has an asset coverage, as such term is defined in the 1940 Act, of less than 100 per centum on the last business day of each of twenty-four consecutive calendar months, giving effect to any exemptive relief granted to us by the SEC; or
•Any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) all Events of Default have been cured or waived.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•You must give your trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;
•The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;
•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•The holders of a majority in principal amount of the outstanding debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:
•in respect of the payment of principal, any premium or interest or
•in respect of a covenant that cannot be modified or amended without the consent of each holder.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.
Merger or Consolidation
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•Where we merge out of existence or sell our assets, the resulting or transferee entity must agree to be legally responsible for our obligations under the debt securities;
•The merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;
•We must deliver certain certificates and documents to the trustee; and
•We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•change the stated maturity of the principal of, or interest on, a debt security or the terms of any sinking fund with respect to any security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;

•adversely affect any right of repayment at the holder’s option;
•change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;
•impair your right to sue for payment;
•adversely affect any right to convert or exchange a debt security in accordance with its terms;
•modify the subordination provisions in the indenture in a manner that is adverse to holders of the outstanding debt securities;
•reduce the percentage of holders of outstanding debt securities whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of outstanding debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults or reduce the percentage of holders of outstanding debt securities required to satisfy quorum or voting requirements at a meeting of holders;
•modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, or the waiver of certain covenants; and
•change any obligation we have to pay additional amounts.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of outstanding that series.
•If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount outstanding of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.
•For debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement.
•For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieved covenant defeasance and your debt securities were subordinated as described under “Indenture Provisions — Subordination” below, such subordination would not prevent the Trustee from applying due funds available to it from the deposit described in the first bullet below to the payment of amounts in respect of such debt securities. In order to achieve covenant defeasance, we must do the following:
•We must irrevocably deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments.
•We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit.
•We must deliver to the trustee a legal opinion of our counsel and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
•Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.
•No default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.
•Satisfy the conditions for covenant defeasance contained in any supplemental indentures.
If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal tax law or we obtain an IRS ruling, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•We must irrevocably deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments.
•We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.
•We must deliver to the trustee a legal opinion of our counsel and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
•Defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments.
•No default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.
•Satisfy the conditions for full defeasance contained in any supplemental indentures.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If your debt securities were subordinated as described below under “Indenture Provisions — Subordination,” such subordination would not prevent the Trustee from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•only in fully registered certificated form,
•without interest coupons, and
•unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination of each resulting debt security is greater than the minimum denomination for such securities.
Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions — Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any, on) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Designated Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any, on) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Designated Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Designated Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Designated Senior Indebtedness or on their behalf for application to the payment of all the Designated Senior Indebtedness remaining unpaid until all the Designated Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Designated Senior Indebtedness. Subject to the payment in full of all Designated Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Designated Senior Indebtedness to the extent of payments made to the holders of the Designated Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Designated Senior Indebtedness. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
Designated Senior Indebtedness is defined in the indenture as the principal of (and premium, if any, on) and unpaid interest on:
•our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Designated Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Designated Senior Indebtedness), and
•renewals, extensions, modifications and refinancings of any of this indebtedness.
If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Designated Senior Indebtedness and of our other indebtedness outstanding as of a recent date.

Secured Indebtedness
Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. In the event of a distribution of our assets upon our insolvency, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.
The Trustee under the Indenture
The Bank of New York Mellon Trust Company, N.A. will serve as the trustee under the indenture.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our shares. This summary does not purport to be a complete description of the U.S. federal income tax considerations applicable to such an investment. For example, we have not described tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, and financial institutions. This summary assumes that investors hold our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (“IRS”) regarding this offering. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.
If we issue preferred stock that may be convertible into or exercisable or exchangeable for securities or other property or preferred stock with other terms that may have different U.S. federal income tax consequences than those described in this summary, the U.S. federal income tax consequences of such preferred stock will be described in the relevant prospectus supplement. This summary does not discuss the consequences of an investment in our subscription rights or debt securities. The U.S. federal income tax consequences of such an investment will be discussed in the relevant prospectus supplement.
A “U.S. stockholder” generally is a beneficial owner of shares of our common stock who is for U.S. federal income tax purposes:
•A citizen or individual resident of the United States;
•A corporation or other entity treated as a corporation, for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•A trust if a court within the United States is asked to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantive decisions of the trust; or
•A trust or an estate, the income of which is subject to U.S. federal income taxation regardless of its source.
A “Non-U.S. stockholder” generally is a beneficial owner of shares of our common stock that is not a U.S. stockholder.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner of a partnership holding shares of our common stock should consult his, her or its tax advisers with respect to the purchase, ownership and disposition of shares of our common stock.

Tax matters are very complicated, and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.
Taxation as a Regulated Investment Company
MSCC has elected to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Code. MSCC’s taxable income includes the taxable income generated by MSCC and certain of its subsidiaries, including the Funds, which are treated as disregarded entities for tax purposes. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on any income that we distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax treatment, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our net ordinary taxable income plus the excess of realized net short-term capital gains over realized net long-term capital losses, and 90% of our tax-exempt income (the “Annual Distribution Requirement”). As part of maintaining RIC status, undistributed taxable income (subject to a 4% non-deductible U.S. federal excise tax) pertaining to a given fiscal year may be distributed up to 12 months subsequent to the end of that fiscal year, provided such dividends are declared on or prior to the later of (i) filing of the U.S. federal income tax return for the applicable fiscal year or (ii) the fifteenth day of the ninth month following the close of the year in which such taxable income was generated.
For any taxable year in which we qualify as a RIC and satisfy the Annual Distribution Requirement, we will not be subject to U.S. federal income tax on the portion of our income or capital gains we distribute (or are deemed to distribute) to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to our stockholders.
We are subject to a 4% non-deductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary taxable income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending December 31 in that calendar year and (3) any taxable income recognized, but not distributed, in preceding years on which we paid no U.S. federal income tax (the “Excise Tax Avoidance Requirement”). Dividends declared and paid by us in a year will generally differ from taxable income for that year as such dividends may include the distribution of current year taxable income, exclude amounts carried over into the following year, and include the distribution of prior year taxable income carried over into and distributed in the current year. For amounts we carry over into the following year, we will be required to pay the 4% U.S. federal excise tax based on 98% of our annual taxable income and 98.2% of our capital gain net income in excess of distributions for the year.
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•continue to qualify as a BDC under the 1940 Act at all times during each taxable year;
•derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities, loans, gains from the sale of stock or other securities, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to our business of investing in such stock or securities (the “90% Income Test”); and
•diversify our holdings so that at the end of each quarter of the taxable year:
•at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and
•no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, (i) of one issuer, (ii) of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) of certain “qualified publicly traded partnerships” (collectively, the “Diversification Tests”).

In order to comply with the 90% Income Test, we formed the Taxable Subsidiaries as wholly owned taxable subsidiaries for the primary purpose of permitting us to own equity interests in portfolio companies which are “pass-through” entities for tax purposes. Absent the taxable status of the Taxable Subsidiaries, a portion of the gross income from such portfolio companies would flow directly to us for purposes of the 90% Income Test. To the extent such income did not consist of income derived from securities, such as dividends and interest, it could jeopardize our ability to qualify as a RIC and, therefore cause us to incur significant U.S. federal income taxes. The Taxable Subsidiaries are consolidated with Main Street for generally accepted accounting principles in the United States of America (“U.S. GAAP”) purposes and are included in our consolidated financial statements, and the portfolio investments held by the Taxable Subsidiaries are included in our consolidated financial statements. The Taxable Subsidiaries are not consolidated with Main Street for income tax purposes and may generate income tax expense, or benefit, as a result of their ownership of the portfolio investments. The income tax expense, or benefit, if any, and any related tax assets and liabilities, are reflected in our consolidated financial statements.
The External Investment Manager is accounted for as a portfolio investment for U.S. GAAP purposes and is an indirect wholly owned subsidiary of MSCC, owned through a Taxable Subsidiary. The External Investment Manager is owned by a Taxable Subsidiary in order to allow us to comply with the 90% Income Test, since the External Investment Manager’s income would likely not consist of income derived from securities, such as dividends and interest, and as a result, if held directly by us, it could jeopardize our ability to qualify as a RIC, and therefore cause us to incur significant U.S. federal income taxes. As it is wholly-owned by a Taxable Subsidiary, the External Investment Manager is disregarded for tax purposes. The External Investment Manager has also entered into a tax sharing agreement with its Taxable Subsidiary owner. Since the External Investment Manager is accounted for as a portfolio investment of MSCC and is not included as a consolidated subsidiary of MSCC in MSCC’s consolidated financial statements, and as a result of the tax sharing agreement with its Taxable Subsidiary owner, for its stand-alone financial reporting purposes the External Investment Manager is treated as if it is taxed at normal corporate tax rates based on its taxable income and, as a result of its activities, may generate income tax expense or benefit. The income tax expense, or benefit, if any, and the related tax assets and liabilities, of the External Investment Manager are reflected in the External Investment Manager’s separate financial statements.
We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments issued with warrants and debt securities invested in at a discount to par), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash such as PIK interest, cumulative dividends or amounts that are received in non-cash compensation such as warrants or stock. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.
Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders in certain circumstances while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Regulation — Regulation as a Business Development Company — Senior Securities” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our deductible expenses in a given taxable year exceed our investment company taxable income, we may incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its shareholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for several taxable years that we are required to distribute and that is taxable to U.S. stockholders even if such taxable income is greater than the net income we actually earn during those taxable years.
For federal income tax purposes, we are generally permitted to carry forward a net capital loss in any taxable year to offset our own capital gains, if any. These amounts are available to be carried forward to offset future capital gains to the extent permitted by the Code and applicable tax regulations. Any such loss carryforwards will retain their character as short-term or long-term. In the event that we were to experience an ownership change as defined under the Code, our capital loss carryforwards and other favorable tax attributes, if any, may be subject to limitation.
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (3) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (4) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (5) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (6) cause us to recognize income or gain without receipt of a corresponding cash payment, (7) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (8) adversely alter the characterization of certain complex financial transactions and (9) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that we will be eligible for any such tax elections or that any adverse effects of these provisions will be mitigated.
We may distribute taxable dividends that are payable in part in our stock. Under certain applicable provisions of the Code and the U.S. Department of Treasury (“Treasury”) regulations, distributions payable by us in cash or in shares of stock (at the stockholder’s election) would satisfy the Annual Distribution Requirement. The Internal Revenue Service has issued guidance indicating that this rule will apply even where the total amount of cash that may be distributed is limited to no more than 20% of the total distribution. According to this guidance, if too many stockholders elect to receive their distributions in cash, each such stockholder would receive a pro rata share of the total cash to be distributed and would receive the remainder of their distribution in shares of stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend (whether received in cash, our stock, or a combination thereof) as (i) ordinary income (including any qualified dividend income that, in the case of a noncorporate stockholder, may be eligible for the same reduced maximum tax rate applicable to long-term capital gains to the extent such distribution is properly reported by us as qualified dividend income and such stockholder satisfies certain minimum holding period requirements with respect to our stock), or (ii) long-term capital gain (to the extent such distribution is properly reported as a capital gain dividend), to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. stockholder sells the stock it receives in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our stock.
The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.

Taxation of U.S. Stockholders
Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a maximum tax rate of 20.0% (plus the 3.8% Medicare surtax discussed below, if applicable). In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the 20.0% (plus the 3.8% Medicare surtax, if applicable) maximum rate applicable to Qualifying Dividends. Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains that are currently taxable at a maximum rate of 20.0% (plus the 3.8% Medicare surtax, if applicable) in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.
Certain distributions reported by us as Section 163(j) interest dividends may be treated as interest income by U.S. stockholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the U.S. stockholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that we are eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over the sum of our (i) business interest expense and (ii) other deductions properly allocable to our business interest income.
We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but to designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. Because we expect to pay tax on any retained capital gains at our regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual U.S. stockholders will be treated as having paid will exceed the tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s cost basis for his, her or its common stock. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”
If a stockholder reinvests our distributions in additional shares, such stockholder will generally be subject to the same U.S. federal, state and local tax consequences as if it had received a distribution in cash and, for this purpose, a stockholder receiving a distribution in the form of additional shares will generally be treated as receiving a distribution in the amount of cash that the stockholder would have received if it had elected to receive the distribution in cash. If we issue additional shares with a fair market value equal to or greater than net asset value, however, the stockholder will be treated as receiving a distribution in the amount of the fair market value of the distributed shares. Any such additional shares will have a tax basis equal to the amount treated as a distribution for U.S. federal income tax purposes. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the stockholder’s account.
In any fiscal year, we may elect to make distributions to our stockholders in excess of our taxable earnings for that fiscal year. As a result, a portion of those distributions may be deemed a return of capital to our stockholders.

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such month and actually paid during January of the following year, will be treated as if it had been received by our U.S. stockholders on December 31 of the year in which the dividend was declared.
If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.
The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, while we have preferred stock outstanding, we intend to allocate capital gain dividends, if any, between our common stock and preferred stock in proportion to the total dividends paid to each class with respect to such tax year.
A stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.
In general, individual U.S. stockholders currently are subject to a maximum U.S. federal income tax rate of 20.0% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. In addition, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% Medicare surtax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21.0% rate also applied to ordinary income. Non-corporate stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate stockholders generally may not deduct any net capital losses for a year but may carryback such losses for three years or carry forward such losses for five years.
The Code requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC, to the IRS and to taxpayers. U.S. stockholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.
We, or the applicable withholding agent, will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the Internal Revenue Service (including the amount of dividends, if any, eligible for the 20.0% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.

We may be required to withhold U.S. federal income tax (“backup withholding”) from all taxable distributions to any U.S. stockholder that is not otherwise exempt (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability, provided that proper information is provided to the IRS.
Under Treasury regulations, if a U.S. stockholder recognizes a loss with respect to shares of $2 million or more for an individual U.S. stockholder or $10 million or more for a corporate U.S. stockholder, the U.S. stockholder must file with the IRS a disclosure statement on IRS Form 8886. Direct owners of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Taxation of Non-U.S. Stockholders
Whether an investment in the shares is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares by a Non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisers before investing in our common stock.
Distributions of our “investment company taxable income” to Non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. stockholders directly) will be subject to withholding of U.S. federal tax at a 30.0% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder, and, if an income tax treaty applies, attributable to a permanent establishment in the United States, we will not be required to withhold U.S. federal tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers).
We generally are not required to withhold any amounts with respect to certain distributions of (i) U.S. source interest income, and (ii) net short term capital gains in excess of net long term capital losses, in each case to the extent we properly reported such distributions and certain other requirements were satisfied. We anticipate that a portion of our distributions will be eligible for this exemption from withholding; however, we cannot determine what portion of our distributions (if any) will be eligible for this exception until after the end of our taxable year. No certainty can be provided that any of our distributions will be reported as eligible for this exception.
Actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of our common stock, will not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States.
If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30.0% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares may not be appropriate for a Non-U.S. stockholder.

A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in jurisdictions that have entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. stockholder and the status of the intermediaries through which it holds our common stock, a Non-U.S. stockholder could be subject to this 30% withholding tax with respect to distributions on our common stock. Under certain circumstances, a Non-U.S. stockholder might be eligible for refunds or credits of such taxes.
Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.
Failure to Qualify as a RIC
If we fail to satisfy the 90% Income Test or the Diversification Tests for any taxable year, we may nevertheless continue to qualify as a RIC for such year if certain relief provisions are applicable (which may, among other things, require us to pay certain corporate-level U.S. federal taxes or to dispose of certain assets).
If we were unable to qualify for treatment as a RIC and the foregoing relief provisions are not applicable, we would be subject to tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would they be required to be made. If we were subject to tax on all of our taxable income at regular corporate rates, then distributions we make after being subject to such tax would be taxable to our stockholders and, provided certain holding period and other requirements were met, could qualify for treatment as “qualified dividend income” eligible for the maximum 20% rate (plus a 3.8% Medicare surtax, if applicable) applicable to qualified dividends to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate taxpayers would be eligible for a dividends-received deduction on distributions they receive. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. To requalify as a RIC in a subsequent taxable year, we would be required to satisfy the RIC qualification requirements for that year and dispose of any earnings and profits from any year in which we failed to qualify as a RIC. Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the nonqualifying year, we could be subject to tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized within the subsequent five years, unless we made a special election to pay corporate-level U.S. federal income tax on such built-in gain at the time of our requalification as a RIC.
REGULATION
We are subject to regulation as described in “Item 1. Business  —  Regulation” of our most recent Annual Report on Form 10-K, which is incorporated by reference herein.

PLAN OF DISTRIBUTION
We may offer, from time to time in one or more offerings or series, our common stock, preferred stock, subscription rights or debt securities in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts offerings or a combination of these methods. We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering by us, through or without agents or through a combination of any such methods of sale. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options to purchase additional securities under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions and discounts or agency fees paid, must equal or exceed the net asset value per share of our common stock at the time of the offering except (a) in connection with a rights offering to our existing stockholders, (b) with the consent of the majority of our common stockholders or (c) under such circumstances as the SEC may permit. See “Risk Factors — Risks Relating to Our Securities — Stockholders may incur dilution if we sell shares of our common stock in one or more offerings at prices below the then current net asset value per share of our common stock or issue securities to subscribe to, convert to or purchase shares of our common stock” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, for a discussion of proposals approved by our stockholders that permit us to issue shares of our common stock below net asset value. The price at which securities may be distributed may represent a discount from prevailing market prices.
In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of our securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us, and any profit realized by them on the resale of our securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described in the applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in our common stock, preferred stock, subscription rights or debt securities, as applicable, on the New York Stock Exchange in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR
Our securities are held under custody agreements by Amegy Bank National Association, whose address is 1801 Main Street, 8th Floor, Houston, Texas 77002, Branch Banking and Trust Company, whose address is 5130 Parkway Plaza Boulevard, Charlotte, North Carolina 28217 and Citibank, N.A., whose address is 388 Greenwich Street, New York, New York 10013. Equiniti Trust Company, LLC acts as our transfer agent, distribution paying agent and registrar. The principal business address of our transfer agent is 55 Challenger Road, Floor 2, Ridgefield Park, New Jersey 07660, telephone number: 1-800-937-5449.

BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of our business. When necessary, our investment team is primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. We do not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While we will generally seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, we may select a broker based partly upon brokerage or research services provided to us. In return for such services, we may pay a higher commission than other brokers would charge if we determine in good faith that such commission is reasonable in relation to the services provided.
We also pay brokerage commissions incurred in connection with open-market purchases of our publicly traded securities from time to time, including pursuant to our dividend reinvestment plan.
We did not pay significant brokerage commissions during the three years ended December 31, 2024 in connection with the acquisition and/or disposal of our investments.
LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed upon for us by Dechert LLP, Washington, DC. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The consolidated financial statements, financial highlights, senior securities table, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
Grant Thornton LLP, located at principal business address 171 N. Clark Street, Chicago, Illinois 60601, serves as the Company’s independent registered public accounting firm, providing audit services.
AVAILABLE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. This information is also available free of charge by contacting us at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056 or by telephone at (713) 350-6000 or on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement, and you should not consider that information to be part of this prospectus or any prospectus supplement.

INCORPORATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus our filings listed below, which have been previously filed with the SEC, and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of those securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement, and other information previously filed with the SEC.
This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025;
•those portions of our Definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders, filed with the SEC on March 25, 2024, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023;
•our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 16, 2025 and February 25, 2025; and
•any description of shares of our common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.
To obtain copies of these filings, free of charge, see “Available Information.”
PRIVACY NOTICE
We are committed to protecting your privacy. This privacy notice explains the privacy policies of Main Street and its affiliated companies. This notice supersedes any other privacy notice you may have received from Main Street, and its terms apply both to our current stockholders and to former stockholders as well.
We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, and number of shares you hold. This information is used only so that we can send you annual reports and other information about us and send you proxy statements or other information required by law.
We do not share this information with any non-affiliated third party except as described below.
•The People and Companies that Make Up Main Street. It is our policy that only our authorized employees who need to know your personal information will have access to it. Our personnel who violate our privacy policy are subject to disciplinary action.
•Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.
•Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

Up to 1,000,000 Shares
Common Stock

PROSPECTUS SUPPLEMENT

March 4, 2025